    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1996


                                                       REGISTRATION NO. 333-8379

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                          KEEBLER CORPORATION, ISSUER
                                KEEBLER COMPANY
                          SHAFFER, CLARKE & CO., INC.
                         JOHNSTON'S READY-CRUST COMPANY
                            EMERALD INDUSTRIES, INC.
                             ATHENS PACKAGING, INC.
                             KEEBLER LEASING CORP.
                            BAKE-LINE PRODUCTS, INC.
                            SUNSHINE BISCUITS, INC.
                             STEAMBOAT CORPORATION
                          ILLINOIS BAKING CORPORATION
                       KEEBLER COOKIE AND CRACKER COMPANY
                              HOLLOW TREE COMPANY
                       KEEBLER COMPANY/PUERTO RICO, INC.
                               KEEBLER H.C., INC.
                       KEEBLER-GEORGIA, INC., GUARANTORS
             (Exact name of Registrant as specified in its charter)

            DELAWARE                            2052                           36-3839556
            DELAWARE                (Primary Standard Industrial               36-1894790
            DELAWARE                Classification Code Number)                13-2948476
            DELAWARE                                                           36-3110530
            DELAWARE                                                           62-1350629
            GEORGIA                                                            36-3840961
            DELAWARE                                                           13-3869240
            ILLINOIS                                                           36-2318208
            DELAWARE                                                           11-2111159
            GEORGIA                                                            36-2801224
            DELAWARE                                                           36-2589168
             NEVADA                                                            36-2590868
            DELAWARE                                                           36-3027531
            DELAWARE                                                           36-2689289
            ILLINOIS                                                           36-3756201
            GEORGIA                                                            35-2781281
(State or other jurisdiction of                                             (I.R.S. Employer
 incorporation or organization)                                           Identification No.)

                              -------------------
                              ONE HOLLOW TREE LANE
                            ELMHURST, ILLINOIS 60126
                                 (630) 833-2900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              -------------------
                                  SAM K. REED
                            CHIEF EXECUTIVE OFFICER
                              KEEBLER CORPORATION
                              ONE HOLLOW TREE LANE
                            ELMHURST, ILLINOIS 60126
                                 (630) 833-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                                   COPIES TO:
                                 JOHN B. TEHAN
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 455-2000
                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction 6, check the following box. / /
                              -------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              KEEBLER CORPORATION
                             CROSS REFERENCE SHEET
           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K
               SHOWING LOCATION IN PROSPECTUS OF THE INFORMATION
                         REQUIRED BY PART I OF FORM S-4


  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....  Outside Front Cover Page; Cross Reference
                                                     Sheet; Inside Front Cover Page

  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Inside Front Cover Page; Outside Back Cover
                                                     Page
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..............  Prospectus Summary; Risk Factors; Selected
                                                     Historical Consolidated Financial Data
  4.  Terms of the Transaction...................  The Exchange Offer; Certain United States
                                                     Federal Income Tax Consequences;
                                                     Description of Exchange Notes
  5.  Pro Forma Financial Information............  Prospectus Summary; Pro Forma Consolidated
                                                     Financial Statements
  6.  Material Contracts with the Company Being
      Acquired...................................  Not Applicable
  7.  Additional Information Required for
        Reoffering by Persons and Parties Deemed
      to be Underwriters.........................  Not Applicable
  8.  Interest of Named Experts and Counsel......  Not Applicable
  9.  Disclosure of Commission Position on
        Indemnification for Securities Act
      Liabilities................................  Not Applicable
 10.  Information with Respect to S-3
      Registrants................................  Not Applicable
 11.  Incorporation of Certain Information by
      Reference..................................  Not Applicable
 12.  Information with Respect to S-2 or S-3
      Registrants................................  Not Applicable
 13.  Incorporation of Certain Information by
      Reference..................................  Not Applicable
 14.  Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants..........  Prospectus Summary; The Acquisitions;
                                                     Capitalization; Selected Consolidated
                                                     Historical Financial Data; Management's
                                                     Discussion and Analysis of Financial
                                                     Condition and Results of Operations;
                                                     Business; Management; Principal
                                                     Stockholders; Certain Related
                                                     Transactions; Description of Senior
                                                     Credit Facility and the UB Note;
                                                     Description of Exchange Notes; Book
                                                     Entry; Delivery and Form; Plan of
                                                     Distribution; Exchange and Registration
                                                     Rights Agreement; Legal Matters; Experts;
                                                     Available Information; Glossary;
                                                     Consolidated Financial Statements.
 15.  Information with Respect to S-3
      Companies..................................  Not Applicable
 16.  Information with Respect to S-2 or S-3
      Companies..................................  Not Applicable
 17.  Information with Respect to Companies Other
      than S-2 or S-3 Companies..................  Not Applicable
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited.........  Not Applicable
 19.  Information if Proxies, Consents or
        Authorizations are not to be Solicited or
        in an Exchange Offer.....................  Management; The Exchange Offer; Certain
                                                     Related Transactions

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1996



PROSPECTUS
OCTOBER  , 1996


[HOLLOW TREE
  LOGO]                                                              [LOGO]
                              KEEBLER CORPORATION
                               OFFER TO EXCHANGE
 $125,000,000 OF ITS 10 3/4% SENIOR SUBORDINATED NOTES DUE 2006 WHICH ARE FULLY
  AND UNCONDITIONALLY GUARANTEED BY THE RESTRICTED SUBSIDIARIES AND WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ITS OUTSTANDING 10 3/4% SENIOR SUBORDINATED NOTES DUE 2006 WHICH ARE FULLY AND UNCONDITIONALLY GUARANTEED
                          BY THE RESTRICTED SUBSIDIARIES.

                              -------------------


   THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 22, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE").


   Keebler Corporation (the "Company") hereby offers to exchange (the "Exchange Offer") up to $125,000,000 in aggregate principal amount of its new 10 3/4% Senior Subordinated Notes due 2006 (the "Exchange Notes") for $125,000,000 in aggregate principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2006 (the "Notes").

   The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Notes for which they may be exchanged pursuant to this offer, except that the Exchange Notes will be freely transferable by holders thereof (other than as provided below) and are issued free from any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Notes and contain terms which are identical in all material respects to the terms of the Notes that are to be exchanged therefor.

   On January 26, 1996, the Company was acquired (the "Keebler Acquisition") by INFLO Holdings Corporation, a corporation jointly controlled by Artal Luxembourg S.A. ("Artal") and Flowers Industries, Inc. ("Flowers"). On June 4, 1996, the Company purchased Sunshine Biscuits, Inc. (the "Sunshine Acquisition"; which together with the Keebler Acquisition, are herein referred to as the "Acquisitions"). The Notes were sold to refinance certain indebtedness incurred in connection with the Keebler Acquisition. See "The Acquisitions" and "Use of Proceeds."

   Interest on the Exchange Notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1997, at the rate of 10 3/4% per annum. The Exchange Notes will mature on July 1, 2006. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, on or after July 1, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, on or prior to July 1, 1999, at the option of the Company, up to 35% of the aggregate original principal amount of the Exchange Notes may be redeemed at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption, with the proceeds of one or more Public Equity Offerings (as defined in "Description of Exchange Notes--Certain Definitions"); provided, that at least 65% of the original aggregate principal amount of the Exchange Notes remains outstanding following any such redemption. See "Description of Exchange Notes--Optional Redemption." The Exchange Notes will not be subject to any mandatory sinking fund. Upon the occurrence of a Change of Control (as defined in "Description of Exchange Notes--Certain Definitions"), holders of the Exchange Notes will have the right to require the Company to repurchase their Exchange Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase. There can be no assurance that upon the occurrence of a Change of Control the Company will have, or will have access to, sufficient funds to repurchase the Exchange Notes in this manner. See "Description of Exchange Notes--Certain Covenants--Change of Control."

   The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Notes--Certain Definitions") of the Company (which includes all indebtedness under the Senior Credit Facility (as defined in "Summary--The Company--The Keebler Acquisition")) and will rank senior in right of payment to all future Subordinated Indebtedness (as defined in "Description of Exchange Notes--Certain Definitions") of the Company. The Exchange Notes are guaranteed by all existing and future Restricted Subsidiaries (as defined in "Description of Exchange Notes--Certain Definitions") of the Company, which guarantees are subordinate in right of payment to all existing Senior Indebtedness of the Company and the Company's Restricted Subsidiaries. As of July 13, 1996, Senior Indebtedness of the Company was $326.0 million.

   The Notes were issued and sold on June 25, 1996 in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy certain of the obligations of the Company and the Guarantors (as defined in "Description of Exchange Notes--Certain Definitions") under a registration rights agreement relating to the Notes. See "The Exchange Offer--Purpose of the Exchange Offer." The Company is making the Exchange Offer in reliance upon an interpretation by the staff of the Securities and Exchange Commission set forth in a series of no-action letters issued to third parties. Based on such interpretation, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the staff of the Securities and Exchange Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal relating to the Exchange Offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 180 days after the Expiration Date (as defined in "The Exchange Offer--Expiration Date; Extention; Termination; Amendments"), make copies of this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

   The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange. The date of acceptance and exchange of the Notes (the "Exchange Date") will be the first business day following the Expiration Date. Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Company will pay all expenses incident to the Exchange Offer. The Company will not receive any proceeds from the Exchange Offer.
                              -------------------

   SEE "RISK FACTORS," BEGINNING ON PAGE 13, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                                OCTOBER  , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

    The Company and the Guarantors filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company, the Guarantors and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the web site (http://www.sec.gov.) maintained by the Commission and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission.

    The Company is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon completion of the Exchange Offer, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission. In addition, pursuant to the Indenture covering the Notes and the Exchange Notes, the Company has agreed to file with the Commission and provide to the Noteholders the annual reports and the information, documents and other reports otherwise required pursuant to
Section 13 of the Exchange Act. Such requirements may be satisfied through the filing and provision of such documents and reports which would otherwise be required pursuant to Section 13 in respect of the Company.


    UNTIL JANUARY 20, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, the statements under "Summary-- Keebler Strategy," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Keebler Strategy--Cost Reductions," "--History of Sunshine," "-- Keebler's Acquisition of Sunshine," "--Environmental," and "--Litigation" and located elsewhere herein regarding the Company's financial position, cost cutting plans and plans to take advantage of synergies, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors". All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                    SUMMARY


    The following summary is qualified in its entirety by and should be read in conjunction with, the more detailed financial and other information contained elsewhere in this Prospectus. Noteholders are urged to read this Prospectus in its entirety. All references to "Sunshine" shall mean Sunshine Biscuits, Inc., unless the context requires otherwise. All references to "Keebler" shall mean UB Investments US Inc. ("UBIUS") and its consolidated subsidiaries, which was renamed Keebler Corporation subsequent to its acquisition by INFLO Holdings Corporation ("INFLO") but shall exclude Sunshine, unless the context requires otherwise. All references to the "Company" shall mean Keebler Corporation and its consolidated subsidiaries (including Sunshine), unless the context requires otherwise. Unless otherwise noted, references to fiscal 1993, 1994 and 1995 or the 1993, 1994 and 1995 fiscal years of the Company or Keebler are to the fiscal years ended January 1, 1994, December 31, 1994 and December 30, 1995, respectively. Reference to Sunshine's 1994, 1995 and 1996 fiscal years or fiscal 1994, 1995 and 1996 of Sunshine are to Sunshine's fiscal years ended March 31, 1994, 1995 and 1996, respectively.


    Unless stated otherwise, figures provided for market share percentages and rank in any market are based on retail sales (measured by weight) in 1995, as reported by Information Resources, Inc., a service which tracks retail sales through scanner data in grocery stores with annual revenue greater than $2.0 million dollars ("IRI"). In those instances where market share data is stated to be based on dollar sales, these dollar sales represent retail sales (measured in dollars) in 1995 as reported by IRI. The IRI data exclude sales through other channels in which the Company has a lesser position and, therefore, may overstate the Company's share of the overall cookie and cracker market. See "Business--Keebler Strategy--Targeted Marketing Strategy--Expand Non-supermarket Business."

                                  THE COMPANY


    The Company is the second largest cookie and cracker manufacturer in the United States with a 23.2% share of the retail cookie and cracker market (including private label sales) for the year ended December 31, 1995. The Company had approximately $2.1 billion in gross sales in fiscal 1995 on a pro forma basis including the gross sales of Keebler and Sunshine (excluding sales of Keebler's salty snacks business). Keebler alone was the second largest cookie and cracker manufacturer in the United States with a 16.4% share of the retail cookie and cracker market (including private label sales) in 1995. Sunshine alone was the third largest cookie and cracker manufacturer in the United States with a 6.8% market share in 1995. The Company produces and markets nine of the top 25 selling cookies and ten of the top 25 selling crackers, based, in each case on dollar sales. In addition, the Company is the leading manufacturer and marketer of cookies and crackers (combined) to the foodservice market as reported by IFMATRAC (as defined in "Business--Overview--Keebler").


    The cookie and cracker market is stable in terms of its total sales volume and has not experienced significant fluctuations in either total dollar or unit sales over the past several years. In addition, the market shares of the leading companies (including the Company) in the combined cookie and cracker industry have not shifted materially over the past several years.

    The Company's principal executive offices are located at One Hollow Tree Lane, Elmhurst, Illinois 60126 (telephone number: (630) 833-2900).

KEEBLER


    Keebler is the second largest cookie and cracker manufacturer in the United States with a 16.4% share of the retail cookie and cracker market (including private label sales) and approximately $1.5 billion in gross sales for fiscal 1995 (excluding sales of the salty snacks business). Keebler manufactures and distributes branded and private label cookies, crackers, pie crusts and ice cream cones for the retail and foodservice markets. In addition, Keebler produces custom products for other marketers of branded food products.

    Keebler has well recognized brands, as evidenced by its national brand awareness rate of 97% based on data compiled by Luhrs Marketing Research Corporation on behalf of Keebler in 1992. Keebler's major brands include Chips Deluxe, Fudge Shoppe, Elfin Delights, Sandies, Wheatables, Munch'ems, Zesta, Town House and Club, among others, and Keebler imports and distributes the Carr's line of cookies and crackers, which is the top selling premium cracker brand in the U.S. Keebler, with its Ready-Crust products, has over a 70% dollar market share of the pre-formed retail pie crust market.

    Keebler is the largest manufacturer of cookies for the private label market, and Keebler on a stand alone basis was the second largest manufacturer of cookies and crackers to the foodservice market as reported by IFMATRAC.

    Keebler directly services more than 30,000 grocery accounts through its own national direct store door sales and distribution system (a "DSD system"). Keebler's DSD system distributes Keebler's retail branded cookie and cracker products directly to retail stores, where Keebler's own sales force then stocks and arranges the products on the retailers' shelves and builds end-aisle and free standing product displays within the stores. Keebler is one of only two cookie and cracker companies with a national, wholly owned DSD system. The Company believes that Keebler's DSD system gives it a number of distinct advantages over competitors that lack a DSD system. Keebler's DSD system (i) enables Keebler to sell and promote a wide variety of products and to introduce new products at a lower cost, because the customer's own warehouse space, transportation and in-store labor are not required, (ii) results in high display levels and well stocked displays during major promotion periods through the efforts of Keebler's in-store sales force and (iii) enables Keebler's products to be available in grocery stores representing 99% of all commodity volume ("ACV;" i.e., the total annual dollar sales of U.S. grocery stores with annual revenue in excess of $2.0 million) as reported by IRI in 1995.

THE KEEBLER ACQUISITION

    On January 26, 1996, INFLO acquired all of the shares of Keebler for an aggregate consideration of $454.9 million (excluding related fees and expenses and after receipt of a $32.6 million cash working capital adjustment). Prior to the Keebler Acquisition, Keebler was an indirect wholly owned subsidiary of United Biscuits (Holdings) plc., a publicly traded United Kingdom company ("United Biscuits"). Financing for the Keebler Acquisition was comprised of (i) a $157.5 million capital contribution provided by INFLO, (ii) a $200.0 million advance under Keebler's senior credit facility (as described below, the "Senior Credit Facility"), (iii) the $125.0 million Increasing Rate Notes (as defined herein), and (iv) the assumption of $20.3 million of senior indebtedness.

    Immediately following the Keebler Acquisition, a new management team was installed with the industry expertise necessary to implement a new strategic plan at Keebler. This management team is led by Mr. Sam K. Reed who is the new president and chief executive officer of Keebler. Mr. Reed had previously worked with Artal as the president and chief executive officer of Mother's Cake and Cookie Co. from 1990 to 1993. The members of the new senior management team have an average of 20 years experience in the U.S. food industry (see "Management" below) and have played an active part in designing and implementing similar strategies at other baked goods companies, many of which were acquired through leveraged buy-outs. Management currently owns 2.3% of the common stock, par value $.01 per share, of INFLO (the "INFLO Common Stock") and will have the right to purchase through options (two-thirds of which will vest upon the attainment of certain performance criteria) additional shares, which together with management's existing shares would represent 8.6% of the shares of INFLO Common Stock on a fully diluted basis.

KEEBLER STRATEGY

    Since the Keebler Acquisition, management has been executing a strategic plan to reduce inefficiencies and further capitalize on (i) the strength of Keebler's DSD capabilities and (ii) the significant share positions of its brands within the relatively stable cookie and cracker industry. The new strategic plan is comprised of three key elements:

       1. Cost reductions--immediately reduce costs, particularly in manufacturing and corporate overhead.

       2. Structural reorganization of sales and marketing--decentralize management with regional teams led by regional vice presidents having increased responsibility and accountability.

       3. Targeted marketing--execute a new marketing strategy designed to reflect Keebler's relative strengths in its differing product segments and regions in a way that emphasizes profits rather than sales volume alone.

RESULTS SINCE THE KEEBLER ACQUISITION

    Actions completed since the Keebler Acquisition include (i) the elimination of 201 corporate positions and 75 manufacturing positions, (ii) the closure of Keebler's Atlanta plant, (iii) the regionalization of the sales and marketing management structure, and (iv) the implementation of a focused marketing strategy, which has resulted in the elimination of inefficient marketing expenditures. These actions are expected to generate approximately $62 million of annual cost savings, with a related one-time cost of approximately $35 million, which has been reserved for on Keebler's balance sheet. As of July 13, 1996, $30.7 million of such one-time cost had been paid from Keebler's available cash.

SUNSHINE

    At the time of its acquisition by the Company, Sunshine was the third largest cookie and cracker manufacturer in the United States with a 6.8% market share and approximately $607 million in gross sales on a pro forma basis for fiscal 1996. Sunshine's products include such well known brands as Cheez-It, the number one snack cracker, Vienna Fingers, the leading non-chocolate-based sandwich cookie, Krispy saltine crackers and Hydrox chocolate sandwich cookies.

    Sunshine sells its retail branded products throughout the United States primarily through a customer warehouse sales and distribution system. This system involves the delivery of products by Sunshine to its customers' warehouses and not to their individual stores. In contrast to Keebler's DSD sales and distribution system, Sunshine's customers must move purchased products from their warehouses to their stores at their own expense, and their own employees (rather than Sunshine's) stock Sunshine's products on the stores' shelves. Only in Philadelphia, New York and New Jersey does Sunshine operate its own DSD system. In those markets, Sunshine maintains a higher market share than in most other areas of the country.

THE SUNSHINE ACQUISITION

    On June 4, 1996, the Company acquired Sunshine from G.F. Industries, Inc. ("GFI") for an aggregate consideration of $171.6 million (excluding related fees and expenses of $2.2 million). The Sunshine Acquisition was funded by (i) $150.2 million in cash, of which $36.2 million was provided by Keebler's existing cash resources and $114.0 million (net of cash acquired of $5.4 million) was provided by borrowings under the Senior Credit Facility, and (ii) the issuance to GFI of approximately $23.6 million of INFLO common stock and warrants, which was accounted for as a capital contribution. These shares and warrants and GFI's rights, duties and obligations under the GFI Stockholder's

Agreement were subsequently transferred to Bermore Ltd., a Bermuda limited company and the parent of GFI ("Bermore"), and such shares and warrants represent 13.2% of INFLO's Common Stock on a fully diluted basis.

    In addition to the strategic value of combining Keebler and Sunshine, management expects that this combination will provide economic efficiencies in administration, purchasing, production, sales, distribution and marketing. In particular, management's current plans include closing up to two manufacturing plants, closing Sunshine's corporate headquarters, shifting the sales and distribution of Sunshine's retail branded products to Keebler's DSD system and reducing redundant sales and distribution infrastructure. Management believes that Keebler's DSD system will provide a more effective vehicle for marketing Sunshine branded retail products throughout the United States.

                                    SPONSORS

    Artal and Flowers each owns 45.2% (39.1% on a fully diluted basis) of the outstanding INFLO Common Stock, and INFLO owns 100% of the outstanding common stock of the Company.

    Artal is a private Luxembourg investment company. The Invus Group Ltd. ("Invus"), Artal's U.S. investment advisor, has focused Artal's investments within the U.S. food industry. Since 1985, with Invus' advice, Artal has completed more than 25 acquisitions of food companies, including a number in the baking industry.

    Flowers is one of the country's largest manufacturers and marketers of baked goods. Flowers is a New York Stock Exchange-listed company, operates in the packaged foods industry and serves the grocery, deli/bakery, foodservice, restaurant and fast food markets. In fiscal 1995, Flowers generated sales of $1.1 billion. In terms of fresh retail branded bread and roll market shares as reported by A.C. Nielsen in 1995, Flowers ranks number one in ten of its fifteen major markets and number two in its remaining five major markets.

    Both Invus and Flowers are working closely with management to execute the Company's strategic plan.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER...........  The Company is offering to exchange pursuant to the Exchange
                               Offer up to $125,000,000 aggregate principal amount of its new 10 3/4% Senior Subordinated Notes due 2006 (the
                               "Exchange Notes") for $125,000,000 aggregate principal
                               amount of its outstanding 10 3/4% Senior Subordinated Notes due 2006 (the "Notes"). The terms of the Exchange Notes are identical in all material respects (including principal
                               amount, interest rate and maturity) to the terms of the
                               Notes for which they may be exchanged pursuant to the
                               Exchange Offer, except that the Exchange Notes are freely
                               transferable by holders thereof (other than as provided
                               herein), and are not subject to any covenant regarding
                               registration under the Securities Act. See "The Exchange
                               Offer--Terms of the Exchange" and "--Terms and Conditions of
                               the Letter of Transmittal" and "Description of Exchange
                               Notes."
INTEREST PAYMENTS............  Interest on the Exchange Notes shall accrue from the last
                               Interest Payment Date (January 1 or July 1) on which
                               interest was paid on the Notes so surrendered or, if no
                               interest has been paid on such Notes, from June 26, 1996.

MINIMUM CONDITION............  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for
                               exchange.
EXPIRATION DATE..............  The Exchange Offer will expire at 12:00 midnight, New York
                               City time, on November 22, 1996, unless extended (the
                               "Expiration Date"). Any Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the
                               expiration or termination of the Exchange Offer.
EXCHANGE DATE................  The date of acceptance for exchange of the Notes will be the first business day following the Expiration Date.
CONDITIONS OF THE EXCHANGE
OFFER........................  The Company's obligation to consummate the Exchange Offer will be subject to certain conditions. See "The Exchange
                               Offer-- Conditions to the Exchange Offer." The Company
                               reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.
WITHDRAWAL RIGHTS............  The tender of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.
PROCEDURES FOR TENDERING
  NOTES......................  See "The Exchange Offer--Tender Procedure."
FEDERAL INCOME TAX
CONSEQUENCES.................  The exchange of Notes for Exchange Notes will not be a taxable exchange for federal income tax purposes. See
                               "Certain United States Federal Income Tax Consequences."
EFFECT ON HOLDERS OF NOTES...  As a result of the making of, and upon acceptance for exchange of all validly tendered Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Exchange and Registration Rights
                               Agreement (the "Registration Rights Agreement") dated June
                               25, 1996 between the Company, the Guarantors and Nomura
                               Securities International, Inc. and Morgan Stanley & Co.
                               Incorporated (the "Initial Purchasers") and, accordingly,
                               there will be no increase in the interest rate on the Notes pursuant to the terms of the Registration Rights Agreement, and the holders of the Notes will have no further
                               registration or other rights under the Registration Rights
                               Agreement. Holders of the Notes who do not tender their
                               Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and subject to all
                               limitations applicable thereto under the Indenture dated as of June 15, 1996 between the Company, the Guarantors and
                               United States Trust Company of New York relating to the
                               Notes and the Exchange Notes (the "Indenture"), except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further
                               effectiveness as a result of the making of, and the
                               acceptance for exchange of all validly tendered Notes
                               pursuant to, the Exchange Offer. All untendered Notes will continue to be subject to the restrictions on transfer
                               provided for in the Notes and in the Indenture. To the
                               extent that Notes are tendered and accepted in the Exchange
                               Offer, the trading market for untendered Notes could be
                               adversely affected.
USE OF PROCEEDS..............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer

EXCHANGE AGENT...............  United States Trust Company of New York is serving as
                               Exchange Agent in connection with the Exchange Offer.
CONSEQUENCE OF FAILURE TO
EXCHANGE.....................  Holders of Notes who do not exchange their Notes for
                               Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon as a consequence of the offer or sale of the Notes pursuant to an exemption from, or in a transaction not subject to, the registration
                               requirements of the Securities Act and applicable state
                               securities laws. In general, the Notes may not be offered or sold, unless registered under the Securities Act, except
                               pursuant to an exemption from, or in a transaction not
                               subject to, the Securities Act and applicable state
                               securities laws. The Company does not currently anticipate that it will register the Notes under the Securities Act or any state securities laws.

                          TERMS OF THE EXCHANGE NOTES

ISSUER.......................  Keebler Corporation.
SECURITIES OFFERED...........  $125,000,000 aggregate principal amount of 10 3/4% Senior
                               Subordinated Notes due 2006 (the "Exchange Notes").
MATURITY DATE................  July 1, 2006.
INTEREST.....................  Interest on the Exchange Notes will accrue from the date of issuance at the rate of 10 3/4% per annum, and will be
                               payable in cash semi-annually in arrears on January 1 and
                               July 1 of each year, commencing on January 1, 1997, to the holders of record at the close of business on the
                               immediately preceding December 15 or June 15.
MANDATORY REDEMPTION.........  None.
OPTIONAL REDEMPTION..........  The Exchange Notes will be redeemable at the option of the
                               Company at any time on or after July 1, 2001, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to July 1, 1999, the Company may
                               redeem up to 35% of the original aggregate principal amount of the Exchange Notes with the proceeds of one or more
                               Public Equity Offerings at 110.0% of the principal amount
                               thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the original aggregate principal amount of the Exchange Notes
                               remains outstanding immediately after any such redemption.
                               See "Description of Exchange Notes--Optional Redemption."

RANKING......................  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all Senior Indebtedness of the Company (which includes all indebtedness under the Senior Credit Facility) and will rank senior in right of payment to all future Subordinated
                               Indebtedness of the Company. As of July 13, 1996, Senior
                               Indebtedness of the Company was $326.0 million. In addition, as of July 13, 1996, the Company had approximately $155.0
                               million of additional borrowing availability under the
                               Revolving Credit Facility (as defined in "Description of
                               Senior Credit Facility and the UB Note--Senior Credit
                               Facility."). See "Description of Exchange Notes--Ranking."
GUARANTEES...................  The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis by each of the
                               Company's existing Restricted Subsidiaries (referred to
                               herein as the "Guarantors"). The guarantees (the
                               "Guarantees") will be unsecured, senior subordinated
                               obligations of the Guarantors and will rank junior in right of payment to all existing and future Senior Indebtedness of the Guarantors including their guarantees of the Company's obligations under the Senior Credit Facility. As of July 13,
                               1996, the Guarantors had approximately $326.0 million of
                               Senior Indebtedness, all of which would have represented
                               guarantees of Senior Indebtedness of the Company. See
                               "Description of Exchange Notes--Guarantees."
CERTAIN COVENANTS............  The Indenture limits (i) the incurrence of additional indebtedness by the Company and its subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain subordinated
                               obligations of the Company, (iii) investments, (iv) sales of assets and subsidiary stock, (v) transactions with
                               affiliates and (vi) consolidations, mergers and transfers of all or substantially all the assets of the Company. The
                               Indenture also prohibits certain restrictions on
                               distributions from subsidiaries. However, all of these
                               limitations and prohibitions are subject to a number of
                               important qualifications and exceptions. See "Description of
                               Exchange Notes--Certain Covenants."
CHANGE OF CONTROL............  In the event of a Change of Control, the Company will be required, subject to certain conditions, to offer to
                               purchase all outstanding Exchange Notes at a price of 101%
                               of the principal amount thereof, plus interest accrued to
                               the date of purchase. See "Description of Exchange
                               Notes--Certain Covenants."

                                  RISK FACTORS

    Noteholders should carefully consider the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" before tendering Notes in exchange for Exchange Notes.

                             SUMMARY FINANCIAL DATA

                                  THE COMPANY


    The following table sets forth certain unaudited pro forma consolidated financial data of the Company after giving effect to the Sunshine Acquisition and the financing thereof and the offering of the Notes (excluding related fees and expenses) for fiscal 1995 and for the twenty-eight weeks ended July 13, 1996, and certain unaudited consolidated financial data of the Company as of July 13, 1996. The unaudited pro forma consolidated financial data and the unaudited consolidated financial data have been derived from, and should be read in conjunction with, the historical and unaudited pro forma consolidated financial data of the Company, Keebler and Sunshine, included elsewhere herein.



                                                                                         TWENTY-EIGHT
                                                                                         WEEKS ENDED
                                                                                           JULY 13,
                                                                            1995           1996(1)
                                                                           COMPANY         COMPANY
                                                                          PRO FORMA       PRO FORMA
                                                                          ---------   ------------------
                                                                              (DOLLARS IN MILLIONS)
OPERATING DATA:
Gross sales.............................................................  $2,093.8         $ 1085.6
Reclamations and discounts..............................................      64.0             37.7
                                                                          ---------         -------
Net sales...............................................................   2,029.8          1,047.9
Cost of sales...........................................................     984.5            516.8
                                                                          ---------         -------
Gross profit............................................................   1,045.3            531.1
Selling, marketing and administrative expenses..........................   1,072.0            538.6
Restructuring charges (gains)...........................................     (16.5 )           (9.1)
Loss on impairment of salty snacks business.............................      86.5         --
Other...................................................................      (1.4 )            0.9
                                                                          ---------         -------
Income (loss) from operations...........................................     (95.3 )            0.7
Interest expense........................................................      43.4             21.2
                                                                          ---------         -------
Income (loss) before income taxes.......................................    (138.7 )          (20.5)
Income tax expense (benefit)............................................       5.1              2.8
                                                                          ---------         -------
Net income (loss).......................................................  $ (143.8 )       $  (23.3)
                                                                          ---------         -------
                                                                          ---------         -------
OTHER DATA:
EBITDA(2)--before restructuring charges (gains).........................  $  (39.4 )       $   26.2
Depreciation, amortization and non-cash expenses relating to retirement
benefit programs........................................................      72.4             34.6
Capital expenditures....................................................  $   59.0         $   15.3
Ratio of EBITDA to interest expense.....................................      (0.9 )            1.2
Ratio of earnings to fixed charges(3)...................................         -              0.3



                                                                                   AS OF JULY 13, 1996
                                                                                   -------------------
                                                                                         COMPANY
                                                                                   -------------------
                                                                                       (DOLLARS IN
                                                                                        MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................................................        $     2.6
Total assets....................................................................          1,142.0
Total debt......................................................................            451.0
Shareholder's equity............................................................        $   173.5


------------

(1) The Company's twenty-eight weeks 1996 comprises the 28 weeks ended July 13, 1996 for Keebler and the twenty-two weeks ended June 4, 1996 for Sunshine. Keebler's fiscal year consists of thirteen four-week periods, with the first quarter consisting of four four-week periods and the second quarter consisting of three four-week periods. The Keebler Acquisition closed on the last day of the first four-week period of Keebler's fiscal 1996.

(2) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, restructuring, and non-cash expenses related to retirement benefit programs and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In particular, EBITDA does not include the effects of interest expense on earnings, including interest on the Company's $326.0 million Senior Indebtedness (as of July 13, 1996) or the Company's $125.0 million aggregate principal amount of Notes.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. The pro forma deficiency of earnings to fixed charges was $138.7 for the year ended December 30, 1995 and $20.5 million for the twenty-eight weeks ended July 13, 1996.

KEEBLER SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


    The following table sets forth certain summary historical consolidated financial data of Keebler prior to the Keebler Acquisition. The historical financial data for fiscal 1993, 1994 and 1995 have been derived from, and should be read in conjunction with, the historical consolidated financial statements of Keebler, including the respective notes thereto, included elsewhere herein. The historical financial data for the four weeks ended January 28, 1996 was derived from the unaudited financial data of Keebler. The following summary historical financial data as of July 13, 1996 and for the twenty-four weeks and twelve weeks then ended were derived from the unaudited financial statements of Keebler. The following table also sets forth certain unaudited summary pro forma consolidated financial data of Keebler for fiscal 1995 and for the twenty-eight weeks ended July 13, 1996. The unaudited summary pro forma operating data give effect to the Keebler Acquisition as if the Keebler Acquisition had occurred as of January 1, 1995. Keebler's fiscal year consists of thirteen four-week periods, with its first quarter consisting of four four-week periods and the second quarter consisting of three four-week periods. The Keebler Acquisition closed on the last day of the first four-week period of fiscal 1996.


                                                       UBIUS                                     KEEBLER
                               ------------------------------------------------------          CORPORATION             UBIUS
                                                                                        -------------------------   ------------
                                          FISCAL YEAR ENDED                  FOUR       TWENTY-FOUR     TWELVE         FISCAL
                               ----------------------------------------   WEEKS ENDED   WEEKS ENDED   WEEKS ENDED    YEAR ENDED
                               JANUARY 1,   DECEMBER 31,   DECEMBER 30,   JANUARY 26,    JULY 13,      JULY 13,     DECEMBER 30,
                                  1994          1994           1995          1996          1996          1996           1995
                               HISTORICAL    HISTORICAL     HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL     PRO FORMA
                               ----------   ------------   ------------   -----------   -----------   -----------   ------------
                                                                                                                    (DOLLARS IN
                                               (DOLLARS IN MILLIONS)                      (DOLLARS IN MILLIONS)      MILLIONS)
OPERATING DATA:
Gross sales..................   $1,704.5      $1,645.0       $1,629.5       $ 106.6       $ 741.4       $ 395.8       $1,486.8
Reclamations and discounts...       54.4          45.3           50.9           4.9          22.4          12.0           43.9
                               ----------       ------         ------         -----         -----         -----         ------
Net sales....................    1,650.1       1,599.7        1,578.6         101.7         719.0         383.8        1,442.9
Cost of sales................      718.6         705.5          746.8          54.9         343.4         185.9          673.5
                               ----------       ------         ------         -----         -----         -----         ------
Gross profit.................      931.5         894.2          831.8          46.8         375.6         197.9          769.4
Selling, marketing and
 administrative expenses.....      878.9         845.7          884.6          71.4         353.6         187.1          803.5
Restructuring charges........      120.1            --             --            --            --            --             --
Loss on impairment of salty
 snacks business.............         --            --           86.5            --            --            --           86.5
Other........................        0.1           2.1           (1.4)          0.9            --            --           (1.4)
                               ----------       ------         ------         -----         -----         -----         ------
Income (loss) from
operations...................      (67.6)         46.4         (137.9)        (25.5)         22.0          10.8         (119.2)
Interest expense, net........       81.6          74.4           28.2          (0.1)         16.6           8.9           32.1
                               ----------       ------         ------         -----         -----         -----         ------
Income (loss) from continuing
 operations before income
 taxes, extraordinary item
 and cumulative effect of
 accounting changes..........     (149.2)        (28.0)        (166.1)        (25.4)          5.4           1.9         (151.3)
                               ----------       ------         ------         -----         -----         -----         ------
Income tax (benefit)
expense......................      (22.3)         (1.1)          (0.4)           --           3.0           1.1           (0.4)
                               ----------       ------         ------         -----         -----         -----         ------
Income (loss) from continuing
 operations before
 extraordinary item and
cumulative effect of
accounting changes...........     (126.9)        (26.9)        (165.7)        (25.4)          2.4           0.8       $ (150.9)
                                                                                                                        ------
                                                                                                                        ------
Discontinued operations:
 Income from operations of
   discontinued frozen foods
   business, net of tax......        0.6           3.4            7.4            --            --            --
 Gain on disposal of frozen
   foods business, net of tax         --            --             --          18.9            --            --
                               ----------       ------         ------         -----         -----         -----
Income (loss) before
 extraordinary item and
 cumulative effect of
 accounting changes..........     (126.3)        (23.5)        (158.3)         (6.5)          2.4           0.8
Extraordinary item-loss on
 early extinguishment of debt
 (net of income taxes of
$1,259)......................         --            --             --            --           1.9           1.9
Cumulative effect of
accounting changes...........      (20.9)          0.5             --            --            --            --
                               ----------       ------         ------         -----         -----         -----
Net income (loss)............   $ (147.2)     $  (23.0)      $ (158.3)      $  (6.5)      $   0.5       $  (1.1)
                               ----------       ------         ------         -----         -----         -----
                               ----------       ------         ------         -----         -----         -----
OTHER DATA:
EBITDA--before restructuring
charges......................   $   89.8      $   82.1       $  (89.7)      $ (23.3)      $  45.7       $  23.1       $  (64.1)
Depreciation, amortization
 and non-cash expenses
 relating to retirement
 benefit programs............       37.3          35.7           48.2           2.2          23.7          12.3           55.1
Capital expenditures.........   $   30.6      $   54.6       $   54.9       $   3.2       $   9.1       $   9.1       $   52.9

                                 KEEBLER
                               CORPORATION
                               -----------
                                 TWENTY-
                                  EIGHT
                               WEEKS ENDED
                                JULY 13,
                                  1996
                                PRO FORMA
                               -----------
OPERATING DATA:
Gross sales..................   $   848.0
Reclamations and discounts...        27.3
                               -----------
Net sales....................       820.7
Cost of sales................       398.3
                               -----------
Gross profit.................       422.4
Selling, marketing and
 administrative expenses.....       425.0
Restructuring charges........          --
Loss on impairment of salty
 snacks business.............          --
Other........................         0.9
                               -----------
Income (loss) from
operations...................        (3.5)
Interest expense, net........        16.5
                               -----------
Income (loss) from continuing
 operations before income
 taxes, extraordinary item
 and cumulative effect of
 accounting changes..........       (20.0)
                               -----------
Income tax (benefit)
expense......................         3.0
                               -----------
Income (loss) from continuing
 operations before
 extraordinary item and
cumulative effect of
accounting changes...........   $   (23.0)
                               -----------
                               -----------
Discontinued operations:
 Income from operations of
   discontinued frozen foods
business.....................
 Gain on disposal of frozen
   foods business............
Income (loss) before
 extraordinary item and
 cumulative effect of
 accounting changes..........
Extraordinary item-loss on
 early extinguishment of debt
 (net of income taxes of
$1,259)......................
Cumulative effect of
accounting changes...........
Net income (loss)............
OTHER DATA:
EBITDA--before restructuring
charges......................   $    23.0
Depreciation, amortization
 and non-cash expenses
 relating to retirement
 benefit programs............        26.5
Capital expenditures.........   $    12.3


                                                                    AS OF
                                                                JULY 13, 1996
                                                                --------------
                                                                  HISTORICAL
                                                                --------------

                                                                 (DOLLARS IN
                                                                  MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................       $    2.6
Total assets................................................        1,142.0
Total debt..................................................          451.0
Shareholder's equity........................................       $  173.5

SUNSHINE SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

    The following table sets forth certain summary historical and unaudited pro forma financial data of Sunshine prior to the Sunshine Acquisition. The historical financial data for fiscal 1994, 1995 and 1996 have been derived from, and should be read in conjunction with, the historical financial statements of Sunshine, including the respective notes thereto, included elsewhere herein. The following table also sets forth certain unaudited summary pro forma financial data of Sunshine. The unaudited summary pro forma operating data give effect to the Sunshine Acquisition as if the Sunshine Acquisition had occurred as of April 1, 1995. The unaudited summary pro forma balance sheet data give effect to the Sunshine Acquisition as if the Sunshine Acquisition had occurred as of March 31, 1996.

                                                                     FISCAL YEAR                        TWENTY-TWO
                                                   ------------------------------------------------    WEEKS ENDED
                                                      1994         1995         1996        1996       JUNE 4, 1996
                                                   HISTORICAL   HISTORICAL   HISTORICAL   PRO FORMA     PRO FORMA
                                                   ----------   ----------   ----------   ---------   --------------
                                                                         (DOLLARS IN MILLIONS)

OPERATING DATA:
Gross sales......................................    $665.4       $654.4       $649.8      $ 607.0        $237.6
Reclamations and discounts.......................      22.2         24.6         21.5         20.1          10.4
                                                   ----------   ----------   ----------   ---------       ------
Net sales........................................     643.2        629.8        628.3        586.9         227.2
Cost of sales....................................     335.4        350.3        340.0        311.0         118.5
                                                   ----------   ----------   ----------   ---------       ------
Gross profit.....................................     307.8        279.5        288.3        275.9         108.7
Selling, marketing and administrative expenses...     292.4        300.7        281.4        268.5         113.6
Restructuring charges (gains)....................     --            21.9        (16.5)       (16.5)         (9.1)
                                                   ----------   ----------   ----------   ---------       ------
Income (loss) from operations....................      15.4        (43.1)        23.4         23.9           4.2
Interest expense.................................       6.5          8.4          9.3         11.3           4.7
                                                   ----------   ----------   ----------   ---------       ------
Income (loss) before income taxes................       8.9        (51.5)        14.1         12.6          (0.5)
Income tax expense (benefit).....................       4.0        (18.9)         6.2          5.5          (0.2)
                                                   ----------   ----------   ----------   ---------       ------
Net income (loss)................................    $  4.9       $(32.6)      $  7.9      $   7.1        $ (0.3)
                                                   ----------   ----------   ----------   ---------       ------
                                                   ----------   ----------   ----------   ---------       ------
OTHER DATA:
EBITDA--before restructuring charges (gains).....    $ 25.3       $ (8.3)      $ 19.3      $  24.7        $  3.2
Depreciation, amortization and non-cash expenses
relating to retirement benefit programs..........       9.9         12.9         12.4         17.3           8.1
Capital expenditures.............................    $ 10.9       $ 10.7       $  6.1      $   6.1        $  3.0

                                                                                     JUNE 4, 1996
                                                                                -----------------------
                                                                                HISTORICAL    PRO FORMA
                                                                                ----------    ---------
                                                                                 (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents....................................................     $  5.4       $ (30.8)
Total assets.................................................................      203.8         346.8
Due to affiliate.............................................................       11.5         --
Total debt...................................................................       77.0         115.7
Shareholder's equity.........................................................     $ 19.1       $  23.6

                                  RISK FACTORS

    In addition to the other information contained in this Prospectus, Noteholders should carefully consider the following information in evaluating the Company and its business before tendering Notes in exchange for the Exchange Notes offered hereby. The risk factors set forth below are generally applicable to the Notes as well as the Exchange Notes.

CONSEQUENCE OF FAILURE TO EXCHANGE

    Holders of Notes who do not exchange their Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon as a consequence of the offer or sale of the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Notes under the Securities Act or any state securities laws. Based on interpretations by the staff of the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The interpretations by the staff of the Commission on which the Company has relied were based on no-action letters issued by the staff of Commission to third parties. The Company has not sought, and does not intend to seek, its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. See "Plan of Distribution."

SUBSTANTIAL LEVERAGE

    At July 13, 1996, the Company's total debt was $451.0 million, and its total debt to total capitalization ratio was 72.2%. In the ordinary course of business, the Company has incurred and, subject to certain covenants and financial tests set out in the Senior Credit Facility, will continue to incur additional indebtedness to fund seasonal working capital requirements, capital expenditures and cash restructuring costs.

    The degree to which the Company is leveraged could have important consequences to holders of the Exchange Notes, including: (i) the Company's ability to obtain financing in the future for working capital, acquisitions, capital expenditures or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be required to be dedicated to the payment of principal and interest on its indebtedness; and
(iii) the Company's high degree of leverage will make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

    The Company believes that, based upon current levels of operations and availability under the Revolving Credit Facility, it will be able to meet its principal and interest payment obligations. If, however, the Company cannot generate sufficient cash flow from operations or borrow under the Revolving Credit Facility to meet such obligations, then the Company may be required to take certain actions including reducing capital expenditures, restructuring its debt, selling assets or seeking additional equity in order to avoid an Event of Default. There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet such obligations.

HISTORY OF DECLINING EARNINGS


    Keebler has experienced a decline in earnings before interest, taxes, depreciation, amortization, restructuring and non-cash expenses related to retirement benefit programs ("EBITDA") during the past three years, from $89.8 million (before restructuring charges of $120.9 million) in fiscal 1993 to $82.1 million in fiscal 1994 to $(89.7) million in fiscal 1995. Sunshine's EBITDA was $25.3 million in fiscal 1994, $(8.3) million (before restructuring charges of $21.9 million) in fiscal 1995 and $19.3 million (or $24.7 million on a pro forma basis) in fiscal 1996. The Company's business plan contemplates, and its future success requires, among other things, that the Company operate at costs significantly lower than the combined costs incurred by Keebler (or allocated to Keebler while it was a subsidiary of United Biscuits) and Sunshine (while it was a subsidiary of GFI). There can be no assurance that the Company will be able to achieve or to operate at such lower costs.


INCREASES IN PRICES OF RAW MATERIALS

    The principal raw materials used by the Company in the manufacture of its products are flour, sugar, chocolate, shortening and milk. The Company also uses paper products, such as corrugated cardboard, and plastics to package its products. The prices of these materials have been and are expected to continue to be subject to significant volatility. There can be no assurance that the Company will be able to pass the effects of raw material price increases on to its customers for any extended period of time, if at all. Although both Keebler and Sunshine have mitigated the effects of such price increases through their respective hedging programs, both Keebler and Sunshine have been materially affected by increases in flour prices over the past two years, which resulted from a more than 100% increase in the cost of wheat (the major ingredient of flour), and increases in prices for other raw materials.

ADVERSE EFFECTS OF COMPETITION ON THE COMPANY'S PERFORMANCE

    The Company operates in markets that are highly competitive. In certain of the Company's product lines, there are competitors that are larger and/or have greater financial resources than the Company, including the Company's primary competitor, Nabisco. There can be no assurance that the Company will be able to continue to compete successfully or that such competition will not have a material adverse effect on the Company's business or financial results.

SUBORDINATION OF THE EXCHANGE NOTES TO ALL SENIOR INDEBTEDNESS OF THE COMPANY


    The Exchange Notes and the Guarantees will be general unsecured obligations of the Company and the Guarantors, respectively, and will be subordinated in right of payment to all Senior Indebtedness of the Company (which includes all indebtedness under the Senior Credit Facility and all indebtedness under the Company's industrial revenue bonds) and will rank senior in right of payment to all future Subordinated Indebtedness of the Company. As of July 13, 1996, Senior Indebtedness of the Company was $326.0 million, and the Company would have had borrowing availability of approximately $155.0 million under the Revolving Credit Facility. The Senior Credit Facility permits, and the Indenture will permit, the Company to incur additional Senior Indebtedness in the future, subject to certain conditions. Moreover, the Indenture will not limit the Company's ability to incur liens with respect to Senior Indebtedness. In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, or if a judicial proceeding is pending with respect to any default under, any Senior Indebtedness, the lenders under the Senior Credit Facility (the "Lenders") and any other creditors who are holders of

Senior Indebtedness must be paid in full before a holder of Notes may be paid. Accordingly, there may be insufficient assets remaining after such payments to pay principal of or interest on the Exchange Notes. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Exchange Notes, or purchase, redeem or otherwise retire the Exchange Notes, (i) if any amounts payable under any Senior Indebtedness is not paid when due, or (ii) any other default on Senior Indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, and with respect to clause (ii) above, such acceleration has been rescinded or such indebtedness has been paid in full. In addition, under certain circumstances, if any non-payment default exists with respect to Senior Indebtedness, the Company may not make any payment on the Exchange Notes for a period of 180 days, unless such default is cured or waived or such indebtedness has been repaid in full. See "Description of Exchange Notes--Ranking."

    The Company's obligations under the Senior Credit Facility are secured by substantially all of the assets of the Company and its subsidiaries. If a default occurs under the Senior Credit Facility and the Company is unable to repay such borrowings, the Lenders would have the right to exercise the remedies available to secured creditors under applicable law and pursuant to the Senior Credit Facility. Accordingly, the Lenders would be entitled to payment in full out of the assets securing such indebtedness prior to payment to holders of the Exchange Notes. If the Lenders or the holders of any other secured indebtedness were to foreclose on the collateral securing the Company's obligations to them, it is possible that there would be insufficient assets remaining after satisfaction in full of all such indebtedness to satisfy in full the claims of holders of the Exchange Notes.

RESTRICTIONS IMPOSED BY SENIOR CREDIT FACILITY

    The Senior Credit Facility contains a number of significant covenants that will, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, pay dividends, prepay subordinated indebtedness, enter into sale and leaseback transactions, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, under the Senior Credit Facility, the Company will be required to satisfy specified financial covenants, including cash flow to total debt, interest coverage, and consolidated net worth tests. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. In order to comply with certain of these covenants, the Company will be required to achieve financial and operating results that are significantly better than those achieved by Keebler in fiscal 1995 and Sunshine in fiscal 1996, and there can be no assurance that improved results will be achieved. The breach of any of these covenants could result in a default under the Senior Credit Facility. In the event of any such default, depending upon the actions taken by the Lenders, the Company and the Guarantors could be prohibited from making any payments of principal of or interest on the Exchange Notes. See "Description of Exchange Notes--Ranking." In addition, the Lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable. These restrictions, in combination with the Company's significant leverage, could limit the Company's ability to respond to changing market and economic conditions and to provide for capital expenditures. If the Company is unable to generate sufficient cash flow from operations, it may be required to refinance its outstanding debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained on terms that would be favorable or acceptable to the Company.

FRAUDULENT TRANSFER CONSIDERATIONS

    Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if the Company or any Guarantor, as the case may be, at the time it issued the Exchange Notes or the Guarantees, as the case may be, (a) incurred such indebtedness with the intent to hinder, delay or defraud creditors, or (b)(i) received less than reasonably equivalent value or fair consideration and (ii)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company or such Guarantor, as the case may be, constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Exchange Notes or Guarantees, as the case may be, or, in the alternative, subordinate the Exchange Notes or Guarantees, as the case may be, to existing and future indebtedness of the Company or such Guarantor, as the case may be. The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, the Company or a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts become absolute and matured. The Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the Exchange Notes and the Guarantees are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that the Company and the Guarantors will receive reasonably equivalent value or fair consideration therefor, and that after the issuance of the Exchange Notes and the application of the net proceeds therefrom, the Company and the Guarantors will be solvent, will have sufficient capital for carrying on their business and will be able to pay their debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

    The Exchange Notes are being offered to the holders of the Notes. The Notes were offered and sold in June 1996 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market.

    The Company does not intend to apply for a listing of the Exchange Notes on a securities exchange. There is currently no established market for the Exchange Notes and there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities. Although there is currently no market for the Exchange Notes, the Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice.

CONTROL OF INFLO BY ARTAL AND FLOWERS

    Artal and Flowers each owns 45.2% (or 39.1% on a fully diluted basis) of the outstanding INFLO Common Stock, which in turn owns 100% of the outstanding common stock of the Company. Accordingly, Artal and Flowers control the Company and have the power to elect all of its directors, appoint management and, subject to Bermore's rights under the GFI Stockholder's Agreement (as defined in "Certain Related Transactions--GFI Stockholder's Agreement"), approve any action requiring the approval of the Company's stockholders, including adopting amendments to the Company's Certificate of Incorporation and approving mergers or sales of substantially all of the Company's assets. Pursuant to the Investor Stockholders' Agreement, each of Artal and Flowers has the right to require the sale of INFLO after January 26, 1999, and both have certain demand and other incidental registration rights. There can be no assurance that the interests of Artal and Flowers will not conflict with the interests of holders of the Notes. See "Sponsors," "Management," "Principal Stockholders" and "Certain Related Transactions."

RELIANCE ON NEW MANAGEMENT

    Immediately after the Keebler acquisition, a new management team led by Mr. Sam K. Reed was installed. Implementation of the Company's business strategy and the future performance of the Company will be closely tied to the ongoing employment of the new management team by the Company. There can be no assurance that any or all of the members of the new management team will continue to be employed by the Company. See "Business--History of Keebler, the Keebler Acquisition and New Management" and "Management".

                                THE ACQUISITIONS

KEEBLER ACQUISITION


    On January 26, 1996, INFLO, a newly formed Delaware corporation owned by Artal, Flowers and certain members of Keebler's current management, acquired all of the shares of Keebler for an aggregate consideration of $454.9 million (excluding related fees and expenses and after receipt of $32.6 million cash as a post-closing working capital adjustment) through Keebler Acquisition Corp., a wholly owned subsidiary of INFLO. Immediately after the Keebler Acquisition, Keebler Acquisition Corp. merged with and into Keebler with the surviving entity later being named Keebler Corporation. Prior to the Keebler Acquisition, Keebler was an indirect, wholly owned subsidiary of United Biscuits. For the fiscal years ended January 1, 1994, December 31, 1994 and December 30, 1995, Keebler had $1,704.5 million, $1,645.0 million and $1,629.5 million in gross sales, respectively, and $89.8 million (before restructuring charges of $120.1 million), $82.1 million and $(89.7) million in EBITDA, respectively.


    Financing for the Keebler Acquisition was comprised of (i) a $157.5 million capital contribution provided by INFLO, (ii) a $200.0 million advance under the Senior Credit Facility, which is provided by Lenders for whom Scotiabank acts as administrative agent, (iii) $125.0 million of proceeds from the sale of the 12% Increasing Rate Extendable Senior Subordinated Notes (the "Increasing Rate Notes") to an affiliate of Nomura Securities International, Inc. ("Nomura"), and
(iv) the assumption of $20.3 million of senior indebtedness. The Company refinanced the Increasing Rate Notes with the proceeds of the issuance of the Notes. See "Use of Proceeds."

    The following table sets forth the sources and uses of funds for the Keebler Acquisition but does not include the effect of the Offering and related expenses.

                                                                  (DOLLARS IN
                                                                   MILLIONS)
SOURCES
Capital contribution from INFLO(1).........................         $ 157.5
Advances under the Senior Credit Facility..................           200.0
Increasing Rate Notes......................................           125.0
Assumed senior indebtedness................................            20.3
                                                                    -------
      Total................................................         $ 502.8
                                                                    -------
                                                                    -------
USES
Purchase price(2)..........................................         $ 487.5
Transaction fees and expenses(3)...........................            15.3
                                                                    -------
      Total................................................         $ 502.8
                                                                    -------
                                                                    -------

------------

(1) The source of the funds for the capital contribution by INFLO was provided by the issuance by INFLO of a $32.5 million subordinated note to United Biscuits (the "UB Note") and the sale by INFLO for $125.0 million of the INFLO Common Stock to Artal, Flowers and members of the Company's management team. The UB Note has been discounted in accordance with GAAP and was recorded at $24.4 million on Keebler's consolidated balance sheet. See "Description of the Senior Credit Facility and the UB Note--the UB Note."

(2) An affiliate of United Biscuits has paid a $32.6 million post-closing working capital adjustment pursuant to the stock purchase agreement between INFLO and such affiliate of United Biscuits, which is reflected on the Company's balance sheet but is not reflected in the purchase price set forth above.

(3) An additional $1.2 million of fees and expenses in connection with the Keebler Acquisition were financed from Keebler's operating cash.

SUNSHINE ACQUISITION

    On June 4, 1996, the Company acquired Sunshine for an aggregate consideration of $171.6 million (excluding related fees and expenses of $2.2 million). Prior to the Sunshine Acquisition, Sunshine was a wholly owned subsidiary of GFI, a privately held corporation headquartered in San Mateo, California. For the fiscal years ended March 31, 1994, 1995 and 1996, respectively, Sunshine had $665.4 million, $654.4 million and $649.8 million (or $607.0 million on a pro forma basis) in gross sales, respectively, and $25.3 million, $(8.3) million (before restructuring charges of $21.9 million) and $19.3 million before restructuring gains of $16.5 million (or $24.7 million on a pro forma basis) in EBITDA, respectively.

    The Sunshine Acquisition was funded by (i) $150.2 million in cash, of which $36.2 million was provided by Keebler's existing cash and $114.0 million (net of cash acquired of $5.4 million) was provided by borrowings under the Senior Credit Facility and (ii) the issuance to GFI of approximately $23.6 million of INFLO Common Stock and warrants, which was accounted for as a capital contribution.

    The following table sets forth the sources and uses of funds for the Sunshine Acquisition.

                                                                  (DOLLARS IN
                                                                   MILLIONS)

SOURCES
Available cash.............................................         $  36.2
Advances under the Senior Credit Facility..................           114.0
Capital contribution from INFLO(1).........................            23.6
                                                                    -------
      Total................................................         $ 173.8
                                                                    -------
                                                                    -------
USES
Purchase price.............................................         $ 171.6
Transaction fees and expenses(2)...........................             2.2
                                                                    -------
      Total................................................         $ 173.8
                                                                    -------
                                                                    -------

------------

(1) The source of the capital contribution from INFLO was provided for by the sale to GFI for $23.6 million of shares of INFLO Common Stock and warrants to purchase additional shares of INFLO Common Stock.

(2) Estimated.

                                    SPONSORS

    Artal and Flowers each owns 45.2% (or 39.1% on a fully diluted basis) of the outstanding INFLO Common Stock, and INFLO owns 100% of the outstanding common stock of the Company. Bermore owns 7.3% of the outstanding INFLO Common Stock and warrants to purchase additional shares, which together with Bermore's existing shares would represent approximately 13.2% of the shares of INFLO Common Stock on a fully diluted basis. Members of Keebler's management own the remaining 2.3% of the outstanding INFLO Common Stock and will have the right to purchase through options (two-thirds of which will vest upon the attainment of certain performance criteria) an additional number of shares of INFLO Common Stock, which together with management's existing shares would represent up to approximately 8.6% of the shares of INFLO Common Stock on a fully diluted basis. Both Artal and Flowers have extensive experience in the U.S. baking industry and intend to work closely with management to execute the Company's strategic plan.

ARTAL

    Artal is a private Luxembourg investment company, which is controlled by a group of Belgian families who are the former owners of Raffinerie Tirlemontoise, the leading Belgian sugar company. In 1985, Invus was independently formed in New York and engaged by Artal to develop and implement an investment strategy through acquisitions in the U.S. food industry on behalf of Artal.

    Invus focuses Artal's investments within the U.S. food industry, often through acquisitions of seemingly mature companies, where significant value can be created by implementing a well defined business plan to leverage a strategic opportunity that has been identified. Previous investments include taking regional brands national (i.e., Polaner All-Fruit jams and jellies), consolidating a fragmented industry (i.e., Stella Foods), integrating quasi-competitors to rationalize costs and leverage management skills (i.e., Metz/Heileman), or adjusting a faulty corporate strategy to take advantage of a fundamentally sound strategic position (i.e., Mother's). Based on Invus' advice, Artal assembles experienced management teams, who generally co-invest along with Artal, to help develop and implement its business plan.

    A significant portion of Artal's investments in the U.S. has been made in the baking industry. Based on Invus' advice, Artal formed the leading full-line direct-store delivery baking company in the upper Mid-West region, through the acquisition, merger and integration of Heileman Baking Company and Metz Baking Company. Under the Metz management team, production was rationalized and the logistics system streamlined. Separately, Artal, on Invus' advice, also acquired Mother's in September 1990, working with Sam K. Reed as a management investor and partner. Mother's produces and markets cookies in 13 western states through a DSD sales and distribution system. Several key executives were recruited to form a new senior management team along with executives retained from prior management. Based on Invus' advice, Artal and the new management group developed and implemented a new marketing strategy, which emphasized brand profitability while reducing marketing expenses. Based on Invus' advice, Artal and the new management controlled fixed costs and improved bakery efficiencies, which combined with the new marketing strategy, improved operating earnings during the first year under new ownership, which improvement continued each year through Artal's sale of Mother's in August 1993.

    By 1993, Artal, on Invus' advice, had acquired over 25 businesses, which were grouped into eight core companies in sectors ranging from wholesale baking and cookies and crackers to specialty cheeses and meats, with consolidated sales of approximately $2.0 billion. During that year, Artal sold substantially all the acquired businesses in two separate transactions.

FLOWERS

    Flowers, a New York Stock Exchange-listed company, began business in 1919 as Flowers Baking Company, Inc. in Thomasville, Georgia. Flowers operates in the packaged foods industry and serves the grocery, deli/bakery, foodservice, restaurant and fast food markets. In fiscal 1995, the company generated sales of $1.1 billion. In terms of fresh branded retail bread and roll market shares as reported by A.C. Nielsen in 1995, Flowers ranks number one in ten of its fifteen major markets and number two in its remaining five major markets. In addition, Flowers' Nature's Own brand is the number one brand of wheat/variety bread in the United States based on 1995 supermarket sales as reported by IRI.

    Today, Flowers is one of the country's largest manufacturers and marketers of fresh and frozen baked goods. Flowers has attained this position through its focus on five core strategies: (1) producing and marketing a wide variety of consumer, value added, high quality products; (2) a continuing focus on lowering production and distribution costs, through both cost reductions and capital investment; (3) building an efficient product distribution network; (4) acquiring and integrating fresh and frozen baked goods businesses; and (5) developing a broad mix of sales channels, including grocery chains, wholesalers, foodservice distributors and fast food chains.

    Since 1967, Flowers has made over 75 acquisitions in the U.S. food industry with an aggregate value of over $300 million. With most of these acquisitions, Flowers has combined manufacturing, marketing, sales and distribution systems of the acquired businesses with those of Flowers' existing businesses. The $61.1 million Flowers has invested in the Company is currently its single largest investment in another company.

    Among other projects, the Company is currently developing and taking advantage of purchasing synergies with Flowers and exploring possible reciprocal co-packaging and distribution arrangements with Flowers. However, there can be no assurances that such synergies or arrangements will be realized. See "Business--Company Strategy" and "--Raw Materials."

                                USE OF PROCEEDS

    There will be no cash proceeds to the Company from the Exchange Offer.

    The net proceeds from the offering of the Notes (the "Notes Offering"), estimated to be approximately $120.25 million after deducting discounts, commissions and estimated fees and expenses incurred in connection therewith, were applied (together with cash and/or borrowings under the Revolving Credit Facility) to repay approximately $125 million in indebtedness outstanding under the Increasing Rate Notes (including accrued interest) incurred in connection with the Keebler Acquisition, of which approximately $77.5 million were then held by an affiliate of Nomura.

    The Increasing Rate Notes would have matured on January 26, 1998, subject to exchange at such time for additional notes of the Company. The Increasing Rate Notes bore interest at 12% per annum at such time. The proceeds from the sale of the Increasing Rate Notes were used to finance the Keebler Acquisition. See "The Acquisitions" and "Plan of Distribution."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Notes were originally issued and sold on June 25, 1996. The offer and sale of the Notes was not required to be registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. In connection with the sale of the Notes, the Company and the Guarantors agreed to file with the Commission a registration statement relating to an exchange offer pursuant to which new senior subordinated notes of the Company covered by such registration statement and containing terms identical in all material respects to the terms of the Notes would be offered in exchange for Notes tendered at the option of the holders thereof, or, if applicable interpretations of the staff of the Commission did not permit the Company to effect such an exchange offer, the Company and the Guarantors agreed to file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement") and use their best efforts to have such Shelf Registration Statement become effective under the Securities Act on or prior to the later of (x) the 120th calendar day after June 25, 1996 or (y) the 45th calendar day after the publication of the change in law or interpretation and to keep effective the Shelf Registration Statement until the earlier of three years from June 25, 1996 or such shorter period ending when all Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Notes become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions.

    The purpose of the Exchange Offer is to fulfill certain of the Company's and the Guarantors' obligations under the Registration Rights Agreement. This Prospectus may not be used by any holder of the Notes or any holder of the Exchange Notes to satisfy the registration and prospectus delivery requirements under the Securities Act that may apply in connection with any resale of such Notes or Exchange Notes. See "Terms of the Exchange" below.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

    The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Notes being tendered for exchange.

    The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is an "affiliate" or the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in the distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder must acknowledge that it has no arrangement or understanding with any person to participate in the distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "--Terms and Conditions of the Letter of Transmittal" and "Plan of Distribution."

    Interest on the Exchange Notes shall accrue from the last Interest Payment Date on which interest was paid on the Notes so surrendered or, if no interest has been paid on such Notes, from June 25, 1996.

    Tendering holders of the Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS


    The Exchange Offer shall expire on the Expiration Date. The term "Expiration Date" means 12:00 midnight, New York City time, on November 22, 1996, unless the Company in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Exchange Offer, as so extended by the Company, shall expire. The Company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to United States Trust Company of New York (the "Exchange Agent) and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer.

    The term "Exchange Date" means the first business day following the Expiration Date. The Company expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Notes if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Notes, whether before or after any tender of the Notes. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Notes on the Exchange Date.

TENDER PROCEDURE


    The tender to the Company of Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute a binding agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will first be sent out on or about October 24, 1996, to all holders of Notes known to the Company and the Exchange Agent.


    A holder of Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office, branch, agency or correspondent in the United States, or by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Exchange Notes and/or Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    THE METHOD OF DELIVERY OF NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY.

    The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Notes by causing such book-entry transfer facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Notes are registered and, if possible, the certificate numbers of the Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the book-entry facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any Notes not properly tendered or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Notes. Unless waived, any defects or irregularities in connection with tenders of Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Notes or transfer ownership of such Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of their obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    By tendering, each holder of Notes will represent to the Company that, among other things, (i) Exchange Notes to be acquired by such holder of Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters issued to third parties, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such holder in exchange for Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If the holder is a broker-dealer that will receive Exchange Notes for such holder's own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company will, for a period of 180 days after the Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

    Tenders of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

    To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the Letter of Transmittal, and with respect to a facsimile transmission, must be confirmed by telephone and an original delivered by guaranteed overnight delivery. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Notes to be withdrawn, the certificate numbers of Notes to be withdrawn, the principal amount of Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Notes exchanged, and the name of the registered holder of such Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes being withdrawn. The Exchange Agent will return the properly withdrawn Notes promptly following receipt of notice of withdrawal. If Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Notes or otherwise comply with the book-entry transfer procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuer, and such determination will be final and binding on all parties.

    Any Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described under "--Tender Procedure" above, at any time on or prior to the Expiration Date.

ACCEPTANCE OF NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon the satisfaction or waiver of all the terms and conditions of the Exchange Offer, the acceptance for exchange of Notes validly tendered and not withdrawn and issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    The Exchange Agent will act as agent for the tendering holders of Notes for the purposes of receiving Exchange Notes from the Company and causing the Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Notes will be made by the Exchange Agent promptly after acceptance of the tendered Notes. Tendered Notes not accepted for exchange by the Company will be returned without expense to the tendering holders promptly following the Expiration Date or, if the Company terminated the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Exchange Notes in respect of any properly tendered Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the

Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at its option, modify or otherwise amend the Exchange Offer, if any of the following events occur:

        (a) any law, rule or regulation or applicable interpretations of the staff of the Commission which, in the good faith determination of the Company, do not permit the Company to effect the Exchange Offer; or

        (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such Exchange Notes; or

        (c) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (d) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company that is or may be adverse to the Company, or the Company shall have become aware of facts that have or may have adverse significance with respect to the value of the Notes or the Exchange Notes;

which, in the reasonable judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

    The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Notes.

    The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in the reasonable judgment of the Company. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

    The Company is not aware of the existence of any of the foregoing events.

EXCHANGE AGENT

    United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer, Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the Letter of Transmittal. United States Trust Company of New York also acts as Trustee and Registrar (the "Registrar") under the Indenture.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; EXPENSES

    The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and related documents to the beneficial owners of the Notes and in handling or forwarding tenders for their customers.

    No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holder of Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

    Holders who tender their Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Notes who do not exchange their Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon as a consequence of the offer or sale of the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Notes under the Securities Act based on interpretations by the staff of the Commission issued to third parties. The Company has not sought, and does not intend to seek, its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. The Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

OTHER

    Participation in the Exchange Offer is voluntary, and holders of Notes should carefully consider whether to participate. Holders of the Notes are urged to consult their financial and tax advisors in making their own decisions on which action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Notes pursuant to the terms of, this Exchange Offer, the Company and the Guarantors will have fulfilled certain covenants contained in the Registration Rights Agreement. Holders of Notes who do not tender their Notes in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of Exchange Notes." All untendered Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Notes could be adversely affected.

    The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Company as of July 13, 1996. The information contained in this table should be read in conjunction with the financial data under "Selected Unaudited Pro Forma Consolidated Financial Data," the financial data under "Selected Historical Consolidated Financial Data" and the historical audited consolidated financial statements of Keebler and Sunshine, each with the related notes thereto and included elsewhere herein.

                                                                                      AS OF
                                                                                  JULY 13, 1996
                                                                                  -------------
                                                                                   (DOLLARS IN
                                                                                    MILLIONS)
Cash and cash equivalents......................................................      $   2.6
                                                                                  -------------
                                                                                  -------------
Short-term debt and current maturities of long-term debt.......................      $  36.7
Long-term debt:
  Senior Credit Facility:
    Revolving Credit Facility ($13.6 million included in current maturities)...       --
    Term Loans.................................................................        279.1
  Other long-term debt.........................................................         10.2
  Notes........................................................................        125.0
                                                                                  -------------
    Total debt (including current maturities)..................................        451.0
                                                                                  -------------
Shareholder's equity:
  Common Stock (1,000,000 shares outstanding,
    $1.00 par value)...........................................................          1.0
    Additional paid-in capital.................................................        172.0
    Retained earnings..........................................................          0.5
                                                                                  -------------
    Total shareholder's equity.................................................        173.5
                                                                                  -------------
TOTAL CAPITALIZATION...........................................................      $ 624.5
                                                                                  -------------
                                                                                  -------------

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                                    COMPANY


    The following unaudited pro forma consolidated financial data of the Company have been derived by the application of pro forma adjustments to the unaudited pro forma consolidated financial data of Keebler and Sunshine included elsewhere herein. The unaudited pro forma operating data for the periods presented give effect to the Sunshine Acquisition and the related financing transactions, as if the transactions had occurred as of the beginning of the periods presented. The unaudited balance sheet of the Company is presented as of July 13, 1996.


COMPANY UNAUDITED PRO FORMA OPERATING DATA

                                                                         TWENTY-EIGHT                 TWENTY-EIGHT
                                        FISCAL YEAR ENDED                   WEEKS       TWENTY-TWO       WEEKS
                                     -----------------------                ENDED          WEEKS         ENDED
                                     DECEMBER 30,  MARCH 31,               JULY 13,    ENDED JUNE 4,    JULY 13,
                                         1995        1996       1995         1996          1996           1996
                                        UBIUS      SUNSHINE    COMPANY     KEEBLER      SUNSHINE(1)     COMPANY
                                      PRO FORMA    PRO FORMA  PRO FORMA   PRO FORMA      PRO FORMA     PRO FORMA
                                     ------------  ---------  ---------  ------------  -------------  ------------
                                                                 (DOLLARS IN MILLIONS)
OPERATING DATA:
Gross sales.........................   $1,486.8     $ 607.0   $2,093.8      $848.0        $ 237.6       $1,085.6
Reclamations and discounts..........       43.9        20.1       64.0        27.3           10.4           37.7
                                     ------------  ---------  ---------     ------         ------     ------------
Net sales...........................    1,442.9       586.9    2,029.8       820.7          227.2        1,047.9
Cost of sales.......................      673.5       311.0      984.5       398.3          118.5          516.8
                                     ------------  ---------  ---------     ------         ------     ------------
Gross profit........................      769.4       275.9    1,045.3       422.4          108.7          531.1
Selling, marketing and
 administrative
 expenses...........................      803.5       268.5    1,072.0       425.0          113.6          538.6
Restructuring charges (gains).......         --       (16.5)     (16.5 )        --           (9.1)          (9.1)
Loss on impairment of salty snacks
business............................       86.5          --       86.5          --             --             --
Other...............................       (1.4)         --       (1.4 )       0.9             --            0.9
                                     ------------  ---------  ---------     ------         ------     ------------
Income (loss) from operations.......     (119.2)       23.9      (95.3 )      (3.5)           4.2            0.7
Interest expense....................       32.1        11.3       43.4        16.5            4.7           21.2
                                     ------------  ---------  ---------     ------         ------     ------------
Income (loss) from continuing
 operations before income taxes and
 extraordinary item.................     (151.3)       12.6     (138.7 )     (20.0)          (0.5)         (20.5)
Income tax expense (benefit)........       (0.4)        5.5        5.1         3.0           (0.2)           2.8
                                     ------------  ---------  ---------     ------         ------     ------------
Net income (loss)...................   $ (150.9)    $   7.1   $ (143.8 )    $(23.0)       $  (0.3)      $  (23.3)
                                     ------------  ---------  ---------     ------         ------     ------------
                                     ------------  ---------  ---------     ------         ------     ------------
OTHER DATA:
EBITDA(2)--before restructuring
 charges (gains)....................   $  (64.1)    $  24.7   $  (39.4 )    $ 23.0        $   3.2       $   26.2
Depreciation, amortization and
 non-cash expenses relating to
 retirement benefit programs........       55.1        17.3       72.4        26.5            8.1           34.6
Capital expenditures................   $   52.9     $   6.1   $   59.0      $ 12.3        $   3.0       $   15.3
Ratio of EBITDA to interest
expense.............................                              (0.9 )                                     1.2
Ratio of earnings to fixed
charges(3)..........................                                 -                                       0.3

------------


(1) The Company's twenty-eight weeks 1996 comprises the 28 weeks ended July 13, 1996 for Keebler and the twenty-two weeks ended June 4, 1996 for Sunshine. Keebler's fiscal year consists of thirteen four-week periods, with the first quarter consisting of four four-week periods and the second quarter consisting of three four-week periods. The Keebler Acquisition closed on the last day of the first four-week period of Keebler's fiscal 1996. The Sunshine Acquisition closed on June 4, 1996.



(2) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, restructuring, and non-cash expenses related to retirement benefit programs and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation form or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In particular, EBITDA does not include the effects of interest expense on earnings, including interest on the Company's $326.0 million Senior Indebtedness (as of July 13, 1996) or the Company's $125.0 million aggregate principal amount of Notes.



(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest. The pro forma deficiency of earnings to fixed charges was $138.7 million for the year ended December 30, 1995 and $20.5 million for the twenty-eight weeks ended July 13, 1996.


COMPANY BALANCE SHEET


                                                                                       AS OF
                                                                                   JULY 13, 1996
                                                                                   -------------
ASSETS
Current assets:
  Cash and cash equivalents.....................................................     $     2.6
  Trade accounts and notes receivable...........................................         143.0
  Inventories...................................................................         114.5
  Deferred income taxes.........................................................          49.3
  Other.........................................................................          19.5
                                                                                   -------------
      Total current assets......................................................         328.9
Property, plant and equipment, net..............................................         495.3
Goodwill........................................................................         261.7
Prepaid pension.................................................................          34.4
Other assets....................................................................          21.7
                                                                                   -------------
TOTAL ASSETS....................................................................     $ 1,142.0
                                                                                   -------------
                                                                                   -------------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Short-term debt and current maturities of long-term debt......................     $    36.7
  Trade accounts payable........................................................         105.1
  Other accrued liabilities.....................................................         196.7
                                                                                   -------------
      Total current liabilities.................................................         338.5
Long-term debt..................................................................         414.2
Deferred income taxes...........................................................          72.7
Postretirement and postemployment obligations...................................          39.2
Plant and facility closing costs................................................          74.2
Deferred compensation...........................................................          17.4
Other liabilities...............................................................          12.3
                                                                                   -------------
      Total liabilities.........................................................         968.5
Shareholder's equity
  Contributed capital...........................................................         173.0
  Retained earnings.............................................................           0.5
                                                                                   -------------
      Total shareholder's equity................................................         173.5
                                                                                   -------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY......................................     $ 1,142.0
                                                                                   -------------
                                                                                   -------------


------------

NOTE: The balance sheet of the Company as of July 13, 1996 includes the Keebler Acquisition and Sunshine Acquisition as follows:



The following provides an allocation of the Keebler purchase price.




Purchase Price...............................................              $ 487.5
Less: Discount recorded on seller note of $32.5..............                  8.2
Less: Assets acquired........................................                814.0
Plus: Liabilities assumed....................................                767.9
Less: preliminary asset purchase price allocation
   . Cash....................................................      (3.2)
   . Trade receivables.......................................      32.8
   . Receivables from affiliates.............................     (39.9)
   . Inventory...............................................       1.6
   . Deferred tax assets.....................................      42.2
   . Property, plant, and equipment..........................      46.6
   . Pension asset...........................................      20.6
   . Note receivable from affiliate..........................    (133.0)
   . Other assets............................................     (16.3)
   . Historical goodwill.....................................     (52.5)    (101.1)
                                                                -------
Plus: Preliminary liability purchase price allocation
   . Commercial paper........................................    (223.9)
   . Trade accounts payable..................................       2.5
   . Accrued liabilities.....................................      (3.9)
   . Income tax payable......................................       1.8
   . Restructuring reserves..................................      23.2
   . Note payable to affiliates..............................    (105.0)
   . Debt....................................................    (130.4)
   . Deferred tax liabilities................................      54.7
   . Postretirement/postemployment obligations...............     (17.5)
   . Other...................................................       3.1     (395.4)
                                                                -------    -------
Unallocated excess purchase price over net assets acquired...              $ 138.9
                                                                           -------
                                                                           -------



The following provides a preliminary allocation of the Sunshine purchase price.



Purchase Price...............................................              $ 171.6

Less: Assets acquired........................................                194.8
Plus: Liabilities assumed....................................                190.1
Less: Preliminary asset purchase price allocation
   . Receivables from affiliates.............................      (2.8)
   . Inventory...............................................       3.7
   . Restructuring reserves..................................     (42.0)
   . Other assets............................................      (2.8)     (43.9)
                                                                -------
Plus: Preliminary liability purchase price allocation........
   . Accrued liabilities.....................................       1.7
   . Payable to affiliates...................................     (12.5)
   . Debt....................................................     (77.0)
   . Other...................................................      (0.1)     (87.9)
                                                                -------    -------
Unallocated excess purchase price over net assets acquired...              $ 122.9
                                                                           -------
                                                                           -------

                                    KEEBLER

    The following unaudited pro forma consolidated financial data of Keebler have been derived by the application of pro forma adjustments to the historical consolidated financial statements of Keebler included elsewhere herein. The unaudited pro forma operating data for the periods presented give effect to the Keebler Acquisition and the Notes Offering (excluding related fees and expenses), as if all related transactions had occurred on January 1, 1995.

KEEBLER UNAUDITED PRO FORMA OPERATING DATA

                                                                                                                     KEEBLER
                                   UBIUS                                                  UBIUS                    CORPORATION
                  ---------------------------------------                 -------------------------------------   -------------
                                                           TWENTY-EIGHT
                                YEAR ENDED                  WEEKS ENDED             FOUR WEEKS ENDED               TWENTY-FOUR
                             DECEMBER 30, 1995             JULY 13, 1996            JANUARY 26, 1996               WEEKS ENDED
                  ---------------------------------------  -------------  -------------------------------------   JULY 13, 1996
                               PRO FORMA                                                  PRO FORMA               -------------
                  HISTORICAL  ADJUSTMENTS       PRO FORMA    PRO FORMA    HISTORICAL     ADJUSTMENTS  PRO FORMA    HISTORICAL
                  ----------  -----------       ---------  -------------  ----------     -----------  ---------   -------------
                                                              (DOLLARS IN MILLIONS)
OPERATING DATA:
Gross sales......  $ 1,629.5    $(142.7)(a)     $1,486.8      $ 848.0       $106.6         $    --     $ 106.6       $ 741.4
Reclamations and
 discounts.......       50.9       (7.0)(a)         43.9         27.3          4.9              --         4.9          22.4
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
Net sales........    1,578.6     (135.7)         1,442.9        820.7        101.7                       101.7         719.0
Cost of sales....      746.8      (73.3)(a)(b)     673.5        398.3         54.9             0.1(b)     55.0         343.4
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
Gross profit.....      831.8      (62.4)           769.4        422.4         46.8            (0.1)       46.7         375.6
Selling,
 marketing and
 administrative
 expenses........      884.6      (81.1)(a)(c)     803.5        425.0         71.4             0.5(c)     71.9         353.6
Loss on
 impairment of
 Salty Snacks
 business........       86.5         --             86.5           --           --              --          --            --
Other............       (1.4)        --             (1.4 )        0.9          0.9              --         0.9            --
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
Income (loss)
 from
 operations......     (137.9)      18.7           (119.2 )       (3.5)       (25.5)           (0.6)      (26.1)         22.0
Interest
 expense.........       28.2        3.9(d)          32.1         16.5         (0.1)            0.3(d)      0.2          16.6
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
Income (loss)
 from continuing
 operations
 before income
 taxes and
extraordinary
 item............     (166.1)      14.8           (151.3 )      (20.0)       (25.4)           (0.9)      (26.3)          5.4
Income tax
 (benefit)
 expense.........       (0.4)        --             (0.4 )        3.0           --              --          --           3.0
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
Net income
 (loss)..........  $  (165.7)   $  14.8         $ (150.9 )    $ (23.0)      $(25.4)        $  (0.9)    $ (26.3)      $   2.4
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
                  ----------  -----------       ---------      ------     ----------     -----------  ---------       ------
OTHER DATA:
EBITDA...........  $   (89.7)   $  25.6         $  (64.1 )    $  23.0       $(23.3)        $    --     $ (23.3)      $  45.7
Depreciation,
 amortization and
 non-cash
 expenses
 relating to
 retirement
 benefit
 programs........       48.2        6.9             55.1         26.5          2.2             0.6         2.8          23.7
Capital
 expenditures....       54.9       (2.0)            52.9         12.3          3.2              --         3.2           9.1

------------


 (a)  Adjustment to remove the fiscal 1995 salty snacks business gross sales, reclamations and discounts, cost of sales, and direct selling, marketing and administrative expenses of
      $142.7 million, $7.0 million, $74.0 million, and $87.3 million, respectively.
 (b)  Adjustments reflect increased depreciation of factory equipment due to preliminary fixed assets revaluation ($0.7 per year).
 (c)  Adjustments reflect (i) the amortization of goodwill of $138.9 over a 40-year period
      ($3.5 per year, net of Keebler's historical goodwill amortization of $1.7 per year),
      (ii) increased depreciation of buildings and delivery/administrative equipment due to preliminary fixed asset revaluation ($3.3 per year) and (iii) amortization of organizational expense of $5.5 over a 5-year period ($1.1 per year).
 (d)  The pro forma adjustment to net interest expense reflects the following:



 Borrowings under the Senior Credit Facility--$200.0 @ various
rates.............................................................   $ 16.5
 Senior Subordinated Notes due 2006--$125.0 @ 10 3/4%.............     13.4
 Industrial revenue bonds--$20.3 @ various rates..................      1.0
                                                                     ------
                                                                       30.9
 Elimination of historical net interest expense...................    (28.2)
 Amortization of debt issuance costs..............................      1.2
                                                                     ------
                                                                     $  3.9
                                                                     ------
                                                                     ------


 (e)  No income tax benefit has been ascribed to the pro forma
      1995 pretax loss because Keebler had no available tax loss carryback.


Note: The following provides a preliminary allocation of the purchase price.


Purchase Price.................................................              $ 487.5
Less: Discount recorded on seller note of $32.5................                  8.2
Less: Assets acquired..........................................                814.0
Plus: Liabilities assumed......................................                767.9
Less: Preliminary asset purchase price allocation
   . Cash......................................................      (3.2)
   . Trade receivables.........................................      32.8
   . Receivables from affiliates...............................     (39.9)
   . Inventory.................................................       1.6
   . Deferred tax assets.......................................      42.2
   . Property, plant, and equipment............................      46.6
   . Pension asset.............................................      20.6
   . Note receivable from affiliate............................    (133.0)
   . Other assets..............................................     (16.3)
   . Historical goodwill.......................................     (52.5)    (101.1)
                                                                  -------
Plus: Preliminary liability purchase price allocation
   . Commercial paper..........................................    (223.9)
   . Trade accounts payable....................................       2.5
   . Accrued liabilities.......................................      (3.9)
   . Income tax payable........................................       1.8
   . Restructuring reserves....................................      23.2
   . Note payable to affiliates................................    (105.0)
   . Debt......................................................    (130.4)
   . Deferred tax liabilities..................................      54.7
   . Postretirement/postemployment obligations.................     (17.5)
   . Other.....................................................       3.1     (395.4)
                                                                  -------    -------
Unallocated excess purchase price over net assets acquired.....              $ 138.9
                                                                             -------
                                                                             -------



Note: The historical results for periods prior to January 26, 1996 include the operating losses of the salty snacks business and the impairment loss on the shutdown or divestiture of this business as well as do not include the effect of cost savings actions taken by prior management as part of the contractual conditions of sale of the
      Company to INFLO. Such actions resulted in annualized cost savings of $59.8 million and principally relate to headcount reductions in the sales and distribution system and corporate administration made possible by the divestiture of the frozen food and/or the shutdown of the Salty Snacks operations.



Historical results of operations of UBIUS...........................    $ (137.9)
Salty snacks operating loss.........................................        25.6
Impairment of the salty snacks business.............................        86.5
Keebler Acquisition:
 Cost savings actions contractually committed by prior management...        59.8
 One-time gain on sale of trademarks net of one-time costs relating
to Keebler Acquisition..............................................        (3.0)
                                                                       ----------
Estimated results of operations.....................................    $   31.0
                                                                       ----------
                                                                       ----------

                                    SUNSHINE

    The following unaudited pro forma financial data of Sunshine have been derived by the application of pro forma adjustments to the historical financial statements of Sunshine included elsewhere herein. The unaudited pro forma operating data for the periods presented give effect to the Sunshine Acquisition, the closing of Sunshine's Oakland bakery, the sale of Sunshine's Salerno cookie and cracker division and the sale of Salerno's bakery near Chicago, as if such transactions had occurred as of the beginning of the periods presented. The unaudited pro forma balance sheet gives effect to the Sunshine Acquisition and such other transactions, as if such transactions had occurred as of the dates presented. As Sunshine's year-end is March 31st, the fourth quarter financial data of Sunshine have been utilized for the historical basis of the quarter ended March 31, 1996 as Sunshine's fiscal year was prospectively conformed as of the date of the Sunshine Acquisition.

SUNSHINE UNAUDITED PRO FORMA OPERATING DATA

                                                  FOR THE FISCAL YEAR ENDED          FOR THE TWENTY-TWO WEEKS ENDED JUNE
                                                        MARCH 31, 1996                             4, 1996
                                            --------------------------------------   ------------------------------------
                                                          PRO FORMA                                PRO FORMA
                                            HISTORICAL   ADJUSTMENTS     PRO FORMA   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                            ----------   -----------     ---------   ----------   -----------   ---------
                                                                        (DOLLARS IN MILLIONS)
OPERATING DATA:
Gross sales...............................    $649.8       $ (42.8)(a)    $ 607.0      $240.4       $  (2.8)(a)  $ 237.6
Reclamations and discounts................      21.5          (1.4)(a)       20.1        10.6          (0.2)(a)     10.4
                                               -----         -----       ---------      -----         -----     ---------
Net sales.................................     628.3         (41.4)         586.9       229.8          (2.6)       227.2
Cost of sales.............................     340.0         (29.0)(b)      311.0       119.7          (1.2)(b)    118.5
                                               -----         -----       ---------      -----         -----     ---------
Gross profit..............................     288.3         (12.4)         275.9       110.1          (1.4)       108.7
Selling, marketing and administrative
 expenses.................................     281.4         (12.9)(c)      268.5       114.9          (1.3)(c)    113.6
Restructuring charges (gains).............     (16.5)                       (16.5)       (9.1)       --             (9.1)
                                               -----         -----       ---------      -----         -----     ---------
Income (loss) from operations.............      23.4           0.5           23.9         4.3          (0.1)         4.2
Interest expense..........................       9.3           2.0(d)        11.3         3.0           1.7(d)       4.7
                                               -----         -----       ---------      -----         -----     ---------
Income (loss) before income taxes.........      14.1          (1.5)          12.6         1.3          (1.8)        (0.5)
Income tax expense (benefit)..............       6.2          (0.7)(e)        5.5         0.6           (.8)(e)     (0.2)
                                               -----         -----       ---------      -----         -----     ---------
Net income (loss).........................    $  7.9       $  (0.8)       $   7.1      $  0.7       $  (1.0)     $  (0.3)
                                               -----         -----       ---------      -----         -----     ---------
                                               -----         -----       ---------      -----         -----     ---------
OTHER DATA:
EBITDA--before restructuring (gains)......    $ 19.3       $   5.4        $  24.7      $  1.2       $   2.0      $   3.2
Depreciation, amortization and non-cash
 expenses relating to retirement benefit
 programs.................................      12.4       $   4.9           17.3         6.0       $   2.1          8.1
Capital expenditures......................    $  6.1        --            $   6.1      $  3.0        --          $   3.0

------------

 (a)  The adjustment to gross sales, reclamations and discounts and net sales resulted from the sale of Sunshine's Salerno cookie and cracker division prior to the Sunshine
      Acquisition.

 (b)

                                                                             TWENTY-TWO
                                                                             WEEKS ENDED
                                                        FISCAL YEAR ENDED      JUNE 4,
                                                         MARCH 31, 1996         1996
                                                        -----------------    -----------

Cost of sales of Salerno cookie and cracker division
 and related bakery..................................        $ (29.4)           $(1.8)
Savings resulting from closing Oakland plant.........           (1.5)              --
Additional depreciation of stepped-up property, plant
 and equipment (10 year composite life)..............            2.9              1.1
Amortization of postretirement benefit transition
 obligation..........................................           (1.0)            (0.5)
                                                               -----              ---
                                                             $ (29.0)           $(1.2)
                                                               -----              ---
                                                               -----              ---

(Notes continued on following page)

                                                                             TWENTY-TWO
                                                                             WEEKS ENDED
                                                        FISCAL YEAR ENDED      JUNE 4,
                                                         MARCH 31, 1996         1996
                                                        -----------------    -----------
Reduction in selling and administrative expenses as a
 result of the sales of Sunshine's Salerno cookie and
 cracker division and related bakery.................        $ (15.4)           $(3.5)
Elimination of historical goodwill amortization......           (0.7)            (0.3)
Amortization of new goodwill (40 year amortization
 period).............................................            3.2              1.3
Other................................................             --              1.2
                                                               -----              ---
                                                             $ (12.9)           $(1.3)
                                                               -----              ---
                                                               -----              ---

 (d)

Borrowings under the Senior Credit Facility--$114.0
 at various interest rates...........................        $  10.2            $ 4.4
Elimination of historical interest expense...........           (9.3)            (3.0)
Amortization of debt issuance costs and other........            1.1              0.3
                                                               -----              ---
                                                             $   2.0            $ 1.7
                                                               -----              ---
                                                               -----              ---

 (e) The income tax effect of the pro forma adjustments on income (loss) before income taxes is based on the effective tax rate for fiscal 1996 of 43.8% and the effective rate for the twenty-two weeks ended June 4, 1996 of 45.8%.

Note. Income (loss) from operations for the fiscal year ended March 31, 1996 and for the twenty-two weeks ended June 4, 1996 include amounts classified as restructuring charges (gains) that relate to:

Gains on the sales of the Salerno cookie and cracker
 division and related bakery.........................        $ (13.6)           $(6.2)
Gains from reducing restructuring cost, accrued in
fiscal 1995..........................................           (2.9)            (2.9)
                                                               -----              ---
                                                             $ (16.5)           $(9.1)
                                                               -----              ---
                                                               -----              ---

SUNSHINE UNAUDITED PRO FORMA BALANCE SHEET

                                                                           AS OF JUNE 4, 1996
                                                                 --------------------------------------
                                                                                              SUNSHINE
                                                                 HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                                 ----------    -----------    ---------
                                                                         (DOLLARS IN MILLIONS)
ASSETS
Current assets:
  Trade accounts and notes receivable.........................     $ 33.4        $--           $  33.4
  Receivables from affiliates.................................        2.8           (2.8)(b)     --
  Inventories.................................................       38.7            3.9(c)       42.6
  Deferred income taxes.......................................        7.0           13.2(d)       20.2
  Other.......................................................        4.5         --               4.5
                                                                 ----------    -----------    ---------
      Total current assets....................................       86.4           14.3         100.7
Property, plant and equipment, net............................       89.7           29.4(e)      119.1
Goodwill and other intangibles................................       14.3          108.6(f)      122.9
Prepaid pension...............................................       10.6          (10.6)(g)     --
Other assets..................................................        2.8            1.3(h)        4.1
                                                                 ----------    -----------    ---------
TOTAL ASSETS..................................................     $203.8        $ 143.0       $ 346.8
                                                                 ----------    -----------    ---------
                                                                 ----------    -----------    ---------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Cash overdraft..............................................     $ (5.4)       $  36.2(a)    $  30.8
  Short-term debt and current maturities of long-term debt....        5.0           (1.5)(i)       3.5
  Trade accounts payable......................................       34.6         --              34.6
  Other accrued liabilities...................................       23.2         --              23.2
  Restructuring reserves......................................      --              38.8(j)       38.8
  Due to affiliated companies.................................       11.5          (11.5)(b)     --
                                                                 ----------    -----------    ---------
      Total current liabilities...............................       68.9           62.0         130.9
Long-term debt................................................       72.0           40.2(i)      112.2
Deferred income taxes.........................................        9.9           (9.9)(d)     --
Pension liability.............................................       19.2            6.9(g)       26.1
Postretirement and employment obligations.....................       11.9           18.0(g)       29.9
Restructuring reserves........................................        1.7           21.3(j)       23.0
Other liabilities.............................................        1.1         --               1.1
                                                                 ----------    -----------    ---------
      Total liabilities.......................................      184.7          138.5         323.2
Shareholder's equity
  Contributed capital.........................................       34.7          (11.1)(k)      23.6
  Retained earnings (deficit).................................      (15.6)          15.6(k)      --
                                                                 ----------    -----------    ---------
Total shareholder's equity....................................       19.1            4.5          23.6
                                                                 ----------    -----------    ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY....................     $203.8        $ 143.0       $ 346.8
                                                                 ----------    -----------    ---------
                                                                 ----------    -----------    ---------

------------

 (a)  Available cash to be provided by Keebler.
 (b)  Sunshine had certain receivables from and payables to affiliates which have been largely eliminated as a result of the Sunshine Acquisition.
 (c)  The adjustment of inventory to its estimated fair market value represents the elimination of the historical LIFO reserve.
 (d)  Reflects the recording of estimated opening deferred income taxes resulting from the
      Sunshine Acquisition.
 (e)  Reflects the estimated step-up in property, plant and equipment to fair value. Buildings are depreciated over a useful life of ten to thirty-nine years. Machinery and equipment is depreciated over a useful life of six to twenty-five years. Office furniture and fixtures are depreciated over a useful life of five years. Delivery equipment is depreciated over a useful life of six years. Land is not depreciated.

(Notes continued on following page)

 (f)  The Sunshine Acquisition will be accounted for as a purchase. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets of the
      Company. The final allocation of the purchase price could differ significantly from the pro forma amounts included herein.
      The following provides a preliminary allocation of the Sunshine purchase price.



Purchase Price.............................................             $171.6
Less: Assets acquired......................................              194.8
Plus: Liabilities assumed..................................              190.1
Less: Preliminary asset purchase price allocation
   . Receivables from affiliates...........................     (2.8)
   . Inventory.............................................      3.7
   . Restructuring reserves................................    (42.0)
   . Other assets..........................................     (2.8)    (43.9)
                                                              ------
Plus: Preliminary liability purchase price allocation......
   . Accrued liabilities...................................      1.7
   . Payable to affiliates.................................    (12.5)
   . Debt..................................................    (77.0)
   . Other.................................................     (0.1)    (87.9)
                                                              ------    ------
Unallocated excess purchase price over net assets
acquired...................................................             $122.9
                                                                        ------


 (g) Reflects the following adjustments to pension and postretirement accounts:




Elimination of historical intangible pension
asset...........................................        $ (10.6)
                                                         ------
                                                         ------
Required pension liability......................        $  26.1
Historical pension liability....................          (19.2)
                                                         ------
                                                        $   6.9
                                                         ------
                                                         ------
Required postretirement liability...............        $  29.9
Historical postretirement liability.............          (11.9)
                                                         ------
                                                        $  18.0
                                                         ------
                                                         ------

 (h) Reflects the elimination of certain historical other non-current assets to conform to Keebler's accounting policies and the capitalization of incremental deferred financing fees resulting from the Sunshine Acquisition:

Deferred plate charges..........................        $  (0.8)
Deferred package design.........................           (0.9)
Incremental deferred financing fees.............            3.0
                                                         ------
                                                        $   1.3
                                                         ------
                                                         ------

 (i) Reflects the elimination of debt assumed by the seller and the recording of the new financing:

                                                              NONCURRENT    CURRENT
                                                              ----------    -------
Elimination of historical current portion of long term
 debt......................................................         --      $ (5.0 )
Elimination of historical long term debt...................     $(72.0)         --
Borrowings under the Senior Credit Facility................      114.0          --
Other......................................................        1.7          --
                                                                 -----      -------
Net adjustment.............................................       43.7        (5.0 )
Less current portion of debt...............................       (3.5)        3.5
                                                                 -----      -------
                                                                $ 40.2      $ (1.5 )
                                                                 -----      -------
                                                                 -----      -------

 (j)  Reflects the recording of management's estimate of accruals for non-recurring expenses following the consummation of the Sunshine Acquisition including (i) a $29.8 million provision for integrating Sunshine's retail branded volume into Keebler's DSD system,
      (ii) a $12.0 million provision for eliminating redundant corporate overhead functions,
      (iii) a $1.0 million provision for eliminating bakery overhead functions, and (iv) a
      $19.0 million provision for rationalizing manufacturing.

 (k)  Reflects the elimination of historical equity and the recording of the new equity:

Recording of new equity............................        $  23.6
Historical equity..................................          (34.7)
                                                             -----
                                                           $ (11.1)
                                                             -----
                                                             -----

                       SELECTED HISTORICAL FINANCIAL DATA
                                    KEEBLER

   The following selected historical financial data for fiscal 1993, 1994 and 1995 were derived from, and should be read in conjunction with, the historical audited consolidated financial statements of UBIUS, including the respective notes thereto, included elsewhere herein. The selected historical financial data as of July 15, 1995 and for the twenty-eight weeks and twelve weeks then ended were derived from the unaudited financial statements of UBIUS. The selected historical financial data as of January 26, 1996 were derived from the unaudited financial statements of UBIUS. The selected historical financial data as of July 13, 1996 and for the twenty-four weeks and twelve weeks then ended were derived from the unaudited financial statements of Keebler. The Keebler Acquisition occurred as of January 26, 1996 and as a result, the twenty four and twelve week periods ended July 13, 1996 are not comparable to the twenty-eight and twelve weeks periods ended July 15, 1995 due to the strategic plan implemented by the new management team at Keebler, including several cost reductions which were implemented immediately following the acquisition date as well as a new basis of accounting established as a direct result of the acquisition.

                                                                                         UBIUS
                                                       --------------------------------------------------------------------------
                                                                                                       TWENTY-
                                                                       YEAR ENDED                       EIGHT
                                                       ------------------------------------------    WEEKS ENDED       TWELVE
                                                       JANUARY 1,    DECEMBER 31,    DECEMBER 30,     JULY 15,       WEEKS ENDED
                                                          1994           1994            1995           1995        JULY 15, 1995
                                                       ----------    ------------    ------------    -----------    -------------
                                                                                 (DOLLARS IN MILLIONS)
OPERATING DATA:
Gross sales.........................................    $1,704.5       $1,645.0        $1,629.5       $   852.4        $ 372.2
Reclamations and discounts..........................        54.4           45.3            50.9            25.9           11.1
                                                       ----------        ------          ------      -----------         -----
Net sales...........................................     1,650.1        1,599.7         1,578.6           826.5          361.1
Cost of sales.......................................       718.6          705.5           746.8           392.9          171.7
                                                       ----------        ------          ------      -----------         -----
Gross profit........................................       931.5          894.2           831.8           433.6          189.4
Selling, marketing and administrative expenses......       878.9          845.7           884.6           459.0          194.8
Restructuring charges...............................       120.1         --              --              --             --
Loss at impairment of Salty Snacks business.........      --             --                86.5          --             --
Other...............................................         0.1            2.1            (1.4)            1.2            0.5
                                                       ----------        ------          ------      -----------         -----
Income (loss) from operations.......................       (67.6)          46.4          (137.9)          (26.6)          (5.9)
Interest expense (income)...........................        81.6           74.4            28.2            16.0            5.7
                                                       ----------        ------          ------      -----------         -----
Income (loss) from continuing operations before
 income taxes, extraordinary item and cumulative
effect of accounting changes........................      (149.2)         (28.0)         (166.1)          (42.6)         (11.6)
Income tax (benefit) expense........................       (22.3)          (1.1)           (0.4)         --             --
                                                       ----------        ------          ------      -----------         -----
Income (loss) from continuing operations before
 extraordinary item and cumulative effect of
accounting changes..................................      (126.9)         (26.9)         (165.7)          (42.6)         (11.6)
Discontinued operations:
 Income from operations of discontinued frozen foods
   business, net of tax.............................         0.6            3.4             7.4             2.9            1.0
 Gain on disposal of frozen foods business,
   net of tax.......................................      --             --              --              --             --
                                                       ----------        ------          ------      -----------         -----
Income (loss) before extraordinary item and
 cumulative effect of accounting changes............      (126.3)         (23.5)         (158.3)          (39.7)         (10.6)
Extraordinary item-loss on early extinguishment of
 debt (net of income taxes of $1,259)...............
                                                          --             --              --              --
Cumulative effect of accounting changes.............       (20.9)           0.5          --              --
                                                       ----------        ------          ------      -----------         -----
Net income (loss)...................................    $ (147.2)      $  (23.0)       $ (158.3)      $   (39.7)       $ (10.6)
                                                       ----------        ------          ------      -----------         -----
                                                       ----------        ------          ------      -----------         -----
OTHER DATA:
EBITDA--before restructuring charges (gains)........    $   89.8       $   82.1        $  (89.7)      $    (0.9)       $   5.5
Depreciation, amortization and non-cash expenses
 relating to retirement benefit programs............        37.3           35.7            48.2            25.7           11.4
Capital expenditures................................    $   30.6       $   54.6        $   54.9       $    24.4        $  10.1

                                                                                         AS OF
                                                       --------------------------------------------------------------------------
                                                       JANUARY 1,    DECEMBER 31,    DECEMBER 30,     JULY 15,
                                                          1994           1994            1995           1995
                                                       ----------    ------------    ------------    -----------
                                                                                 (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Cash and cash equivalents...........................    $    6.4       $   12.5        $    2.9       $     5.6
Total assets........................................     1,019.0        1,001.2           926.9         1,012.3
Due to affiliate....................................       850.0          550.0           105.0            80.0
Total debt..........................................       233.2          333.2           437.6           398.5
Shareholder's equity (deficit)......................    $ (511.9)      $ (234.9)       $   51.8       $   169.4

                                                                            KEEBLER CORPORATION
                                                       FOUR WEEKS      ------------------------------
                                                          ENDED         TWENTY-FOUR        TWELVE
                                                       JANUARY 26,      WEEKS ENDED      WEEKS ENDED
                                                          1996         JULY 13, 1996    JULY 13, 1996
                                                      -------------    -------------    -------------
OPERATING DATA:
Gross sales.........................................     $ 106.6          $ 741.4         $   395.8
Reclamations and discounts..........................         4.9             22.4              12.0
                                                           -----            -----            ------
Net sales...........................................       101.7            719.0             383.8
Cost of sales.......................................        54.9            343.4             185.9
                                                           -----            -----            ------
Gross profit........................................        46.8            375.6             197.9
Selling, marketing and administrative expenses......        71.4            353.6             187.1
Restructuring charges...............................      --               --               --
Loss at impairment of Salty Snacks business.........      --               --               --
Other...............................................         0.9           --               --
                                                           -----            -----            ------
Income (loss) from operations.......................       (25.5)            22.0              10.8
Interest expense (income)...........................        (0.1)            16.6               8.9
                                                           -----            -----            ------
Income (loss) from continuing operations before
 income taxes, extraordinary item and cumulative
effect of accounting changes........................       (25.4)             5.4               1.9
Income tax (benefit) expense........................      --                  3.0               1.1
                                                           -----            -----            ------
Income (loss) from continuing operations before
 extraordinary item and cumulative effect of
accounting changes..................................       (25.4)             2.4               0.8
Discontinued operations:
 Income from operations of discontinued frozen foods
   business.........................................      --               --               --
 Gain on disposal of frozen foods business..........        18.9           --               --
                                                           -----            -----            ------
Income (loss) before extraordinary item and
 cumulative effect of accounting changes............        (6.5)             2.4               0.8
Extraordinary item-loss on early extinguishment of
 debt (net of income taxes of $1,259)...............
                                                          --                  1.9               1.9
Cumulative effect of accounting changes.............      --               --               --
                                                           -----            -----            ------
Net income (loss)...................................     $  (6.5)         $   0.5         $    (1.1)
                                                           -----            -----            ------
                                                           -----            -----            ------
OTHER DATA:
EBITDA--before restructuring charges (gains)........     $ (23.3)         $  45.7         $    23.1
Depreciation, amortization and non-cash expenses
 relating to retirement benefit programs............         2.2             23.7              12.3
Capital expenditures................................     $   3.2          $   9.1         $     9.1

                                                       JANUARY 26,       JULY 13,
                                                          1996             1996
                                                      -------------    -------------
BALANCE SHEET DATA:
Cash and cash equivalents...........................     $   5.3          $   2.6
Total assets........................................       850.6          1,142.0
Due to affiliate....................................       105.0           --
Total debt..........................................       374.6            451.0
Shareholder's equity (deficit)......................     $  45.3          $ 173.5



Note: Net sales and cost of sales were $1.6 billion and $673 million, and $1.7 billion and $735 million for the years ended December 28, 1991 and January 3, 1992, respectively.

                                    SUNSHINE

   The following selected historical financial data were derived from, and should be read in conjunction with, the historical audited financial statements of Sunshine, including the respective notes thereto, included elsewhere herein.

                                                                     FISCAL YEAR ENDED MARCH
                                                                               31,
                                                                    --------------------------
                                                                     1994      1995      1996
                                                                    ------    ------    ------
                                                                      (DOLLARS IN MILLIONS)
OPERATING DATA:
Gross sales......................................................   $665.4    $654.4    $649.8
Reclamations and discounts.......................................     22.2      24.6      21.5
                                                                    ------    ------    ------
Net sales........................................................    643.2     629.8     628.3
Cost of sales....................................................    335.4     350.3     340.0
                                                                    ------    ------    ------
Gross profit.....................................................    307.8     279.5     288.3
Selling, marketing, administrative and other expenses............    292.4     300.7     281.4
Restructuring charges (gains)....................................     --        21.9     (16.5)
                                                                    ------    ------    ------
Income (loss) from operations....................................     15.4     (43.1)     23.4
Interest expense.................................................      6.5       8.4       9.3
                                                                    ------    ------    ------
Income (loss) before income taxes, discontinued operations and
extraordinary item...............................................      8.9     (51.5)     14.1
Income tax expense (benefit).....................................      4.0     (18.9)      6.2
                                                                    ------    ------    ------
Income (loss) before discontinued operation and extraordinary
item.............................................................      4.9     (32.6)      7.9
Loss from discontinued operations................................     (2.6)     --        --
                                                                    ------    ------    ------
Income (loss) before extraordinary item..........................      2.3     (32.6)      7.9
Extraordinary item--loss on early extinguishment of debt (net of
income tax)......................................................     --        --         2.8
                                                                    ------    ------    ------
Net income (loss)................................................   $  2.3    $(32.6)   $  5.1
                                                                    ------    ------    ------
                                                                    ------    ------    ------
OTHER DATA:
EBITDA--before restructuring charges (gains).....................   $ 25.3    $ (8.3)   $ 19.3
Depreciation, amortization and non-cash expenses relating to
retirement benefit programs......................................      9.9      12.9      12.4
Capital expenditures.............................................   $ 10.9    $ 10.7    $  6.1

                                                                              AS OF MARCH 31,
                                                                             -----------------
                                                                              1995       1996
                                                                             ------     ------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)

BALANCE SHEET DATA:
Cash and cash equivalents.................................................   $  2.1     $  1.8
Total assets..............................................................    240.3      212.7
Due to affiliates.........................................................      2.8        0.4
Total debt................................................................     93.8       86.7
Shareholder's equity......................................................   $ 17.6     $ 22.7

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                    KEEBLER


    Set forth below is a discussion of the financial condition and results of operations of Keebler for the fiscal years ended January 1, 1994, December 31, 1994 and December 30, 1995 and for the twenty-eight weeks ended July 13, 1996 and July 15, 1995. The twenty-eight weeks ended July 13, 1996 include four weeks of Keebler under former management and twenty-four weeks of Keebler under current management. The financial results include the financial information relating to the salty snacks business and present the frozen food business as a discontinued operation, both of which were sold or liquidated by UBIUS prior to the consummation of the Keebler Acquisition. The following discussion of Keebler's results of operations and of its liquidity and capital resources should be read in conjunction with the Selected Financial Data and the Financial Statements of Keebler and related notes thereto appearing elsewhere in this Prospectus. References herein to fiscal 1993, 1994 and 1995 refer to Keebler's fiscal years ended January 1, 1994, December 31, 1994 and December 30, 1995, respectively, unless the context otherwise requires.


RESULTS OF OPERATIONS OF KEEBLER


    Operational results in 1996 reflect the impact of additional expense associated with the acquisition of Keebler by INFLO Holdings Corporation. As a result of the acquisition, there will be $3.3 million of additional depreciation expense recognized in 1996. In addition, the Company has more debt than the predecessor company. The additional debt was entered into to finance the Keebler Acquisition. The higher debt balance and the amortization of debt issuance costs are expected to result in interest charges in 1996 being $3.9 million higher as compared to prior year. Under a preliminary allocation of the purchase price, $138.9 million of intangibles, including goodwill, was recorded which will account for $3.5 million in amortization expense per year over the next forty years compared to amortization of $1.7 million in fiscal 1995.



    The financial results of UBIUS include the results of operations of the salty snacks business for the fiscal years ended January 1, 1994, December 31, 1994, and December 30, 1995, and for the twenty-eight week period ended July 15, 1995. The salty snacks business, prior to the Keebler Acquisition, was divested or liquidated by prior management as a contractual condition to the Keebler Acquisition. The condensed results of operations of this business for these periods are as follows:


                                                                                              TWENTY-EIGHT
                                                            FISCAL YEAR ENDED                 WEEKS ENDED
                                                ------------------------------------------    ------------
                                                JANUARY 1,    DECEMBER 31,    DECEMBER 30,      JULY 15,
                                                   1994           1994            1995            1995
                                                ----------    ------------    ------------    ------------
                                                                  (DOLLARS IN MILLIONS)
Net sales....................................     $235.9         $192.1          $142.6          $ 85.4
Income (loss) from operations................       (1.3)           6.3           (25.6)          (11.1)



    The financial results of UBIUS include the results of operations of the frozen foods business for the fiscal years ended January 1, 1994, December 31, 1994, and December 30, 1995, and for the twenty-eight week period ended July 15, 1995 as a discontinued operation.



    The financial results for the fiscal years ended January 1, 1994, December 31, 1994, and December 30, 1995, and for the twenty-eight week period ended July 15, 1995 also include certain costs relating to Keebler's sales and distribution system and corporate administrative functions that, as a contractual condition of the Keebler Acquisition, were dismantled by prior management and the cost thereof borne by United Biscuits. Such actions are expected to result in annualized cost savings of $59.8 million.

    Together, the above described events and actions have a significant impact on the historical financial results of Keebler's business, as shown below for the fiscal year ended December 30, 1995:



Historical results of operations of UBIUS.........................................   $(137.9)
Salty snacks operating loss.......................................................      25.6
Impairment of the salty snacks business...........................................      86.5
Keebler Acquisition:
  Cost savings actions contractually committed by prior management................      59.8
  One-time gain on sale of trademarks net of one-time costs relating to Keebler
Acquisition.......................................................................      (3.0)
                                                                                     -------
Estimated results of operations...................................................   $  31.0
                                                                                     -------
                                                                                     -------



    Keebler's results of operations expressed as a percentage of net sales for fiscal 1993, 1994 and 1995 and for the twenty-eight weeks ended July 15, 1995 and July 13, 1996 are set forth below:


                                                                                           TWENTY-EIGHT WEEKS
                                                           FISCAL YEAR ENDED                      ENDED
                                                ----------------------------------------   -------------------
                                                JANUARY 1,   DECEMBER 31,   DECEMBER 30,   JULY 13,   JULY 15,
                                                   1994          1994           1995         1996       1995
                                                ----------   ------------   ------------   --------   --------
Net sales.....................................     100.0%        100.0%         100.0%       100.0%     100.0%
Cost of sales.................................      43.5          44.1           47.3         48.5       47.5
                                                   -----         -----          -----      --------   --------
Gross profit..................................      56.5          55.9           52.7         51.5       52.5
Selling, marketing and admin. expenses........      53.3          52.9           56.0         51.8       55.5
Restructuring charges.........................       7.3        --             --            --         --
Loss on impairment of salty snacks business...     --           --                5.5        --         --
Other.........................................     --              0.1           (0.1)         0.1        0.2
                                                   -----         -----          -----      --------   --------
(Loss) income from operations.................      (4.1)          2.9           (8.7)        (0.4)      (3.2)
Net interest expense..........................       4.9           4.7            1.8          2.0        2.0
                                                   -----         -----          -----      --------   --------
Income (loss) from continuing operations
  before income taxes, extraordinary item and
  cumulative effect of accounting changes.....      (9.0)         (1.8)         (10.5)        (2.4)      (5.2)
Income tax benefit (expense)..................       1.4           0.1         --             (0.4)     --
                                                   -----         -----          -----      --------   --------
Income (loss) from continuing operations
  before extraordinary item and cumulative
  effect of accounting changes................      (7.7)         (1.7)         (10.5)        (2.8)      (5.2)
Discontinued operations:......................
  Income from operations of discontinued
    frozen foods business, net of tax.........     --              0.2            0.5        --           0.4
  Gain on disposal of frozen foods business,
    net of tax................................     --           --             --              2.3      --
                                                   -----         -----          -----      --------   --------
Income (loss) before extraordinary item and
  cumulative effect of accounting changes           (7.7)         (1.5)         (10.0)        (0.5)      (4.8)
Extraordinary item-loss on early
  extinguishment of debt (net of income taxes
of $1,259)....................................     --           --             --             (0.2)     --
Cumulative effect of accounting changes.......       1.3        --             --            --         --
                                                   -----         -----          -----      --------   --------
Net income (loss).............................      (8.9)%        (1.5)%        (10.0)%       (0.7)%     (4.8)%
                                                   -----         -----          -----      --------   --------
                                                   -----         -----          -----      --------   --------



COMPARISON OF FIRST TWENTY-EIGHT WEEKS 1996 AND 1995



    Prior to the acquisition of Keebler by INFLO, Keebler exited the salty snacks business. As a result, the results of operations for the twenty-eight weeks ended July 13, 1996 include de minimus operating activity related to salty snacks; whereas, the results of operations for the twenty-eight weeks ended

July 15, 1995 include net sales of $85.4 million, gross profit of $41.0 million, and direct selling, marketing and administrative expense of $52.1 million related to the salty snacks business. All amounts and discussions below are presented after excluding the salty snacks business operating activity from the twenty-eight weeks ended July 15, 1995.



    NET SALES. For the first twenty-eight weeks of 1996, net sales of $820.7 million were $79.6 million, or 10.7% higher than the same period in 1995. The increase was principally due to the inclusion of Sunshine's revenues for one month, selected price increases in Keebler branded cookies and crackers, and sales volume increases in both Keebler's private label products and baked products custom manufactured ("custom products") for other marketers of branded foods. Sunshine's net sales from the acquisition date to June 30, 1996 were $51.3 million. Sales of Keebler private label products increased significantly as a result of new products and the broadened distribution of the private label cracker program begun in late 1995. Increased sales of custom products benefited from the increased demand of a major customer.



    GROSS PROFIT. For the first twenty-eight weeks of 1996, gross profit margins of 51.5% are slightly below those of the same period for the prior year. The decrease was principally attributable to higher raw material prices and the inclusion of sales of Sunshine products, which generally carry a lower gross margin than Keebler products. Sunshine's gross profit for the second quarter of 1996 was $23.7 million or 46.1% of Sunshine net sales. These factors more than offset significant gross profit margin improvements achieved through more balanced production, reductions in fixed overhead costs, and selected price increases on certain Keebler products.



    SELLING, MARKETING, AND ADMINISTRATIVE EXPENSES. Selling, marketing, and administrative costs increased $18.1 million but decreased 12 percentage points as a percent of net sales in second quarter 1996 compared to second quarter 1995. Selling, marketing and administrative expenses as a percentage of net sales were approximately 51.8% for the first twenty-eight weeks of 1996 as compared to 54.9% for the comparable period of 1995. The dollar increase was primarily due to the inclusion of Sunshine, which contributed $22.1 million to selling, marketing and administrative costs of the Company in the second quarter 1996. The improvement as a percent of net sales was principally accomplished through a targeted marketing strategy behind Keebler products and the Company's cost reduction program.



    INCOME (LOSS) FROM OPERATIONS. For the first twenty-eight weeks of 1996, loss from operations of $3.5 million was up $12.1 million over the comparable period in 1995. The increase resulted mainly from improved gross profit margins, more effective and efficient marketing expenditures, reduced selling and corporate overhead costs, and $1.6 million of Sunshine operating income. Year-to-date, loss from operations as a percentage of net sales decreased from 2.1% to 0.4%.



    INTEREST EXPENSE. Net interest expense was $16.4 million for the first twenty-eight weeks of 1996 compared to $15.9 million for the first twenty-eight weeks of 1995. The increase was due to increased borrowings to finance the acquisitions of Keebler and Sunshine.



    INCOME TAXES. The Company provided for income tax at an effective tax rate of 55.3% based upon income before income taxes of $5.5 for the twenty-four week period ended July 13, 1996. The predecessor company did not provide for any income tax expense for the four week period ended January 26, 1996. The effective tax rate was higher than the statutory rate because of nondeductible expenses (principally intangibles, including goodwill). In 1995, there was no provision for income taxes due to operating losses and no ability to carryback the losses to recover taxes paid in prior years.



    DISCONTINUED OPERATIONS. During 1995, the Company decided to dispose of its frozen food business and, therefore, has presented this operation as discontinued in the statements of operations. A gain of $18.9 million on disposal was recognized during the twenty-eight weeks ended July 13, 1996.

    EXTRAORDINARY ITEM NET OF INCOME TAXES. A before-tax extraordinary loss of $3.2 million on the early extinguishment of debt was recognized in the first twenty-eight weeks of 1996. The loss consisted primarily of bank fees incurred when the Company refinanced the Increasing Rate Notes with Senior Subordinated Notes. The tax benefit on the extraordinary loss was $1.3 million resulting in an after-tax loss of $1.9 million.



    NET INCOME (LOSS). For the first twenty-eight weeks of 1996, a net loss of $6.0 million was down $23.6 million over the net loss recorded in the comparable period a year ago. The decrease was attributable to both operating improvements and the inclusion of Sunshine's net income of $0.7 million. The full benefit, however, was somewhat offset by the extraordinary loss on the early debt extinguishment.


COMPARISON OF FISCAL 1995 AND 1994


    NET SALES. UBIUS net sales in fiscal 1995 were $1.579 billion, a 1.3% decrease from net sales of $1.6 billion in fiscal 1994. Net sales, excluding sales of the salty snacks business, in fiscal 1995 were $1.443 billion, which represented an increase of 2.0% over net sales of $1.414 billion in fiscal 1994. This increase resulted from increased private label sales, increased sales of custom products and price increases on certain Keebler products. Despite more than 30 new product introductions and increased marketing support, combined branded cookie and cracker sales were essentially unchanged from sales in fiscal 1994. Sales of branded cookies increased 3.2%, benefiting from price increases for certain products, new products and line extensions. Branded cracker sales decreased 2.2% from fiscal 1994 because the restaging of box snack crackers and graham crackers failed to stimulate sales gains. Private label cookie and cracker sales increased 7.7% primarily due to increased account penetration and expansion of the private label cracker program. Sales of custom products increased as a result of increased demand by a major customer.



    GROSS PROFIT. UBIUS gross profit decreased to $831.8 million (52.7% of net sales) in fiscal 1995 from $894.2 million (55.9% of net sales) in fiscal 1994. Gross profit, excluding gross profit (loss) from the salty snacks business, decreased to $770.8 million (53.4% of net sales) in fiscal 1995 from $787.8 million (55.7% of net sales) in fiscal 1994. Increased raw and packaging material prices (particularly flour, shortening and corrugated and carton materials) resulted in increased costs to Keebler of (excluding costs related to the salty snacks business) approximately $17 million, or 1.2 percent of net sales, which were not fully passed on to Keebler's customers. The restaging of box snack crackers and cracker packs, which resulted in a net reduction in sales price and a shift to cookie and cracker products with lower margins, such as private label products and custom products, also reduced gross profit.



    SELLING, MARKETING AND ADMINISTRATIVE EXPENSES. UBIUS selling, marketing and administrative expenses were $884.6 million (56.0% of net sales) in fiscal 1995, compared to $845.7 million (52.9% of net sales) in fiscal 1994. Selling, marketing and administrative expenses, excluding expenses of the salty snacks business were $797.2 million (55.3% of net sales) in fiscal 1995, compared to $745.6 million (52.7% of net sales) in fiscal 1994. Marketing spending (excluding spending related to the salty snacks business) increased $39.4 million over fiscal 1994 expenditures because Keebler followed a marketing plan designed to increase sales through aggressive advertising and consumer spending to support new product introductions and through increased trade spending. Selling and distribution costs increased cookie and cracker to 19.7% of net sales in fiscal 1995 from 19.1% in fiscal 1994, largely due to the overcapacity of Keebler's DSD system. Total administrative spending was $58.0 million in fiscal 1995 compared to $52.0 million in fiscal 1994, principally due to increases in spending on information systems.



    LOSS ON IMPAIRMENT OF SALTY SNACKS BUSINESS. During 1995, the Company recorded an impairment loss related to its anticipated sale and liquidation of its salty snacks business amounting to $86.5 million.

    (LOSS) INCOME FROM OPERATIONS. Loss from operations was $137.9 million in fiscal 1995, compared to income from operations of $46.4 million in fiscal 1994. This decrease primarily resulted from the impairment loss related to the salty snacks business, the decline in gross profit and increased marketing and selling distribution expenses. (Loss) income from operations as a percentage of net sales was (8.7)% in fiscal 1995 and 2.9% in fiscal 1994.



    INTEREST EXPENSE. Net interest expense in fiscal 1995 was $28.2 million, compared to $74.4 million in fiscal 1994. This decrease was due to the full year impact of the recapitalization of $300 million in intercompany debt in September 1994, as well as the recapitalization of an additional $445 million of intercompany debt in February 1995. The benefit of these recapitalizations was partially offset by increased borrowings to finance operations.



    LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES. Loss from continuing operations before income taxes and accounting changes was $166.1 million in fiscal 1995, compared to a loss of $28.1 million in fiscal 1994.



    INCOME TAXES. The income tax benefits recorded in fiscal 1995 and 1994 were less than the benefits computed using the federal and state statutory rates because realization of these benefits is not likely. All tax net operating loss carryforwards have been fully reserved due to the uncertainty of their realization.



    LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES AND NET LOSS. Loss before cumulative effect of accounting changes in fiscal 1995 was $165.7 million compared to a loss of $26.9 million in fiscal 1994. There were no accounting changes in fiscal 1995. In fiscal 1994, the cumulative effect of accounting changes was a net credit of $0.5 million. The net credit consisted of a $2.4 million after-tax charge upon the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits," offset by a $3.0 million after-tax benefit for a change in the method of accounting for spare machinery and equipment parts. After the cumulative effect of accounting changes, net loss was $158.3 million in fiscal 1995, compared to a net loss of $23.0 million in fiscal 1994.


COMPARISON OF FISCAL 1994 AND 1993


    NET SALES. UBIUS net sales in fiscal 1994 were $1.6 billion, a decrease from net sales of $1.65 billion in fiscal 1993. Net sales, excluding sales of the salty snacks business, in fiscal 1994 were $1.414 billion, essentially unchanged from $1.414 billion in fiscal 1993. An increase in sales of private label cookie and cracker products resulted in part from the introduction of a private label cracker program and was offset by decreased sales of branded cookies and crackers and a decrease in sales of custom products. Sales of branded cookies increased in the second half of fiscal 1994 as a result of new product introductions and promotions. Sales for the year decreased, however, due to low branded cookie sales in the first half of fiscal 1994 and to a shift in the mix of branded cookies sold to lower priced items. Branded cracker sales decreased due to lower sales of box snack crackers, which were not offset by the increases in sales of certain of Keebler's other major cracker brands. A change in product mix to lower priced items contributed to a branded cracker sales decline. Sales of all branded cookie and cracker products in fiscal 1994 benefited from new product introductions and expansion of "better-for-you," reduced-fat and reduced-sodium products. These better-for-you products accounted for approximately $133 million of net sales. Sales of custom cookie and cracker products declined in fiscal 1994 because of decreased demand by a major customer.



    GROSS PROFIT. UBIUS gross profit decreased to $894.2 million (55.9% of net sales) in fiscal 1994, from $931.5 million (56.5% of net sales) in fiscal 1993. Gross profit, excluding the salty snack business, decreased to $786.4 million (55.6% of net sales) in fiscal 1994, from $801.6 million (56.7% of net sales) in fiscal 1993. This decrease in gross profit was due to a change in cookie and cracker product mix to lower margin items and higher raw material and packaging costs that were not passed on to Keebler's customers, higher sales of private label cookie and cracker products, which generally have lower margins, and lower realized net prices for custom products. Raw material costs increased approximately $11.3 million, or 0.8 percent of net sales, primarily because of price increases for flour, shortening and corrugated and carton materials. Higher new product start-up costs, particularly for reduced-fat cookie and cracker products, also contributed to decreased gross profit. Realized manufacturing cost savings related to cookie and cracker products of $5.7 millon primarily related to labor reduction programs partially offset the increased raw material costs and changes in product mix.



    SELLING, MARKETING AND ADMINISTRATIVE EXPENSES. UBIUS selling, marketing and administrative expenses were $845.7 million (52.9% of net sales) in fiscal 1994, compared to $878.9 million (53.3% of net sales) in fiscal 1993. Selling, marketing and administrative expenses, excluding the salty snacks business, were $745.6 million (52.7% of net sales) in fiscal 1994, compared to $750.5 million (53.1% of net sales) in fiscal 1993. Marketing spending, excluding spending related to the salty snacks business, increased due to expanded use of promotional events such as a tie-in to the movie "Miracle on 34th Street" and the sponsorship of country and western music star Clint Black's tour. Total administrative spending, excluding spending related to the salty snacks business, was $52.0 million in fiscal 1994, compared to $47.5 million in fiscal 1993. This increase resulted from the start-up of human resource and information systems initiatives, and favorable incentive adjustments recorded in fiscal year 1993.



    INCOME (LOSS) FROM OPERATIONS. Income from operations in fiscal 1994 was $46.4 million, compared to a loss of $67.6 million in fiscal year 1993. The increase was primarily due to restructuring charges of $120.1 million recorded in fiscal 1993 for the reorganization and streamlining of the selling and distribution network, plant closing costs, and the write-down of certain fixed assets to net realizable value. Excluding the impact of restructuring charges, operating income in fiscal 1993 was $52.5 million. The decline in operating income before restructuring charges was due to the decline in gross profit and the increase in operating expenses discussed above.



    INTEREST EXPENSE. Net interest expense in fiscal 1994 was $74.4 million, compared to $81.6 million in fiscal 1993. The decline in net interest expense in fiscal 1994 was due to the recapitalization of $300.0 million in intercompany debt in September, 1994, offset partially by increased borrowings to finance operations.



    LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES. Loss from continuing operations before income taxes and cumulative effect of accounting changes was $28.1 million in fiscal 1994, compared to a loss of $149.2 million in fiscal 1993.



    INCOME TAXES. The provision for income taxes in fiscal years 1993 and 1994 were affected by an increasing valuation allowance which reduced the effective tax rate in those years. In 1993, the valuation allowance increased by $35.1 million to offset a deferred tax asset which primarily resulted from a tax net operating loss. Since the realization of the tax benefit of the net operating loss was unlikely, the valuation allowance was required. In 1994, the tax net operating loss increased and, as a result, the required valuation allowance was increased by $9.2 million.



    LOSS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES AND NET LOSS. Loss before cumulative effect of accounting changes was $23.5 million in fiscal 1994, compared to a loss of $126.3 million in fiscal year 1993. In fiscal 1994, the cumulative effect of accounting changes was a net credit of $0.5 million. The net credit consisted of a $2.4 million after-tax charge upon the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which was offset by a $3.0 million after-tax benefit for a change in the method of accounting for spare machinery and equipment parts. In fiscal 1993, the cumulative effect of accounting changes was a charge of $20.9 million upon the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." After the cumulative effect of accounting changes, net loss was $23.0 million in fiscal 1994, compared to a loss of $147.2 million in fiscal 1993.

LIQUIDITY AND CAPITAL RESOURCES OF KEEBLER


                                                                                           TWENTY-EIGHT
                                                          YEAR ENDED                       WEEKS ENDED
                                          ------------------------------------------    ------------------
                                          JANUARY 1,    DECEMBER 31,    DECEMBER 30,         JULY 13,
                                             1994           1994            1995               1996
                                          ----------    ------------    ------------    ------------------
                                                               (DOLLARS IN MILLIONS)
Cash provided by (used by) operating
activities.............................     $ 19.2         $(17.4)         $(61.6)            $  8.7
Cash (used by) investing activities....      (89.3)         (45.2)          (53.4)             (74.5)
Cash provided from financing
activities.............................       58.3           69.4           104.4               68.7
                                          ----------       ------       ------------          ------
Increase (decrease) in cash
equivalents............................     $(11.8)        $  6.1          $ (9.6)            $  2.9
                                          ----------       ------       ------------          ------
                                          ----------       ------       ------------          ------


    Cash provided by operating activities in 1996 will be benefited by higher revenues compounded by reduced spending. Increased revenues are attributed to price increases and higher volumes. Lower spending will result from lower fixed overhead, reduced selling and administrative expense resulting from headcount reductions, and more effective marketing spending.

    Included in the cash provided by investing activities in 1996, is the benefit of a working capital adjustment of $32.6 million paid by United Biscuits in connection with INFLO's acquisition of Keebler. Capital expenditures are down significantly from the prior years due to tighter restrictions on additional capital spending by new management.

    Cash flow provided by financing activities in 1996 will reflect the impact of additional borrowings of $345.0 million entered into to fund the acquisition of Keebler by INFLO.


    The increase in cash used by operating activities in fiscal 1995 to $61.6 million from $17.4 million in fiscal 1994 was primarily due to the decrease in income from operations, the receipt of $23.7 million in income and withholding tax refunds in fiscal 1994 and spending on Keebler's restructuring initiatives in fiscal 1995. These increased cash needs were partially offset by lower intercompany interest expense, reduced working capital needs and the avoidance of pension contributions in fiscal 1995. The change in cash used by operating activities in fiscal 1994 to $17.4 million, from $19.2 million of cash provided by operating activities in fiscal 1993, was due to a decrease in operating income before restructuring charges and a partial settlement of intercompany balances in fiscal 1993. This change in cash provided by operating activities was partially offset by lower pension contributions, lower spending on divestiture accruals, and the non-recurrence of the payment of certain deferred compensation agreements in fiscal 1993.



    Cash used by investing activities increased in fiscal 1995 to $52.4 million from $45.9 million in fiscal 1994. Capital expenditures remained relatively stable between $55.0 and $57.0 million in fiscal 1995 as compared to fiscal 1994, and included in 1995 $22.4 million for development of a new technology platform and $8.7 million for a redesign of the selling and distribution network. The decline in cash used by investing activities in fiscal 1994, from $89.3 million in fiscal year 1993, was due to the acquisition of Bake-Line Products, Inc., a producer of private label cookies ("Bake-Line"), in January 1993. Capital expenditures in fiscal 1994 were $56.0 million, an increase of $22.8 million from fiscal 1993. Capital spending in fiscal 1994 included $12.1 million for the technology platform development and $4.7 million for capacity increases at Keebler's Atlanta bakery. In fiscal 1993, capital spending consisted primarily of ongoing and ordinary manufacturing and distribution projects.



    Cash flow provided by financing activities in fiscal 1995 was $104.4 million, compared to cash provided of $69.4 million in fiscal 1994, and $58.3 million in fiscal 1993. The primary source of financing liquidity in all years was commercial paper and revolving credit facilities guaranteed by or made available through United Biscuits. The primary uses of the cash generated from financing activities was cash flow support for affiliated businesses excluded from the Keebler financial statements, and the payment of long-term borrowings.

    Keebler's liquidity was provided primarily by a commercial paper program that was supported by a line of credit agreement guaranteed by United Biscuits, the ultimate parent of Keebler prior to the Keebler Acquisition. The line of credit agreement in support of the commercial paper program totaled $100.0 million as of the end of 1994, and was expanded to $200.0 million in June 1995. Borrowings under the commercial paper program were $184.0 million, $94.5 million and $73.2 million at the end of fiscal 1995, 1994 and 1993, respectively. In addition to the commercial paper program, Keebler, along with other affiliates of United Biscuits, had access to a revolving credit agreement, which was also guaranteed by United Biscuits. Maximum borrowings under the agreement were $300.0 million as of the end of fiscal 1995 and 1994. Keebler had approximately $100 million and $55 million of borrowings outstanding under this program as of the end of fiscal 1995 and 1994, respectively. There were no borrowings outstanding at the end of fiscal 1993. Both the commercial paper and revolving credit agreements could be canceled at any time and were no longer available after the Keebler Acquisition.

SEASONALITY

    Keebler's net sales, net income, and cash flows are affected by the timing of new product introductions, promotional activities, price increases, and a seasonal sales bias toward the second half of the year. The seasonality of sales is largely due to promotional activities surrounding second half of the year events such as back-to-school, Halloween, Thanksgiving, and Christmas. The relative mix between cookie and cracker sales varies throughout the year with stronger cracker sales in the last quarter of the calendar year.

SELF INSURANCE

    The Company purchases insurance coverage for worker's compensation, general, product and vehicle liability maintaining certain levels of retained risk (self-insured portion).

    Potential losses relating to claims under the self-insured portion of the policies are accrued in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 5, "Accounting for Contingencies". There are no unasserted claims that require a reserve or disclosure in accordance with SFAS No. 5.

                                    SUNSHINE

    Set forth below is a discussion of the financial condition and results of operations of Sunshine for the years ended March 31, 1994, 1995 and 1996, respectively. The following discussion of Sunshine's historical results of operations and of its liquidity and capital resources should be read in conjunction with the Selected Financial Data and the Financial Statements of Sunshine and related notes thereto appearing elsewhere in this Prospectus. References herein to fiscal 1994, 1995, and 1996 refer to Sunshine's fiscal years ended March 31, 1994, 1995 and 1996, respectively.

RESULTS OF OPERATIONS OF SUNSHINE

    GENERAL. Sunshine's results of operations, expressed as a percentage of net sales, for each of fiscal 1994, 1995 and 1996, are set forth below:

                                                                    FISCAL YEAR ENDED MARCH 31
                                                                    ---------------------------
                                                                    1994       1995       1996
                                                                    -----      -----      -----
Net sales......................................................     100.0%     100.0%     100.0%
Cost of sales..................................................      52.2       55.6       54.1
                                                                    -----      -----      -----
Gross profit...................................................      47.8       44.4       45.9
Selling and marketing..........................................      41.6       43.3       41.1
General and administrative.....................................       3.7        3.7        3.6
Restructuring charges (gains) and other........................       0.1        4.3       (2.5)
                                                                    -----      -----      -----
Income (loss) from operations..................................       2.4       (6.9)       3.7
Interest expense...............................................       1.0        1.3        1.5
                                                                    -----      -----      -----
Income (loss) before income taxes, discontinued operations and
extraordinary item.............................................       1.4%      (8.2)%      2.2%
                                                                    -----      -----      -----
                                                                    -----      -----      -----

COMPARISON OF FISCAL 1996 AND 1995

    NET SALES. Consolidated net sales in fiscal 1996 were $628.3 million, a decrease of 0.2% versus prior year. The sales decrease was attributable to price competition from Sunshine's major competitors, lower reduced-fat and fat-free product sales and the impact of Sunshine's product rationalization program, partially offset by an increase in core brand sales.

    Notwithstanding the aforementioned items, Sunshine experienced modest sales growth through supermarket, mass merchandiser, warehouse, club store, foodservice and vending distributor channels. The sale of Sunshine's regional Salerno cookie and cracker division and Sunshine's product rationalization program, however, had an unfavorable impact on revenues of $9.5 million and $13.2 million, respectively, versus fiscal 1995. Sunshine experienced unit sales increases from most of its core brands, including Cheez-it, Cheez-it Party Mix, Krispy, Hi Ho deluxe crackers and Hydrox and Vienna Fingers sandwich cookies.

    GROSS PROFIT. Gross profit increased to $288.3 million or by 3.1%, and the gross profit was 45.9% of net sales compared to 44.4% in fiscal 1995 due to Sunshine's emphasis on its more profitable core products, the elimination of 168 of its lower volume and lower profit products, and the closure of its Oakland bakery. These various "rightsizing" initiatives were offset to a large degree by significant price increases in flour and in corrugated packaging. Sunshine incurred a $5.7 million increase in raw material and packaging costs over such costs in fiscal 1995.

    OPERATING EXPENSES. Excluding fiscal 1995 restructuring and other charges, operating expenses decreased by 5.1% to $280.6 million, primarily as a result of reductions in selling and marketing expenses and G&A expenses of $14.5 million and $0.6 million, respectively. Total selling costs declined 8.3% to $101.2 million due to aggressive cost containment programs. Total marketing expenditures declined $5.4 million (or 3.3%) to $156.8 million as a result of Sunshine's decision to reduce consumer promotions, which were partially offset by increases in trade-related marketing expenditures. Sunshine's incremental trade spending was aimed at preserving unit sales in direct response to competitive pricing in the marketplace by Nabisco and Keebler.

    RESTRUCTURING CHARGES (GAINS) AND OTHER. Sunshine had a gain of $16.5 million in fiscal 1996, comprised of $13.6 million from the sales of the Salerno cookie and cracker division and the related bakery, including related post-retirement savings, and $2.9 million in reserve adjustments from the Oakland bakery closure.

    INCOME (LOSS) FROM OPERATIONS. Fiscal 1996 income from operations of $23.4 million represented an increase of $66.5 million as compared to the prior year. Income from operations was driven by increases in unit sales of Sunshine's core products, the Oakland bakery closure, the sales of the Salerno cookie and cracker division and the related bakery and managed reductions in ongoing operating expenses. In addition, gains between years in restructure-related items had a significant impact.

    PRO FORMA INCOME FROM OPERATIONS. Sunshine recast the annualized impact of the elimination of the Oakland bakery, the Salerno bakery near Chicago, and the Salerno cookie and cracker division, and made certain non-cash adjustments. Fiscal 1996 pro forma income from operations was $7.4 million, excluding restructuring gains of $16.5 million and incorporating the annualized impact of related savings of $5.9 million ($1.5 million resulting from closing of the Oakland bakery as if such closing had occurred at the beginning of fiscal 1996, $3.4 million resulting from the sales of the Salerno cookie and cracker division and related bakery as if such sales had occurred at the beginning of fiscal 1996 and $1.0 million resulting from eliminating the amortization of postretirement benefit transition obligation related to the Sunshine Acquisition) less incremental depreciation and amortization related to the Sunshine Acquisition of $5.4 million.

    INTEREST EXPENSE. Interest expense of $9.3 million was 10.7% higher than fiscal 1995 due to default interest paid. At the end of fiscal 1995 and through January 31, 1996, Sunshine was in default of certain covenants prescribed in the borrowing agreements with its lenders. As a result of its default status, Sunshine was obligated to pay default interest. Sunshine refinanced its operations at lower interest rates on February 1, 1996.

    INCOME (LOSS) BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEM. Fiscal 1996 income before allocated income taxes was $14.1 million, as compared to a loss of $(51.5) million in fiscal 1995.

COMPARISON OF FISCAL 1995 AND 1994

    NET SALES. Net sales in fiscal 1995 declined to $629.8 million or by 2.1% from $643.2 million in fiscal 1994 due to lower sales of Sunshine's core products. The declines were primarily the result of Sunshine's attempt in mid-fiscal 1995 to improve marketing efficiency by reducing deep trade discounting. These reductions in trade expenditures were replaced with aggressive consumer couponing but the coupons failed to maintain unit sales. In addition, the success of Nabisco's SnackWell's(R) introductions adversely affected consumer acceptance of Sunshine's reduced-fat products. In response, Sunshine redesigned the packaging of certain of its reduced-fat products in fiscal 1996. Net sales were further decreased by $2.6 million as a result of repurchased and distressed product attributable to the discontinuance of Sunshine's Classic Cookie line.

    GROSS PROFIT. Fiscal 1995 gross profit declined by $28.3 million to $279.5 million from $307.8 million in fiscal 1994. Gross profit declined to 44.4% of net sales from 47.8%. The decline in gross profit and margin resulted from Sunshine's aggressive new product introductions and a significant increase in costs of sales. During fiscal 1995, Sunshine launched 19 new products nationally in the reduced-fat and single-serve categories to capitalize on industry and consumer trends. These higher cost items competed to some degree against Sunshine's established core products and depressed gross profit by approximately $4.4 million. Decreases in unit sales of Sunshine's core products, related to the unsuccessful mid-fiscal 1995 change in marketing strategies, price competition and higher fixed plant absorption rates, reduced gross profit by nearly $7.5 million. Cost of sales increased by approximately $13.8 million as a result of commodity and packaging price increases, including a change to metalized foil on Hydrox and

Vienna Fingers cookies, increased freight and shipping (primarily from new products), and charges from contract manufacturers on certain Sunshine products (related to single-serve items).

    OPERATING EXPENSES. Before restructuring and other charges, operating expenses increased by $4.3 million or by 1.5% from fiscal 1994 amounts, to $295.7 million in fiscal 1995. The increases were driven by consumer marketing expense of $24.1 million in fiscal 1995 versus $16.1 million in fiscal 1994, which were only partially offset by a $2.4 million reduction in fiscal 1995 trade-related spending of $138.1 million. Sunshine management effected the mid-fiscal 1995 change in marketing strategy in an attempt to improve efficiency of trade expenditures and enhance brand equity through couponing. The deep and sudden reduction in trade rates, however, had a negative impact on unit sales, which decreased operating profit. Selling expenses of $110.3 million in fiscal 1995 were 0.8% lower than fiscal 1994 expenditures of $111.2 million, and general and administrative expenses decreased by 1.7% to $23.2 million in fiscal 1995. Both selling and general and administrative expenses were reduced through cost containment programs.

    RESTRUCTURING CHARGES (GAINS) AND OTHER. In December 1994, GFI and Sunshine engaged outside consulting services to assist Sunshine in improving its cash position and developing internal operating and management plans to restore Sunshine's operating performance. As a result, Sunshine announced the closure of the Oakland bakery, effective July 14, 1995, and absorbed related plant restructuring charges and certain obsolete materials related to Sunshine's product line rationalization program, together totaling $21.9 million.

    Sunshine also accepted write-off amounts totaling $2.6 million from affiliate companies related to the uncollectability of specified accounts receivable and $1.7 million in guarantees from auto fleet and warehouse leases as co-lessee for GFI snack companies on the west coast. These write-offs were the result of GFI's decision to exit the salty snack food business.

    INCOME (LOSS) FROM OPERATIONS. After restructuring and other costs, Sunshine's income from operations declined to a loss of $43.1 million in fiscal 1995 from an income of $15.4 million in fiscal 1994.

    INTEREST EXPENSE. Interest expense increased by $1.9 million to $8.4 million in fiscal 1995 because of the increased levels of revolving credit borrowing and interest rate changes.

    INCOME (LOSS) BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEM. Fiscal 1994 pretax income of $8.9 million decreased to a loss of $51.5 million in fiscal 1995, driven by the decline in operating earnings, restructure and other costs, and higher interest charges.

LIQUIDITY AND CAPITAL RESOURCES OF SUNSHINE

                                                                           YEAR ENDED MARCH 31
                                                                         -----------------------
                                                                         1994     1995     1996
                                                                         -----    -----    -----
                                                                          (DOLLARS IN MILLIONS)
Cash provided by (used in) operating activities.......................   $ 4.9    $12.0    $(8.3)
Cash provided by (used in) investing activities.......................   (10.9)   (10.6)    17.2
Cash provided by (used in) financing activities.......................     5.8     (1.5)    (9.2)
                                                                         -----    -----    -----
Decrease in cash equivalents..........................................   $(0.2)   $(0.1)   $(0.3)
                                                                         -----    -----    -----
                                                                         -----    -----    -----

    OPERATING ACTIVITIES. In fiscal 1995, cash provided by operations aggregated $12.0 million versus $4.9 million in fiscal 1994. Fiscal 1994 cash from operations was driven by positive net income of $2.3 million, depreciation of $9.0 million, and changes in balance sheet items reducing cash by $9.0 million. In addition, Sunshine transferred its salty snack food operations to GFI, which resulted in a loss of $2.6 million and offset the changes in the balance sheet items.

    Fiscal 1995 cash provided by operations was primarily affected by favorable changes in working capital of $29.6 million because of increased focus on cash management, particularly related to accounts receivables, inventory and accounts payables. Non-current assets and long-term liabilities together increased by $3.3 million. These items, together with depreciation of $8.8 million offset the net loss of $32.6 million. The non-cash impact of the restructuring accruals was almost totally offset by the tax benefit.

    Sunshine used $8.3 million in cash in fiscal 1996, resulting from expenditures of $5.4 million related to the closure of the Oakland bakery and reductions in other accrued liabilities of $12.6 million. Cash was generated by managed decreases in inventories of $9.1 million. The remaining changes in assets and liabilities offset Sunshine's net income of $5.1 million.

    INVESTING ACTIVITIES. Sunshine used cash of $10.9 million and $10.7 million for capital expenditures in fiscal 1994 and 1995, respectively. Capital expenditures were reduced to $6.1 million in fiscal 1996 to accommodate the cash requirements of the Oakland bakery closure and Sunshine's refinancing. The fiscal 1996 capital expenditures, however, were favorably offset by the proceeds of $22.0 million from the sales of the Salerno cookie and cracker division and the related bakery.

    FINANCING ACTIVITIES. In fiscal 1994, Sunshine refinanced its debt facility with Wells Fargo and entered into an agreement with senior secured noteholders. The net proceeds from this transaction were $5.8 million. On February 1, 1996, Sunshine again refinanced its total senior debt with BankAmerica Business Credit, Inc., which resulted in reduced interest rates. Sunshine reduced its total outstanding debt by $7.2 million upon the sales of the Salerno cookie and cracker division and the related bakery and through other principal payments.

    SEASONALITY

    See "Keebler--Seasonality" above.

    SELF-INSURANCE

    See "Keebler--Self Insurance" above.

                                    COMPANY

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY


    As of July 13, 1996, the Company's long-term debt was $414.2 million, and the Company's short-term debt and current maturities on long-term debt totalled $36.7 million. The Company plans approximately $28 million in capital expenditures in fiscal 1996. As of July 13, 1996, the Company had approximately $155.0 million in borrowing availability under the Revolving Credit Facility, and $2.6 million in cash and cash equivalents. The Company believes that, based upon current levels of operations and availability under the Revolving Credit Facility, it can adequately meet its present cash needs. If, however, the Company cannot generate sufficient cash flow from operations or borrow under the Revolving Credit Facility to meet its cash needs, then the Company may be required to take certain actions including reducing capital expenditures, restructuring its debt, selling assets or seeking additional equity. There can be no assurance that such actions could be effected or would be effective in allowing the Company to meet its cash needs.

                                    BUSINESS

    Unless stated otherwise, figures provided for market share percentages and rank in any market are based on retail sales (measured by weight) in 1995, as reported by IRI (which tracks retail sales through scanner data in U.S. grocery stores with annual revenue greater than $2.0 million dollars). In those instances where market share data is stated to be based on dollar sales, these dollar sales represent retail sales (measured in dollars) in 1995 as reported by IRI. The IRI data excludes sales through other channels in which the Company has a lesser position and, therefore, may overstate the Company's share of the overall cookie and cracker market. See "--Keebler Strategy--Targeted Marketing Strategy--Expand Non-supermarket Business."

OVERVIEW

    The Company is the second largest cookie and cracker manufacturer in the United States with a 23.2% share of the retail cookie and cracker market (including private label sales) for the year ended December 31, 1995. The Company had approximately $2.1 billion in gross sales in fiscal 1995 on a pro forma basis including the gross sales of Keebler and Sunshine and excluding the gross sales of Keebler's salty snacks business. Keebler alone was the second largest cookie and cracker manufacturer in the United States with a 16.4% share of the retail cookie and cracker market (including private label sales) in 1995. Sunshine alone was the third largest cookie and cracker manufacturer in the United States with a 6.8% market share in 1995. The Company produces and markets nine of the top 25 selling cookies and ten of the top 25 selling crackers based, in each case, on dollar sales. In addition, the Company is the leading manufacturer and marketer of cookies and crackers (combined) to the foodservice market based on 1995 sales as reported by IFMATRAC.


    KEEBLER


    Keebler on a stand alone basis had approximately $1.5 billion in gross sales for the fiscal year ended December 30, 1995 (excluding sales of the salty snacks business). The Keebler name, aided by its popular brand imagery, which includes Ernie, the Keebler Elf, and Keebler's Hollow Tree logo, has a national brand awareness rate of 97% based on data compiled by Luhrs Marketing Research Corporation on behalf of Keebler in 1992. IRI estimated that 70% of all U.S. households purchased at least one product with the Keebler(R) brand name during the twelve months ended May 22, 1994.



    Keebler manufactures and distributes branded and private label cookies, crackers, pie crusts and ice cream cones for the retail and foodservice markets. In addition, Keebler produces custom products for other marketers of branded food products. Prior to the Keebler Acquisition, Keebler sold or disposed of its salty snacks and frozen foods businesses.



    Keebler's gross sales of retail branded products were approximately $1.1 billion in 1995, accounting for approximately 74% of Keebler's total gross sales, in each case excluding sales of the salty snacks business. Keebler's major brands include Chips Deluxe, Fudge Shoppe, Elfin Delights, Sandies, Wheatables, Munch'ems, Zesta, Town House and Club, among others. Keebler is also the exclusive U.S. importer, distributor and licensee of the Carr's line of cookies and crackers, which is the top selling premium cracker brand in the U.S. Keebler, with its Ready-Crust products, has over a 70% dollar share of the pre-formed retail pie crust market.


    Keebler directly services more than 30,000 grocery accounts through its own national DSD system that employs more than 3,400 persons. Keebler's DSD system distributes its retail branded cookie and cracker products directly to the retail location, where these products are then merchandised by Keebler's own sales force.

    Keebler's sales force visits such grocery outlets an average of 1.1 times per week per store, meeting directly with and taking orders from store managers, as well as arranging for extra in-store display space. Keebler's trucks then deliver the orders directly to such grocery outlets, where Keebler's own sales force then stocks and arranges its products on the retailers' shelves and builds end-aisle and free standing displays within the stores. While strengthening retailer relationships, the frequent store presence of Keebler's sales force also provides Keebler the ability to monitor competitors' in-store product promotions. In addition, the sales force is able to oversee and execute Keebler's in-store promotional programs.

    The Company believes that Keebler's DSD system gives it a number of distinct advantages over competitors that lack a DSD system. Keebler's DSD system (i) enables Keebler to sell and promote a wide variety of products and to introduce new products at a lower cost to the retail customer, because the customer's warehouse space, transportation and in-store labor are not required, (ii) results in high display levels of Keebler products and well stocked displays during major promotion periods through the efforts of Keebler's in-store sales force and (iii) enables Keebler's products to be available in supermarkets representing 99% of ACV.

    Management believes that the critical success factors in the grocery store cookie and cracker business are (1) a broad product line with well recognized brand names and (2) high levels of in-store display activity. Purchases of cookies and crackers are impulse driven, with over 25% of volume purchased in connection with in-store displays in 1995 as reported by IRI. Keebler views its DSD system as a principal factor in maintaining its number two share of the cookie and cracker market.

    Keebler and Nabisco are the only cookie and cracker producers that have national wholly owned DSD sales and distribution systems, although Pepperidge Farms operates a national DSD system through independent distributors. Keebler's competitors who operate without a DSD system, including producers of private label products, must rely on store employees to order, stock and display their cookie and cracker products.

    In addition to its retail branded products, Keebler also produces private label cookies and crackers, products for the foodservice market and various baked products for other branded food companies. Keebler's gross sales to private label customers, the foodservice market, and other branded food companies were approximately $389 million in fiscal year 1995, accounting for approximately 26% of Keebler's total gross sales. Keebler is the leading supplier of private label cookie products to supermarkets, with approximately a 30% share of the private label cookie market based on 1995 sales.

    Keebler was the second leading supplier of cookies and crackers purchased by the foodservice market based on 1995 sales as reported by the data tracking system maintained by the International Foodservice Manufacturers Association (such data tracking system being referred to herein as "IFMATRAC").

    Keebler also manufactures a number of custom products for other marketers of branded food products including Kellogg's, McDonald's, Oscar Mayer, Heinz and Gerber.

    In addition to Keebler's DSD system, Keebler uses a network of independent distributors to sell and distribute its products through other major trade channels, including convenience stores, some club stores, vending distributors, some mass merchandisers, drug stores and foodservice companies. Finally, Keebler uses a warehouse sales and distribution system to sell and distribute Ready Crust pie crusts and private label cookies and crackers to its customers, including grocery outlets otherwise served by Keebler's DSD system.

    SUNSHINE

    At the time of the Sunshine Acquisition, Sunshine was the third largest cookie and cracker manufacturer in the United States with a 6.8% market share and approximately $607 million in gross sales on a pro forma basis for fiscal 1996. Sunshine manufactures well known cookie and cracker brands such as Cheez-It, the best-selling snack cracker; Cheez-It Party Mix, the second leading party mix brand; Vienna Fingers, the leading non-chocolate sandwich cookie; Hydrox, the original chocolate-based sandwich cookie; Sunshine Golden Fruit, a fruit-filled bar; Hi Ho Deluxe, a traditional topping cracker; and Krispy saltine crackers. Sunshine held the number three share position in the foodservice market for 1995 based on sales as reported by IFMATRAC.

    Sunshine sells its retail branded products throughout the United States primarily to grocery stores, mass merchandisers, membership clubs and drugstore chains. Unlike Keebler's grocery customers, Sunshine's grocery customers are largely served through a customer warehouse sales and distribution system. This system involves the delivery of products by Sunshine to its customers' warehouses, not to their individual stores. In contrast to Keebler's DSD system, Sunshine's customers move purchased products from their warehouses to their stores at their own expense, and their own employees (rather than Sunshine's) stock Sunshine's products on the stores' shelves. Only in Philadelphia, New York and New Jersey does Sunshine operate its own DSD sales and distribution system. In those markets, Sunshine maintains a higher market share than in most other areas of the country. Sunshine employs approximately 700 persons in its sales and distribution system.

HISTORY OF KEEBLER, THE KEEBLER ACQUISITION AND NEW MANAGEMENT

    Keebler was founded by Godfrey Keebler in 1853 as a small Philadelphia bakery. In 1927, Keebler along with four other independent regional bakeries formed United Biscuit Company of America, which functioned as a business federation comprised of independent operators. In 1966, Keebler's predecessor company changed its name to Keebler and began to market its products under the Keebler name, creating a consistent, nationally-recognized brand name.

    By 1974, having grown to $311.0 million in annual revenues, Keebler was acquired by United Biscuits (unrelated to the former United Biscuit Company of America), one of the largest food manufacturers in the United Kingdom. Under the direction of United Biscuits, Keebler grew to over $1.3 billion in gross sales in 1992. Keebler expanded its presence in the cookie and cracker market in 1993 by acquiring Bake-Line, the largest manufacturer of private label cookies in the United States.

    In the early 1980's, Keebler introduced salty snack products. Keebler's salty snack products and existing cookie and cracker products shared Keebler's DSD sales and distribution system and Keebler's R&D, sales and general administrative resources. During the late 1980's and early 1990's, Keebler expanded its sales, distribution and corporate infrastructure in anticipation of future growth in sales of salty snacks products. The expansion included the implementation of a separate DSD system dedicated primarily to selling salty snacks and cookies and crackers to convenience stores, which are typically served by third party distributors. However, after experiencing initial growth, sales of Keebler's salty snack products began to decline in 1993. In response, Keebler embarked on a strategy aimed at increasing its market shares for its other products (i.e., cookies and crackers) through increased marketing expenditures, price promotions, and new product introductions, which reached a peak in 1995 with more than 30 new product introductions and record marketing expenditures.

    However, as a result of competitive responses to Keebler's actions, Keebler did not increase its share of the cookie and cracker markets. Gross sales (excluding sales of salty snacks) grew only marginally for the three years ended December 30, 1995, and EBITDA declined substantially from $167.6 million (before restructuring charges of $102.9 million) in 1993 to $139.1 million in 1994 to $71.1 million in 1995. Prior to the Keebler Acquisition, Keebler disposed of its salty snack business and closed its dedicated DSD system to convenience stores.

    INFLO acquired Keebler on January 26, 1996. Immediately following the Keebler Acquisition, a new management team was installed with the industry expertise necessary to implement a new strategic plan at Keebler. This management team is led by Mr. Sam K. Reed who is the new president and chief executive officer of Keebler. Mr. Reed had previously worked with Artal and Invus as the president and chief executive officer of Mother's Cake and Cookie Co. from 1990 to 1993. The members of the new senior management team have an average of 20 years in the U.S. food industry (see "Management" below) and have played an active part in designing and implementing similar strategies at other baked goods companies, many of which were acquired through leveraged buy-outs. In addition, Invus and Flowers, each with their own substantial experience in the cookie and cracker and related industries, intend to work closely with management to execute Keebler's new strategic plan. Management currently owns 2.3% of the INFLO Common Stock and will have the right to purchase through options (two-thirds of which will vest upon the attainment of certain performance criteria) an additional number of shares, which together with management's existing shares would represent up to 8.6% of the shares of INFLO Common Stock on a fully diluted basis.

KEEBLER STRATEGY

    Since the Keebler Acquisition, management has been executing a strategic plan to reduce inefficiencies and further capitalize on (i) the strength of Keebler's DSD capabilities and (ii) the significant share positions of its brands within the relatively stable cookie and cracker industry. The new strategic plan is comprised of three key elements:

    1. Cost reductions--immediately reduce costs, particularly in manufacturing and corporate overhead.

    2. Structural reorganization of sales and marketing--decentralize management with regional teams led by regional vice presidents having increased responsibility and accountability.

    3. Targeted marketing--execute a new marketing strategy designed to emphasize Keebler's relative strengths in its differing product segments and regions in a way that emphasizes profits rather than sales volume alone.

    COST REDUCTIONS AT KEEBLER

    The cost reductions described herein are based on management's budgets for 1996, 1997 and 1998. There can be no assurance that actual dollars spent will not exceed management's budgets, that the budgets will not be revised or that these cost savings will be realized at the times or in the amounts budgeted. There can be no assurance that other costs and expenses of Keebler will not increase, thereby lowering or offsetting management's projected cost savings.

    Since the closing of the Keebler Acquisition, management accomplished a series of fundamental structural changes in Keebler. These actions were designed to immediately reduce fixed costs and establish new managerial and organizational accountability. Actions already completed or announced are expected to generate approximately $62 million of cost savings at an annual rate, with a related one-time cost of approximately $35 million, which has been reserved for on Keebler's balance sheet. As of July 13, 1996, $30.7 million of such one-time costs had been paid from Keebler's available cash.

                                                                     PROJECTED
                                                                  SAVINGS/(COSTS)
                                                                      FOR THE             PROJECTED
                                                                 FISCAL YEAR ENDING      ANNUALIZED
                                                                 DECEMBER 28, 1996     SAVINGS/(COSTS)
                                                                 ------------------    ---------------
ACTIONS TAKEN IN 1996
Reduce corporate overhead.....................................         $ 20.5               $22.3
Close the Atlanta plant and make other bakery staff
reductions....................................................            5.9                13.7
Add regional general managers.................................           (1.8)               (2.0)
Reduce advertising and consumer promotion commitments.........           27.8                27.8
                                                                        -----               -----
Total(1)......................................................         $ 52.4               $61.8
                                                                        -----               -----
                                                                        -----               -----

------------
(1) As a result of taking the actions shown above, Keebler expects to incur a total of $34.7 million in one-time cash costs in 1996, which have been reserved for on Keebler's consolidated balance sheet. As of July 13, 1996, $30.7 million of such one-time costs had been paid from Keebler's available cash.

REDUCED CORPORATE OVERHEAD

    Following the Keebler Acquisition, management took a series of actions to reduce headquarters administration costs. At November 15, 1995, Keebler employed 690 persons at its corporate headquarters. As a result of attrition and reductions made by current management after the Keebler Acquisition, the number of persons employed at corporate headquarters was approximately 450 at August 31, 1996.

    Savings at Corporate Headquarters. As a result of these actions, corporate headquarter costs have been reduced by $14.8 million from the fiscal year 1995 level, which figure includes a reduction in non-personnel costs. The associated personnel reductions resulted in severance costs of $12.2 million, which had been reserved for on Keebler's consolidated balance sheet and as of April 20, 1996 had been paid out of Keebler's available cash.


    Research and Development. Keebler has reduced the 1996 R&D budget by $5.7 million from the amount spent on cookie and cracker products in 1995 (which figure includes reductions in non-personnel costs) by concentrating R&D efforts on projects that are focused on developing and reconfiguring products in Keebler's existing cookie and cracker product lines rather than on developing products outside Keebler's existing product lines. The one-time severance costs associated with this reduction are $0.9 million, which had been reserved for on the consolidated balance sheet and as of April 20, 1996 had been paid out of Keebler's available cash. Prior to the Keebler Acquisition, Keebler pursued the development of numerous new cookie and cracker products (more than 30 in 1995), which resulted in few successes and many inefficiencies. A senior level, multi-functional new products development team has been assembled that will set priorities and streamline the development process with the objectives of improving efficiency and product success rates and accelerating new product development.


    Keebler also plans to reduce the costs of future new product introductions by using contract manufacturers during the initial stages of a product launch and moving production in-house only once the new product has proven its viability.

REDUCED MANUFACTURING OVERHEAD AND CLOSING OF ATLANTA PLANT

    Reduced Manufacturing Costs. Keebler determined that its six major bakeries were overstaffed and reduced bakery overhead and shipping department costs by eliminating 75 positions in the bakeries and shipping departments, for annualized personnel cost savings of $3.9 million. These personnel reductions triggered severance payments of $1.1 million, which had been reserved for on the consolidated balance sheet and as of July 13, 1996 had been paid out of Keebler's available cash.

    Closing of Atlanta Plant. As a result of overbuilding and automation, Keebler's bakeries operated at approximately 75% of capacity in 1995 (based on five day work weeks of three shifts per day). On March 1, 1996, Keebler announced that its Atlanta manufacturing facility would be closed to reduce excess capacity and completed the shutdown in June 1996. Management expects to achieve net manufacturing savings in bakery costs of $9.8 million at an annual rate. The majority of the volume produced at the Atlanta facility has been relocated to the remaining facilities of the Company where capacity is available. Management expects to incur a one-time cost of $18.0 million related to the closing, which has been reserved for on the consolidated balance sheet of Keebler.

REDUCED MEDIA ADVERTISING AND CONSUMER PROMOTION EXPENDITURES

    In fiscal year 1995, Keebler increased its total marketing expenditures by $39.4 million over fiscal year 1994 expenditures. Much of the increase in spending from 1994 to 1995 resulted from the introduction of more than 30 new products, most of which failed to meet sales projections. Certain new products involved the introduction of new brands, which required a high level of initial advertising and promotional spending. The new product introduction program for 1996 will emphasize line extensions of

Keebler's existing cookie and cracker products, which should not require a significant investment in building new brand awareness.



    In the future, Keebler's media and consumer spending will emphasize building Keebler's brand equity. Management intends to return its total fiscal year 1996 cookie and cracker brand marketing expenditures as a percentage of gross sales (including trade spending) to approximately the fiscal year 1994 levels. Total Keebler cookie and cracker brand advertising and consumer promotion expenditures will be reduced by $27.8 million from 1995 levels. Most of this reduction results from the elimination of programs that management believes were either ineffective or inconsistent with Keebler's strategy going forward.


OTHER COST REDUCTIONS

    Package Weight Overfills. Prior to the Keebler Acquisition, package weight overfills at the Keebler bakeries were running as much as 5% over the delivered packaged weight in order to assure compliance with state package weight regulations. Efforts are underway to bring Keebler's overfill levels to a Company goal of 2%. A target for scrap reduction also is in place.

    Purchasing. Among other projects, Keebler is currently developing and taking advantage of purchasing synergies with Flowers. See "Raw Materials."

    STRUCTURAL REORGANIZATION OF SALES AND MARKETING

    Since the Keebler Acquisition, management reorganized its retail branded sales and marketing functions into five separate regions, each led by a regional vice president. The corporate headquarters sales and distribution staff has been reduced significantly as the business emphasis and day-to-day management responsibility has shifted to the regional management teams. Each regional management team consists of a Vice President--General Manager, a sales director, a distribution director, a marketing manager and a finance manager. The vice president and finance positions are new positions.

    While Keebler will continue to follow a national business plan, each region has profit accountability and is charged with developing regional marketing plans that are consistent with the overall Keebler strategy and total resource allocation. The regional teams are also responsible for reducing distribution inefficiencies.

    Management is implementing incentive systems throughout Keebler that are profit-based and not solely volume-based. Prior to the Keebler Acquisition, the majority of the incentive programs were based on sales volume, which resulted in a bias of Keebler's sales mix toward higher volume, lower margin items. These programs resulted in unprofitable marketing spending to drive the sales volume of such lower margin items. Keebler implemented its new sales incentive program in the southeastern region in April 1996 and implemented the new sales incentive program in the rest of the country in September 1996.

    Corporate headquarters retains responsibility for the national business plan and day-to-day planning and execution of advertising, major consumer promotions, new product development and integration of corporate functions such as manufacturing and logistics as well as communication among such business functions.

    TARGETED MARKETING STRATEGY

    There are six key components to the new Keebler marketing strategy:

    1. Focus marketing investments behind the Keebler brand umbrella.


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    2. Regionalize marketing efforts to reflect different market share levels and regional cookie and cracker segmentation.

    3. Focus marketing resources on differentiated, higher margin items rather than on lower margin, commodity-like items.

    4. Allocate marketing resources to better leverage the DSD sales and distribution system.

    5. Aggressively pursue non-supermarket business.

    6. Focused new product introductions.

    Keebler Brand Umbrella Strategy. Keebler(R) is one of the most widely recognized brands among U.S. households, enjoying a 97% brand awareness level (based on data compiled by Luhrs Marketing Research Corporation on behalf of Keebler in 1992) with 70% of households purchasing at least one product with the Keebler(R) brand name during the twelve months ended May 22, 1994 as estimated by IRI. Supporting and emphasizing the Keebler brand umbrella while allowing for individual product brand distinctiveness will be the core of the new strategy.

    Regionalize Marketing Efforts. Prior to the Keebler Acquisition, Keebler followed a national marketing philosophy with plans developed at corporate headquarters. Little recognition was given to Keebler's differing regional market share levels or to regional segmentation within the cookie and cracker markets. The new regional management structure will create opportunities not previously identified by corporate headquarters. Corporate headquarters will play a critical role in ensuring that the local marketing plans are compatible with overall marketing strategy and consistent with manufacturing, sales and distribution capabilities.

    Focus on Differentiated, Higher Margin Items. The margin contribution structure of Keebler's individual products varies widely. In the past, Keebler's marketing focus and sales incentive system emphasized volume alone, which placed undue emphasis on sales of Keebler's high tonnage, price-driven products. Keebler has a portfolio of differentiated, higher margin items that, as a result of previous incentive systems, have been undermarketed. The new Keebler marketing strategy will reallocate marketing and selling resources behind a product portfolio strategy that will emphasize total dollar contribution after marketing expense. Sales incentive programs will be designed to motivate Keebler's sales force to achieve the product portfolio strategy goals.

    Leverage the DSD System. Prior to the Keebler Acquisition, Keebler's organizational structure did little to encourage in-store promotions despite the impulse dynamics of cookie and cracker buying with over 25% of volume purchased in connection with in-store displays as reported by IRI. While some fully integrated promotions were developed, the lack of shared objectives between sales and marketing resulted in below optimum execution. In the new Keebler organization, product advertising is fully integrated with consumer and trade promotions.

    Expand Non-supermarket Business. While at least $1.7 billion or 22% of cookies and crackers were purchased outside of supermarkets in 1995 as reported by IRI, Keebler believes that less than 14% of its sales were generated in non-supermarket channels (which include club stores such as Sam's Club and Price Costco, mass merchandisers such as Wal-Mart and Target, small grocery stores, convenience stores and vending distributors) in 1995. Total industry non-supermarket sales of cookies and crackers combined grew 8% in 1995 compared to a decline in supermarket sales of cookies and crackers of 1.5%, in each case based on dollar sales as reported by IRI. Non-supermarket channels require programming and distribution strategies different from those needed for supermarkets. Under Keebler's new management, a senior executive with experience in non-supermarket channels has been recruited. Keebler believes that his experience in developing products and programs that meet the specific needs of the non-supermarket channels should increase Keebler's sales to these channels.


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    Focused New Product Introductions. In recent years, prior to the Keebler
Acquisition, Keebler introduced a large number of new products that varied greatly from Keebler's existing products and required a large marketing investment. Many of these products were unsuccessful. Keebler performed best in developing and introducing new products that represent line extensions with variations or reconfigurations of Keebler's existing product lines. Accordingly, management plans to focus its product development on new products that are primarily variations of existing Keebler products, especially in those Keebler segments that are well differentiated and have high profit margins. Packaging format alternatives will be tailored to the needs of the growing non-supermarket channels. Keebler will work closely with a network of contract manufacturers to develop new products that are consistent with this strategy.

HISTORY OF SUNSHINE

    The origins of Sunshine can be traced to 1882, when two brothers, Jacob and Joseph Loose, entered the baking and confectionery business in Kansas City, Missouri. In 1908, Sunshine expanded into the northeast, opened a bakery in Boston, and introduced Hydrox, the original chocolate, creme-filled sandwich cookie. In 1912, Sunshine opened what was at that time the largest bakery in the world, in Long Island City, New York.

    During the 1920s and 1930s, Sunshine introduced Krispy saltines, Cheez-It snack crackers, Hi Ho Deluxe crackers, Sunshine Honey Graham crackers, Vienna Fingers sandwich cookies, Hydrox and Chip-A-Roos chocolate chip cookies. In April 1988, Sunshine was purchased by GFI.

    As a result of a cost reduction program implemented during the early 1970's, Sunshine converted its sales and distribution system from a DSD sales and distribution system to a customer warehouse sales and distribution system. However, Sunshine's primary competitors, Nabisco and Keebler, maintained their respective DSD systems, and Sunshine's share of the cookie and cracker markets has gradually declined. To address these declines in recent years, Sunshine increased its rate of new product introductions, lowered prices and changed the focus of its marketing expenditures. However, these efforts did not stop Sunshine's market share erosion. In order to improve its internal cost structure, Sunshine management took a series of steps in fiscal year 1996 to downsize its business and to improve its profitability. Sunshine's decision to close its Oakland bakery (completed in July 1995) and sell its Salerno bakery near Chicago (completed in November 1995) increased system wide capacity utilization and reduced fixed manufacturing overhead. In January 1996, Sunshine sold its unprofitable regional Salerno cookie and cracker division, exited certain other non-core businesses, including the ice cream wafer and private label segments, and pruned its product line in order to focus on its core national brands.

KEEBLER'S ACQUISITION OF SUNSHINE

    On June 4, 1996, Keebler acquired Sunshine and has begun the process of integrating the two companies. Sunshine's fiscal year end has been conformed, as of the date of the Sunshine Acquisition, to Keebler's fiscal calendar. In addition to the strategic value of combining Keebler and Sunshine, the Company's management expects that such integration will provide economic efficiencies in administration, purchasing, production, sales, distribution and marketing. In particular, management believes that Keebler's DSD system will provide a more effective vehicle for marketing the Sunshine branded retail products throughout the United States.

    LEVERAGING KEEBLER'S DSD SYSTEM.

    In contrast to Nabisco and Keebler, Sunshine primarily employs a customer warehouse sales and distribution system. Approximately 87% of Sunshine's retail volume in 1995 was delivered to its customers' warehouses, while only 13% (in Philadelphia, New Jersey and New York) was delivered


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directly to retail stores by Sunshine's DSD sales and distribution system. The
Company intends to phase Sunshine's retail volume out of its current customer warehouse sales and distribution system and into Keebler's national DSD sales and distribution system on a region-by-region basis.

    As a result of Keebler's exit from salty snacks in January 1996, Keebler's DSD system has excess capacity. This excess capacity will enable Keebler to absorb Sunshine's retail volume without significant investment in fixed assets. Given that Keebler's DSD system (trucks, warehouses, and sales and distribution personnel) currently services substantially all of the major stores where Sunshine products are sold, the addition of Sunshine's retail volume will decrease the system's excess capacity and increase its efficiency. Redundant warehouses, vehicles and sales personnel costs will be reduced. Management expects a one-time cost of $29.8 million associated with the integration of Sunshine's retail volume into Keebler's DSD system, which has been reserved for on the Company's consolidated balance sheet. These estimated costs include severance costs, lease termination costs and temporary increases in manufacturing costs. Also, the Company intends to temporarily increase marketing expenditures in connection with this transition by an aggregate of $15 million over the two years following the Sunshine Acquisition, which expenditures will not be reserved for on the Company's consolidated balance sheet.

    In addition, by distributing Sunshine's retail volume through Keebler's DSD system, customer warehouse loading and slotting charges and customer deductions will be reduced. During Sunshine's fiscal year ended March 31, 1996, more than 90% of Sunshine's retail volume was sold on promotion due, in part, to customer forward buying (i.e., customer's buying large quantities of products on promotion beyond current needs and holding such quantities as inventory), as compared to Keebler's level of approximately 67% of retail volume in fiscal year 1995 sold on promotion. DSD systems, by bypassing customers' warehouses, prevent these forward buying practices.

    Management also believes that the improved in-store service provided by Keebler's DSD system will allow for improved marketing and distribution of Sunshine's core retail branded products.

    ADDITIONAL SYNERGIES RESULTING FROM THE COMBINATION OF SUNSHINE AND KEEBLER

    By combining Sunshine and Keebler, the Company expects to benefit in the areas of sales and distribution (as discussed above), marketing, administration, production and purchasing.

    Marketing Sunshine Products under Keebler's Brand Umbrella Strategy. As discussed above, Keebler has one of the most widely recognized brand names among U.S. households, whereas the "Sunshine" name is not as well recognized. However, some of Sunshine's individual products, such as Cheez-it, Vienna Fingers, Hydrox and Krispy, are well known by consumers. Consequently, the marketing strategy for Sunshine products under the Keebler brand umbrella will capitalize on Keebler's overall brand name recognition as well as the brand name recognition of Sunshine's individual products.

    The individual product offerings of Keebler and Sunshine are well suited for integration. Keebler is generally strong in cookie and cracker segments in which Sunshine is weak or not present; while Sunshine's products are generally strong where Keebler is weak. With respect to regional markets, Sunshine is strongest on the east and west coasts, which historically have been Keebler's lower relative share regions.

    Combining Corporate Functions. The Company expects to close Sunshine's corporate headquarters within the first year following the Sunshine Acquisition and integrate all administrative and R&D functions into Keebler's corporate headquarters and R&D facility. The general and administrative expenses associated with Sunshine's corporate headquarters for fiscal year 1996 totaled approximately $15 million. Management expects that these expenses will be reduced through the integration of these functions into Keebler's corporate headquarters and R&D facility, and management has reserved for $12.0 million of one-time costs associated with this integration on the Company's consolidated balance sheet.


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    Unlike Keebler, Sunshine performs many of its administrative functions at each of its bakeries. The Company plans to eliminate these positions at the bakeries by centralizing these administrative functions at Keebler's corporate headquarters. The general and administrative expenses associated with Sunshine's bakeries totaled approximately $7 million in fiscal year 1996. Management expects that these expenses will be reduced through the integration of these functions into Keebler's corporate headquarters, and management has reserved for $1.0 million of one-time costs associated with this integration on the Company's consolidated balance sheet.

    Rationalize Production. Sunshine's bakeries operated at approximately 64% of capacity in fiscal 1996 (based on five day work weeks of three shifts per day). Management believes that combining Keebler's and Sunshine's operations will offer opportunities to rationalize the combined manufacturing system through the closure of up to two manufacturing plants by the end of fiscal year 1998. Management has reserved for $19.0 million of one-time costs associated with this manufacturing rationalization.

    Purchasing Synergies. With the addition of Sunshine, the Company's raw material purchases will increase. Among other projects, the Company is currently developing and taking advantage of purchasing synergies with Flowers. See "Raw Materials."

PRODUCTS AND MARKETS

    The individual product offerings of Keebler and Sunshine are well suited for integration. Keebler is generally strong in cookie and cracker segments in which Sunshine is weak or not present; while Sunshine's products are generally strong where Keebler is weak. Together, the Company produces and markets nine of the top 25 cookies and ten of the top 25 crackers in the United States based on dollar sales and has a combined 20.4% share of the U.S. cookie market and 27.1% of the U.S. cracker market.

Cookie Brands


    Gross sales of Keebler's retail branded cookies amounted to $497.2 million, $468.8 million and $473.3 million in 1995, 1994 and 1993, respectively, or 33.4%, 32.3% and 32.6%, respectively, of Keebler's total gross sales (excluding sales of the salty snacks business) in each such year. Keebler currently has seven of the top 25 cookie brands in the U.S. cookie market based on dollar s ales. Chips Deluxe is Keebler's largest cookie brand and is available in a number of varieties including original, Rainbow, Chocolate Lovers, Soft 'n' Chewy and a reduced fat version, and is the number two brand in the chocolate chip cookie segment based on dollar sales. Fudge Shoppe is Keebler's second largest cookie brand and is the leading brand in the enrobed cookie category based on dollar sales. Other popular Keebler cookie brands include Sandies, Soft Batch and Keebler vanilla wafers, which each rank number one or number two in their respective cookie segments.


    Gross sales of Sunshine's retail branded cookies amounted to $170.6 million, $164.5 million and 183.0 million in the fiscal years ended March 31, 1996, 1995 and 1994, respectively, or 26.3%, 25.1% and 27.5%, respectively, of Sunshine's total gross sales in each such year. Sunshine currently has two of the top 25 cookie brands in the U.S. cookie market based on dollar sales. Vienna Fingers is Sunshine's largest and most successful cookie brand, and is the number one brand in the non-chocolate sandwich cookie segment. Hydrox is Sunshine's second largest cookie brand. Other popular Sunshine cookie products include Sunshine Golden Fruit bars, Sunshine sugar wafers and Sunshine vanilla wafers.

Cracker Brands


    Gross sales of Keebler's retail branded crackers (including imported crackers sold under other branded labels) amounted to $551.5 million, $574.1 million and $578.6 million in 1995, 1994 and 1993, respectively, or 37.1%, 39.5% and 39.8%, respectively, of Keebler's total gross sales (excluding sales of


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the salty snacks business) Keebler currently produces and markets eight of the top 25 selling cracker brands in the U.S. based on dollar sales. Zesta saltines is Keebler's largest selling cracker and is the second leading branded saltine cracker. Town House is Keebler's second largest selling cracker. Other popular Keebler cracker brands include Graham Selects, Wheatables, Club, Munch'ems and Toasteds. Club, Town House and Graham
Selects rank number two in their respective cracker segments.


    Keebler imports and distributes Carr's crackers in the United States under an exclusive long-term licensing and distribution agreement with United Biscuits. Carr's crackers are manufactured by McVities, a subsidiary of United Biscuits. Carr's crackers are the top selling premium crackers in the United States. Pursuant to the licensing and distribution agreement, Keebler has the right to produce new cookie and cracker products under the Carr's label, which can be marketed throughout the United States. In addition to Carr's crackers, Keebler imports a variety of other products including Ryvita crispbread and Finn Crisp. Keebler's imported products are sold and merchandised by 75 specialty distributors to approximately 30,000 retail stores.

    Gross sales of Sunshine's retail branded crackers amounted to $315.6 million, $282.8 million and $286.9 million in the fiscal years ended March 31, 1996, 1995 and 1994, respectively, or 48.6%, 43.2% and 43.1%, respectively, of Sunshine's total gross sales in each such year. Sunshine currently has two of the top fifteen cracker brands based on dollar sales. Cheez-it is Sunshine's largest selling cracker and is the leading branded snack cracker in the United States based on dollar sales. Krispy is Sunshine's second largest selling cracker. Other popular Sunshine cracker brands include Cheez-it Party Mix, Hi Ho Deluxe and Graham Classics.

Pie Crusts

    Preformed pie crusts, sold under the Keebler Ready-Crust brand name, accounted for approximately 70% of the U.S. retail preformed pie crust market based on dollar sales. Keebler introduced a reduced-fat Ready-Crust product in the latter part of 1995. Keebler's dedicated Ready-Crust sales team, assisted by a national system of independent brokers, markets Ready-Crust products, which are shipped directly to customers' warehouses.

Ice Cream Cones

    Management believes Keebler is the leading manufacturer of ice cream cones in the United States based on 1995 sales. Keebler markets its ice cream cones through retail and foodservice channels and produces cones for various restaurants and ice cream retailers, such as McDonald's and TCBY.

New Products

    Within the past few years, new products in the cookie and cracker markets have primarily targeted the "better-for-you" segment, in which Keebler has launched an Elfin Delights brand of "better-for-you" cookies, as well as reduced-fat or fat-free versions of Chips Deluxe, Keebler vanilla wafers and Pecan Sandies cookies, and Zesta, Town House, Wheatables, Munch'ems and Toasteds crackers. Sunshine launched reduced-fat or fat-free versions of Vienna Fingers, chocolate Graham Classics, Sunshine Golden Fruit bars, Cheez-it, Hi Ho and Krispy over the past three fiscal years. Management intends to focus the Company's new product efforts primarily on products in its existing cookie and cracker lines. Management believes that these new product opportunities do not require substantial investment in research and development, and provide a better risk/reward trade-off. See "Keebler Strategy--Cost Reductions--Reduced Corporate Overhead--Research and Development" and "--Targeted Marketing Strategy--Focused New Product Introductions."


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Other Product Lines


    In 1995, Keebler's products other than retail branded cookies and crackers accounted for $438.1 million or 29.5% of Keebler's gross sales (excluding sales of the salty snacks business). Set forth below is a description of Keebler's other product lines.


    Private Label Products. In 1993, Keebler expanded into the private label cookie and cracker market with its purchase of Bake-Line, a producer of private label cookie products. While Bake-Line had historically concentrated on cookie products, Keebler expanded into the private label cracker market in 1994. Keebler is the industry's leading manufacturer of private label cookie products in the U.S. with 1995 supermarket sales of $124.3 million and an approximate 30% share of the private label cookie market in terms of dollar sales. Keebler serves leading grocery chains in the U.S. with a variety of products ranging from value-oriented standard products to premium items that compete with branded alternatives. Keebler's plant in Des Plaines, Illinois is dedicated to producing private label cookies, and is capable of producing a wide variety of products with a multitude of packaging options to meet the wide-ranging demands of Keebler's private label customers. Keebler's private label cookies and crackers are shipped via common carrier directly to customer warehouses.

    Products for the Foodservice Market. Keebler's sales to the foodservice market in 1995 amounted to $103.1 million, led by cracker products which represented over 70% of volume, and Sunshine's gross sales to the foodservice market in the fiscal year ended March 31, 1996, amounted to $72.5 million or 11.9% of Sunshine's total gross sales. The Company is the leading supplier of cookies and crackers purchased by the foodservice market in the United States based on 1995 sales as reported by IFMATRAC. The Company's foodservice products are sold by a national sales force dedicated exclusively to the foodservice market, with the assistance of independent brokers.

    Custom Products for Other Marketers of Branded Food Products. Keebler manufactures a variety of custom products for other marketers of branded food products. In particular, Keebler has manufactured Pop Tarts for Kellogg since the product's introduction in 1963. Today, Kellogg is Keebler's largest customer. Over the 32-year relationship, Keebler has manufactured a variety of Kellogg branded products including Pop Tarts, Cracklin' Oat Bran and Nutri-Grain bars. Sales to Kellogg in fiscal year 1995 grew as a result of the introduction of a low-fat Pop Tart and strong demand for Nutri-Grain bars. While Keebler expects its long-term relationship with Kellogg to continue, there can be no assurance of a continued relationship. Other custom products produced for other marketers of branded food products include crackers for Oscar Mayer Lunchables and Starkist Charlie Tuna snack kits, Kraft Handi-Snacks, Gerber Biter biscuits and McDonaldland cookies. These custom products are packaged under the other companies' labels and shipped from Keebler's plants to the other companies' regional warehouses or distribution centers via common carrier.

CUSTOMERS


    The Company's top 10 customers in 1995 (on a pro forma basis) were Kellogg, Kroger/Dillon, Wal-Mart, American Stores, Food Lion, Winn-Dixie, Albertson's, Sysco, Safeway and SuperValu/Wetterau, which together accounted for 26.3% of the Company's pro forma 1995 gross sales (excluding sales of Keebler's salty snacks business).


MANUFACTURING AND DISTRIBUTION FACILITIES

Manufacturing Facilities

    Keebler owns and operates nine manufacturing facilities in the U.S., where more than 425 thousand tons of product were manufactured on 41 primary production lines in 1995. As a result of capital expenditures made by Keebler over the past decade, management believes that Keebler's


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manufacturing facilities are state-of-the-art. Management has budgeted $20 million on capital expenditures for Keebler alone in fiscal year 1996. The six largest facilities, responsible for over 78% of Keebler's total production with over 335 thousand tons of output in 1994, are located in Grand Rapids, Michigan; Cincinnati, Ohio; Denver, Colorado; Macon, Georgia; Atlanta, Georgia and Des Plaines, Illinois. Keebler also owns and operates a small bakery in Florence, Kentucky, which produces enrobed cookies and frozen cakes; an ice cream cone plant in Chicago, Illinois and a co-packing operation in Athens, Georgia. Keebler estimates that its manufacturing facilities ran at approximately 75% of their total capacity in 1995 (based on five-day work weeks of three shifts per day).

    Sunshine owns and operates four bakeries located in Sayreville, New Jersey; Kansas City, Kansas; Columbus, Georgia and Santa Fe Springs, California, where more than 170 thousand tons of product were manufactured on 22 primary production lines during Sunshine's fiscal 1996. Sunshine estimated that its bakeries operated at approximately 64% of capacity during Sunshine's fiscal 1996. Sunshine also owns and operates a dairy in Fremont, Ohio that produced 4.4 thousand tons of cheese for Sunshine in its 1996 fiscal year. The dairy operated at maximum capacity during Sunshine's fiscal 1996. Sunshine relies on outside sources for its additional cheese requirements.

Distribution Facilities

    Keebler's distribution facilities consist of seven bakery shipping centers (six owned and one leased) and of 61 distribution centers (ten owned and 51 leased) throughout the United States. Keebler's fleet consists of over 1,000 trucks, most of which are leased. Sunshine leases thirteen distribution centers and owns two distribution centers, which are primarily located on the east and west coasts.

RAW MATERIALS

    The primary raw materials used in the Company's food products consist of flour, sugar, shortening, chocolate and milk. The Company uses corrugated cardboard and plastics to package its products. Among other projects, the Company is currently developing and taking advantage of purchasing synergies created by combining the purchasing of Keebler and Flowers, with Sunshine's purchasing to be included. Management believes that the most significant opportunities are with packaging materials (corrugated shipping cartons, plastic trays, wrapping film, etc.) where suppliers may grant price concessions in exchange for guaranteed volume and long production runs. In raw materials procurement (flour, sugar, shortening, etc.), the Company uses hedging techniques to minimize the impact of price fluctuations and not for speculative or trading purposes. There can be no assurance, however, that such strategies will result in a reduction in the Company's raw material costs.

INFORMATION SYSTEMS

    In 1994, Keebler upgraded its management information system to the SAP R/3 system and began installation of the new system in 1995. Keebler invested approximately $33 million in the system prior to the Keebler Acquisition. Current management expects to complete the implementation of the new system at Keebler during 1996 with an additional investment of approximately $7 million. Sunshine will be integrated into Keebler's information system on a timely basis. Management believes that upon completion of such implementation Keebler will realize significant improvement in its ability to deliver timely and accurate information, thereby facilitating more informed management decisions.

EMPLOYEES

    The Company employs approximately 11,400 persons, of which approximately 5,100 are represented by unions. The Company believes its relations with its employees to be good.


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PATENTS, LICENSES AND TRADEMARKS

    The Company owns a number of patents, licenses and trademarks. The Company's principal trademarks include Keebler(R), Ernie the Keebler Elf(R), the Hollow Tree logo, Cheez-It(R), Chips Deluxe(R), Chip-A-Roos(R), Club(R), Elfin Delights(R), Fudge Shoppe(R), Graham Selects(R), Hydrox(R), Krispy(R), Munch'ems(R), Ready-Crust(R), Sandies(R), Soft Batch(R), Toasteds(R), Town House(R), Vienna Fingers(R), Wheatables(R), and Zesta(R). The Company is the exclusive licensee of the Carr's(R) brand name in the United States. Such brand names are considered to be of material importance to the business of the Company since they have the effect of developing brand identification and maintaining consumer loyalty. Management is not aware of any fact that would negatively impact the continuing use of any of its patents, licenses, trademarks or trade names.

ENVIRONMENTAL

    The Company's operations and properties generally are subject to federal, state and local laws and regulations relating to the storage, handling, emission and discharge of materials into the environment. The Company expects to continue to incur costs for its ongoing operations to comply with environmental laws.

    An affiliate of United Biscuits, the former owner of Keebler, has agreed to indemnify the Company for certain environmental losses relating to matters that existed prior to the Keebler Acquisition, subject to, among other things, the Company bearing the first $500,000 of such losses and the giving of notice of a claim within three years of the Keebler Acquisition.

    GFI has agreed to indemnify INFLO and the Company for certain environmental losses relating to matters prior to the Sunshine Acquisition, subject to, among other things, INFLO and the Company bearing the first $2.0 million of such environmental losses and certain other indemnifiable losses and GFI's liability for such environmental losses and certain other indemnifiable losses being limited to an escrow account consisting of Bermore's shares of INFLO Common Stock and Bermore's warrants to purchase shares of INFLO Common Stock plus $10.0 million in cash and the giving of notice of such claim within 18 months of the Sunshine Acquisition.

    Although it is difficult to estimate the cost of complying with environmental laws, the Company does not believe that compliance with or liability under any environmental laws will have a material adverse effect on its results of operations or financial condition.

LITIGATION

    The Company is involved in routine litigation, none of which it believes will have a material adverse effect on its results of operations or financial condition.

REGULATORY

    The Company is subject to regulation by the Food and Drug Administration, the United States Department of Agriculture, the Federal Trade Commission, the Environmental Protection Agency, the Interstate Commerce Commission, the Department of Commerce, as well as by various state agencies with respect to the production, packing, labeling and distribution of its food products. The Company believes it is in compliance in all material respects with the applicable rules and regulations of such agencies.


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                                  THE INDUSTRY

MARKET SIZE

    In 1995, the U.S. retail cookie and cracker market generated sales of more than $7.9 billion, of which $6.2 billion was through supermarkets as reported by IRI. Cookies accounted for $3.6 billion, or 58.1% of the retail cookie and cracker sales through supermarkets in 1995 and crackers accounted for $2.6 billion, or 41.9%.

INDUSTRY TRENDS

    The U.S. combined cookie and cracker market has been relatively stable, experiencing slow but steady growth over the last twenty years. The following graphs illustrate the historical cookie and cracker industry trends in the United States based on sales (measured by weight and dollars) in supermarkets.

   U.S. COOKIE AND CRACKER SALES                  U.S. COOKIE AND CRACKER SALES
           (BY WEIGHT)                                    (BY DOLLARS)

             [GRAPH]                                        [GRAPH]


    While changing consumer preference can lead to shifts among cookie and cracker categories, overall cookie and cracker sales have remained steady. For example, the better-for-you cookie and cracker categories experienced significant growth between 1991 and 1995. However, the growth rate of better-for-you products slowed in 1995 to a 26% annual growth rate and decreased 5.6% for the first 24 weeks of 1996 compared to the first 36 weeks of 1995, in each case based on supermarket sales (measured by weight) as reported by IRI.


    The Company believes growth in the better-for-you category has resulted from consumers' attention to the "healthiness" of products. In order to capitalize on this trend, major branded producers and private label sellers introduced numerous reduced-fat, low-fat and fat-free products. Better-for-you cookie and cracker products have increased from 155 million pounds sold in supermarkets in 1993 to 360 million pounds sold in supermarkets in 1995 as reported by IRI.

    Growth in the U.S. private label market has exceeded that of the overall cookie and cracker market over the last three years. Private label cookie and cracker products represented a 16.6% share of the market based on sales (measured by weight) in supermarkets for the year ended December 31, 1995, up
1.5 share percentage points over the 1992 share. The principal reason for this growth has been the advent of private label products that are similar in quality to branded products but are often available at significantly lower prices than national brands.

COMPETITION


    Below is a summary of the market share trends of each of the major category competitors based on sales (measured by weight and dollars) in supermarkets. As the tables show, the shares of the Company and its primary competitor, Nabisco, within the cookie and cracker industry have not changed significantly in the period from January 1, 1992 through September 8, 1996.


        U.S. COMBINED COOKIE AND                   U.S. COMBINED COOKIE AND
      CRACKER MARKET SHARE TRENDS                CRACKER MARKET SHARE TRENDS

              [GRAPH]                                    [GRAPH]


Note: Figures for Keebler include its private label sales, but exclude sales of Carr's products. Private Label includes Bake-Line for years not owned by Keebler.

    The U.S. cookie and cracker market is highly competitive. The U.S. branded cookie and cracker industry is led by two competitors, Nabisco and the Company, which together account for nearly 60% of cookie and cracker sales. The Company, as the number two competitor, has more than four times the cookie and cracker sales of the number three competitor. Smaller competitors include numerous national, regional and local manufacturers of both branded and private label products, which together accounted for approximately 40% of the U.S. cookie and cracker sales in 1995. Competition for sales is based primarily on price, brand recognition, brand loyalty, quality and in-store execution of promotional programs.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth the name, age, positions and offices held (as of the date hereof) and a brief account of the business experience of each of the Company's current executive officers. Except as otherwise indicated, no family relationship exists between any executive officer or director of the Company. No executive officer of the Company serves as a director of any company whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Executive officers of the Company are elected by and serve at the discretion of the Board of Directors of the Company. The address of each of the executive officers of the Company is Keebler Corporation, One Hollow Tree Lane, Elmhurst, Illinois 60126.


    NAME                      AGE                           POSITION
---------------------------   ---   ---------------------------------------------------------
Sam K. Reed................   49    President, Chief Executive Officer and Director of the
                                      Company since January 1996. Mr. Reed has participated
                                      in several leveraged buyouts during his 21 years in the
                                      snack and baking industries. He served as CEO of
                                      Specialty Foods Corporation's $450.0 million Western
                                      Bakery Group division until January 1995. Prior to
                                      that, he was President and CEO of Mother's Cake and
                                      Cookie Co. from 1991 to 1994, and held Executive Vice
                                      President positions at Wyndham Bakery Products from
                                      1988 to 1990 and Murray Bakery Products from 1985 to
                                      1988. Mr. Reed managed a natural foods company from
                                      1984 to 1985, which later became Quaker Oats rice cake
                                      division. He started his career in 1975 with Oroweat
                                      Foods Company where he spent 10 years in finance,
                                      manufacturing and general management. Mr. Reed received
                                      a B.A. from Rice University and an M.B.A. from
                                      Stanford.

David B. Vermylen..........   46    President-Keebler Brands since January 1996. Mr. Vermylen
                                      manages Keebler's branded cookies and crackers, pie
                                      crust and imported products sector. He has 22 years
                                      experience in marketing consumer packaged goods
                                      including cookies, cereals, beverages and convenience
                                      foods. Mr. Vermylen spent 14 years in product
                                      management at General Foods from 1974 to 1988 managing
                                      a diversity of businesses, including being Vice
                                      President of Marketing for Post Cereals. He served as
                                      Vice President--Marketing at Mother's Cake & Cookie Co.
                                      from 1991 to 1994, then President and COO from 1994 to
                                      1995, then in 1995 as Chairman/President/CEO of
                                      Brothers Gourmet Coffee, a publicly traded specialty
                                      beverage manufacturer and retailer. Mr. Vermylen was
                                      also a founding partner of a consulting firm
                                      specializing in food marketing and grocery
                                      distribution. He holds a B.A. in economics from
                                      Georgetown University and an M.B.A. from New York
                                      University.


    NAME                      AGE                           POSITION
---------------------------   ---   ---------------------------------------------------------
E. Nichol McCully..........   42    Chief Financial Officer and Senior Vice President-Finance
                                    of the Company since January 1996. Mr. McCully has over
                                      eight years experience as a senior financial executive
                                      in food industry leveraged buyouts, most recently as
                                      group CFO for the Western Bakery Group of Specialty
                                      Foods Corporation from 1993 to 1995. Mr. McCully was
                                      Vice President, Finance for Mother's Cake & Cookie Co.
                                      from 1991 until its acquisition by Specialty Foods in
                                      1993. From 1990 to 1991, he was Vice President,
                                      Finance, and from 1988 to 1990, he was Controller for
                                      Spreckels Sugar Co. Prior to entering the food
                                      industry, Mr. McCully held financial management
                                      positions with Triad Systems Corporation and Wells
                                      Fargo Leasing Corporation, and he has auditing
                                      experience with Arthur Andersen & Co. Mr. McCully
                                      received a B.A. from UC Berkeley and an M.B.A. from
                                      UCLA. He is also a Certified Public Accountant.

Jack M. Lotker.............   52    President-Specialty Products of the Company since
                                    January, 1996. Mr. Lotker has worked in the food industry
                                      for 20 years, most recently at Homeland Stores of
                                      Oklahoma from 1988 to 1995. His experience in the
                                      baking industry and with DSD systems includes two years
                                      at CPC International as Vice President of Dry Products
                                      from 1986 to 1988 and eight years at Arnold Food
                                      Company as Vice President & Group Executive from 1978
                                      to 1986. Mr. Lotker headed the American Bakers
                                      Association Industrial Relations Committee from 1983 to
                                      1986 and has an extensive knowledge of the interaction
                                      among food retailing, wholesale bakery distribution and
                                      unionized bakery operations as a manager in three
                                      leveraged buyouts since 1983. Mr. Lotker received his
                                      B.A. from Queens College and his M.B.A. from Long
                                      Island University.

James Willard..............   55    Senior Vice President-Operations of the Company since
                                    July 1996. With 32 years experience in the food industry,
                                      Mr. Willard most recently was Senior Vice President at
                                      Nabisco Biscuit Co. from 1993 to 1996 and Senior Vice
                                      President Operations and Technical Services at Nabisco
                                      Specialty Products Division from 1991 to 1993. From
                                      1988 to 1991, Mr. Willard was Senior Vice
                                      President-Operations at ALPO Pet Foods, Inc., and Mr.
                                      Willard was Senior Vice President-North American
                                      Operations at Cadbury Schweppes, Inc. from 1986 to
                                      1988. Prior to those assignments, Mr. Willard held
                                      various positions at Nestle Foods Corporation from 1964
                                      to 1986. These positions were Vice President-U.S.
                                      Chocolate Manufacturing (1983 to 1986), General
                                      Manager-Chocolate Manufacturing (1980 to 1983 and 1975
                                      to 1978), General Manager-Fruits, Tomatoes & Meats
                                      (1978 to 1980), Division Manager-Manufacturing (1971 to
                                      1975), Assistant Manager-Quality Control (1970 to 1972)
                                      and Microbiologist and Chemist-Regional Laboratory
                                      (1964 to 1970). Mr. Willard received an M.S. from Ohio
                                      State University and a B.S. from Capital University.

    The executive officers of INFLO are Mr. Reed, Chief Executive Officer and President, and Mr. McCully, Vice President, Treasurer and Secretary.

DIRECTORS

    The following table sets forth the names, ages, other positions and offices held and a brief account of the business experience of each of the Company's directors. Unless otherwise noted, no director of the Company serves as a director of any company whose securities are registered under the Exchange Act. All directors serve until a successor is elected. All directors of the Company also serve and have served as directors of INFLO since January 1996, except for Mr. Debbane, who was appointed as a director of INFLO in May 1996.


    NAME                      AGE                        OTHER POSITIONS
---------------------------   ---   ---------------------------------------------------------
Sam K. Reed................   49    See "Executive Officers."

Robert P. Crozer...........   49    Director of the Company since March 1996. Mr. Crozer has
                                    served as Vice Chairman of the Board of Flowers since
                                    1989. He joined Flowers in 1973, and has been a Director
                                    of Flowers since 1979. Mr. Crozer served as a Director of
                                    Marketing and Planning of Flowers from 1979 to 1985,
                                    President and Chief Operating Officer, Convenience
                                    Products Group of Flowers from 1979 to 1989, and Vice
                                    President-- Marketing of Flowers from 1985 to 1989. Mr.
                                    Crozer also serves on the board of directors of Davis
                                    Water & Waste Industries Incorporated.(1)(2)

Raymond Debbane............   41    Director of the Company since May 1996. Mr. Debbane has
                                    served as the President of Invus since 1985. From 1982 to
                                    1985, Mr. Debbane was a Manager in the Paris office of
                                    The Boston Consulting Group, where he was employed since
                                    1979.(3)

Sacha Lainovic.............   40    Director of the Company since March 1996. Mr. Lainovic
                                    has served as an Executive Vice President of Invus since
                                    1985. Mr. Lainovic was a Manager in the Paris office of
                                    The Boston Consulting Group from 1984 to 1985, where he
                                    was employed since 1981.(3)

Amos R. McMullian..........   59    Director of the Company since March 1996. Mr. McMullian
                                    has served as Chief Executive Officer of Flowers since
                                    April 1981 and Chairman of the Board of Flowers since
                                    January 1985. Mr. McMullian joined Flowers in 1963 and
                                    served as assistant controller, data processing
                                    coordinator, assistant plant manager, plant manager,
                                    plant president, regional vice president and President of
                                    the Bakery and Snack Groups of Flowers. In 1976, he was
                                    appointed President and Chief Operating Officer of
                                    Flowers and was elected to the Board of Directors of
                                    Flowers. He served as Vice Chairman of the Board of
                                    Flowers from 1984 to 1985.(1)

Christopher J. Sobecki.....   38    Director of the Company since March 1996, Mr. Sobecki has
                                    served as a Managing Director of Invus since 1993 after
                                    joining Invus in 1989.(3)

C. Martin Wood III.........   52    Director of the Company since March 1996. Mr. Wood has
                                    served as Senior Vice President and Chief Financial
                                    Officer of Flowers since September 1978. Mr. Wood joined
                                    Flowers in 1970 as Director of New Product Development.
                                    He was appointed Director of Marketing Services of
                                    Flowers the following year, Director of Finance in 1973,
                                    and Vice President-Finance in 1976. Mr. Wood has been a
                                    Director of Flowers since 1975.(1)

------------

(1) The address of Messrs. Crozer, McMullian and Wood is Flowers Industries, Inc., 11796 U.S. Highway 19 South, Thomasville, Georgia 31792.

(2) Messrs. Crozer and Wood are brothers-in-law.

(3) The address of Messrs. Debbane, Lainovic and Sobecki is The Invus Group, Ltd., 135 East 57th Street, 30th Floor, New York, New York 10022.

    In addition, pursuant to the GFI Stockholder's Agreement, Bermore has designated Mr. Michael R.B. Uytengsu as a non-voting, ex-officio representative to the Board of Directors of INFLO. See "Certain Related Transactions--GFI Stockholder's Agreement." Mr. Uytengsu's address is G.F. Industries, Inc., 999 Baker Way, Suite 200, San Mateo, California 94404.

COMPENSATION OF OFFICERS

    The Company paid no remuneration to its current executive officers for the fiscal year ended December 30, 1995. The following table sets forth the initial annual cash compensation that is expected to be paid to the five executive officers of the Company (the "Named Executive Officers") and the number of shares of INFLO Common Stock underlying Options (as defined under "1996 Stock Purchase and Option Plan and Non-Qualified Option Agreement") that have been granted to date, and to all executive officers of the Company as a group for services in all capacities to be rendered to the Company.


                                                                                       SHARES OF INFLO
                                                                                            COMMON
                                                                         CASH          STOCK UNDERLYING
    NAME                                      POSITION              COMPENSATION(1)    OPTIONS GRANTED
---------------------------------   -----------------------------   ---------------    ----------------
Sam K. Reed......................   President, Chief Executive        $   650,000           225,000
                                      Officer and Director
David B. Vermylen................   President--Keebler Brands         $   325,000            52,500
E. Nichol McCully................   Chief Financial Officer and       $   240,000            52,500
                                      Senior Vice President--
                                      Finance
Jack M. Lotker...................   President--Specialty Products     $   225,000            52,500
James Willard....................   Senior Vice President--           $   280,000            52,500
                                      Operations
All executive officers as a
  group, consisting of the five
  persons named above............                                     $ 1,720,000           435,000

------------

(1) Amounts listed for the named individuals and all executive officers as a group are annual base salaries, including amounts to be deferred in accordance with any deferred salary option plan of the Company.

    The Company has no employment agreement with Mr. Reed. The Company intends to enter into severance agreements ("Severance Agreements") with Messrs. Vermylen, McCully, Lotker and Willard (the "Executives") to clarify and memorialize the employment arrangements and understandings with the Executives. It is expected that the Severance Agreements will provide for a term extending to 1999, which will automatically be extended for successive one year periods unless either party gives at least 30 days written notice prior to the end of the term of their intent not to renew. It is expected that the Company or each Executive may terminate such Executive's employment for any reason upon thirty days' written notice (other than a termination by the Company for cause or due to the Executive's death or permanent disability). Each Severance Agreement will provide for continuation of salary and coverage under the Company's health plans for the balance of the term in the event of the termination of an Executive's employment by the Company without "Cause" (as defined) or by the Executive for "Good Reason" (as defined). It is expected that Mr. Willard's Severance Agreement will provide for certain retirement benefits which take into account benefits he would have received had he remained in the employ of his prior employer.

COMPENSATION OF DIRECTORS

    No director of the Company receives remuneration for serving as a director.

MANAGEMENT INCENTIVE PROGRAM

    Since the Keebler Acquisition, INFLO has sold 2.3% of its common stock and granted Options to purchase additional shares to members of Keebler's management (each, a "Purchaser"), which together with management's existing shares would represent 8.6% of the INFLO Common Stock on a fully diluted basis. The INFLO Common Stock purchased and Options granted are governed by the agreements described below.

    Management Stockholder's Agreement. Principal terms of the management stockholder's agreement (the "Management Stockholder's Agreement") include:

    Restrictions on Transfer. Each Purchaser's INFLO Common Stock (including shares acquired pursuant to the exercise of Options) will be nontransferable for 5 years from the date of delivery of the shares to the Purchaser (the "Purchase Date") unless transferred pursuant to (i) an effective registration statement (subject to restrictions on transfer immediately preceding and following the effective date thereof), (ii) the sale participation agreement (the "Sale Participation Agreement"), (iii) the provisions described below under "--Right of First Refusal," "--'Put' of INFLO Common Stock and Options upon Purchaser's Death or Disability" or "--'Call' of INFLO Common Stock and Options", (iv) a transfer to the estate of the Purchaser, (v) the establishment of certain trusts or (vi) a testamentary transfer.

    Right of First Refusal. After five years following the Purchase Date if a public offering of INFLO Common Stock has not occurred, INFLO will have a right of first refusal to repurchase any of the Purchaser's INFLO Common Stock on terms and in amounts identical to those offered to the Purchaser; if the right is not exercised, the Purchaser may sell all (but not less than all) of such offered shares to the prospective purchaser.

    "Put" of INFLO Common Stock and Options Upon Purchaser's Death or Disability. If, prior to a public offering, the Purchaser dies or becomes permanently disabled while (i) either an employee of INFLO or its subsidiaries or (ii) retired after age 65 and after 3 years' service (in either case, "Death or Disability"), the Purchaser or his estate or trust may require INFLO to (i) repurchase on one occasion during the following six months any of the Purchaser's INFLO Common Stock at the greater of $10.00 or the book value (or, if a public offering occurs during such period, market value) for each such share (the "Put Price") or (ii) pay for each Option exercisable by the Purchaser at such time (including Time Options (as defined below) and, if the cumulative EBITDA target (as defined in the non-qualified stock option agreements described below) is met for the previous plan year, Performance Options (as defined below) accelerated because of such Death or Disability) any excess of the Put Price over $10.00 (the "Excess Amount"), subject to any prohibition of such repurchase under any indenture, other loan document or state law provision, in which case such payment will occur following the elimination of such restriction at a price based upon the then prevailing Put Price.

    "Call" of INFLO Common Stock and Options. If the Purchaser's employment with INFLO or its subsidiaries terminates for any reason prior to the fifth anniversary of the Purchase Date, INFLO may repurchase all (but not less than all) of the Purchaser's INFLO Common Stock at a "Call Repurchase Price" per share equal to (i) if the Purchaser's termination is due to Death or Disability, the Put Price, (ii) if the Purchaser retires after age 65 after at least three years service with INFLO and its subsidiaries or is terminated without cause or quits for good reason, the book value (or, if a public offering has occurred, market value), (iii) if the Purchaser is terminated for cause or the Purchaser's INFLO Common Stock is transferred in violation of the Management Stockholder's Agreement, the lesser of (A) book value (or, if a public offering has occurred, market value) and (B) $10.00 or (iv) if the

Purchaser is terminated for any other reason, the lesser of (A) book value (or, if a public offering has occurred, market value) and (B) $10.00 plus 20% of the Excess Amount for each year following the Purchase Date. If INFLO exercises its right to repurchase the Purchaser's INFLO Common Stock, INFLO may also redeem and cancel the Purchaser's exercisable Options at the amount, if any, by which the Call Repurchase Price exceeds $10.00.

    Registration Rights. Until the later of five years following the Purchase Date or the first occurrence of a qualified public offering of INFLO Common Stock for the account of Artal or Flowers, the Purchaser will have limited "piggyback" registration rights with respect to the Common Stock, subject to standard conditions and limitations; however, the Purchaser will not have "demand" registration rights.

    Non-Compete and Confidentiality Covenants. Following any termination of employment, at the option of the Company, the Purchaser will be subject to a non-compete covenant on a month-to-month basis for up to two years, in exchange for payment of an amount equal to such employee's monthly base salary on such termination date, subject to reduction and/or reimbursement to the extent such Purchaser is compensated for permitted employment. The Purchaser is also subject to a confidentiality covenant with regard to information obtained in his/her capacity as an employee of the Company.

    1996 Stock Purchase and Option Plan and Non-Qualified Stock Option Agreement. The 1996 Stock Purchase and Option Plan (the "Plan") provides for awards of non-qualified options, incentive stock options and other equity-based awards covering an aggregate of 2,000,000 shares of INFLO Common Stock. Non-qualified options under the Plan to purchase 1,123,200 shares of INFLO Common Stock (the "Options") were issued pursuant to non-qualified stock option agreements (the "Non-Qualified Stock Option Agreements"). Such Options have an exercise price of $10.00 per share and are either "Time Options" or "Performance Options". Time Options vest 20% per year over the five year period following the Purchase Date, while Performance Options vest 25% per year for the first three years and 12.5% per year for the following two years in which certain annual and cumulative EBITDA targets are achieved, subject to "catch-up vesting" for unmet target years upon the attainment of EBITDA targets in subsequent years. Regardless of performance against EBITDA targets, all Performance Options vest nine years from the date of the Keebler Acquisition. Vesting ceases upon termination of the Purchaser's employment; however, Time Options (and Performance Options, if and only if the cumulative EBITDA target was met for the preceding plan year) vest in full upon Death or Disability. The Options expire upon the earlier of (i) 10 years following the Keebler Acquisition, (ii) the first anniversary of Death or Disability, (iii) a specified period following any termination of employment other than for Cause, Death or Disability, (iv) termination for Cause and (v) in certain circumstances, the date of any merger or reconsolidation. Exercisability of Time Options (and Performance Options, if and only if the cumulative EBITDA target was met for the preceding plan year) will accelerate upon a change of control of INFLO.

    Sale Participation Agreement. Each Purchaser will be a party to a Sale Participation Agreement, which will entitle the Purchaser to participate on a pro rata basis in certain sales of INFLO Common Stock by Artal or Flowers prior to the fifth anniversary of INFLO's first public offering.

                             PRINCIPAL STOCKHOLDERS

    The Company is a direct, wholly owned subsidiary of INFLO. The following table sets forth certain information regarding the beneficial ownership of INFLO Common Stock by (i) all persons known by the Company to own beneficially more than 5% of INFLO's Common Stock, (ii) each director who is a stockholder, (iii) the Chief Executive Officer and each of the Named Executive Officers and (iv) all directors and executive officers as a group.

                                                                                       PERCENTAGE
                                                                     NUMBER OF             OF
    NAME AND ADDRESS OF BENEFICIAL OWNER                               SHARES         COMMON STOCK
---------------------------------------------------------------   ----------------    ------------
Artal Luxembourg S.A.(1).......................................       6,105,469           45.2%
  39 Boulevard Royal
  Luxembourg City, Luxembourg 2449
Flowers Industries, Inc.(2)....................................       6,105,469           45.2
  11796 U.S. Highway 19 South
  P.O. Box 1338
  Thomasville, Georgia 31792
Bermore Ltd.(3)................................................         990,076            7.3
  c/o G.F. Industries, Inc.
  999 Baker Way, Suite 200
  San Mateo, California 94404
Sam K. Reed....................................................         100,000            0.7
David B. Vermylen..............................................          17,500          --
E. Nichol McCully..............................................          17,500          --
Jack M. Lotker.................................................          17,500          --
James Willard..................................................          17,500          --
All directors and executive officers as a group
  (consisting of eleven persons)...............................         170,000            1.3%


------------

(1) The parent entity of Artal Luxembourg S.A. is Artal Group S.A. ("Artal Group"), a Luxembourg company. Approximately 45% of the issued and outstanding capital stock of Artal Group is in the form of bearer shares and the other 55% of the shares of capital stock is held by Stichting Administratiekantoor Artal, a foundation organized under Dutch law (the "Foundation"). The address of the Foundation is The Netherlands, Zypendaalsweg 25, 6814 CC Arnhem. This Dutch foundation is a pass-through entity that issues certificates of interest in the foundation to its beneficial owners. All decisions with respect to the capital stock held by the Foundation are made by the Foundation's board of directors. The members of the board of directors of the Foundation are Eric Wittouck, Chairman; Philippe M.J.B. Guillaume; Mrs. Astrid van der Meerschen-Ullens de Schooten; Alain E.M. Jolly; Jean-Charles A. Ullens de Schooten; Emile Vogt; Mrs. Brigitte P. Wittouck; Philippe Ch.J.M.E. Ullens de Schooten; Ravilex Trust Reg., a legal entity and Euramagro n.v., a legal entity. See "Sponsors--Artal."

(2) Flowers Industries, Inc. is currently subject to the periodic reporting and other information requirements of the Exchange Act. Flower's common stock is listed on the New York Stock Exchange. See "Sponsors--Flowers."

(3) Bermore Ltd. is a privately held Bermuda limited company and the parent of GFI. Bermore owns a warrant to purchase an additional 1,070,352 shares of INFLO Common Stock which together with Bermore's existing shares would represent approximately 13.2% of the shares of INFLO Common Stock on a fully diluted basis.

                          CERTAIN RELATED TRANSACTIONS

    The summaries of the Investor Stockholders' Agreement and the GFI Stockholder's Agreement set forth below do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Investor Stockholders' Agreement and the GFI Stockholder's Agreement, respectively, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

INVESTOR STOCKHOLDERS' AGREEMENT

    Simultaneously with the closing of the Keebler Acquisition, Artal, Flowers and INFLO entered into an Investor Stockholders' Agreement (the "Investor Stockholders' Agreement") governing the relationships between and among INFLO and Artal and Flowers, as holders of the INFLO Common Stock. Subsequent transferees of Artal and Flowers must, subject to certain limited exceptions, agree to be bound by the Investor Stockholders' Agreement (Artal, Flowers and such transferees, the "Investor Stockholders").

    The Investor Stockholders' Agreement imposes on the Investor Stockholders certain restrictions on the transfer of INFLO Common Stock until the seventh anniversary of the Keebler Acquisition, subject to certain exceptions. The Investor Stockholders' Agreement provides that, at any time after the third anniversary of the Keebler Acquisition, either Artal or Flowers may notify the other that it wishes to dispose of its equity interest in INFLO. In such event, Artal will have the authority to solicit offers for and negotiate the sale of INFLO (or, in certain circumstances, the requesting party's interest therein) to a third party or to commence a public offering (each a "Liquidity Transaction"). Each of Artal and Flowers will have the right (and, in the case of a sale of a controlling interest in, or a sale of all or substantially all of the assets of, INFLO, the obligation) to participate pro rata in any such Liquidity Transaction. A Liquidity Transaction may result in a Change of Control under the Indenture. See "Description of Notes--Certain Covenants--Change of Control." In addition, the Investor Stockholders' Agreement grants the Investor Stockholders certain demand and incidental rights to register their shares of INFLO Common Stock for public sale under the Securities Act.

    The Investor Stockholders' Agreement provides that the Board of Directors of INFLO shall consist of three Artal designees, three Flowers designees and the Chief Executive Officer of INFLO. The number of designees for each of Artal and Flowers is subject to decrease if its respective equity ownership in INFLO falls below certain threshold levels. The Investor Stockholders' Agreement also provides that certain significant corporate actions (as well as certain related-party transactions) are subject to supermajority board approval.

GFI STOCKHOLDER'S AGREEMENT

    Simultaneously with the closing of the Sunshine Acquisition, Artal, Flowers, INFLO and GFI entered into a Stockholder's Agreement (the "GFI Stockholder's Agreement") governing the relationships between Artal, Flowers and INFLO, on the one hand, and GFI, on the other. Subsequent to the closing of the Sunshine Acquisition, GFI assigned its rights, duties and obligations under the GFI Stockholder's Agreement to Bermore. Subsequent transferees of Bermore must, subject to certain limited exceptions, agree to be bound by the GFI Stockholder's Agreement (GFI, Bermore and such transferees, the "GFI Stockholders.")

    The GFI Stockholder's Agreement provides that, subject to certain limited exceptions, the GFI Stockholders may not transfer their shares of INFLO Common Stock until the seventh anniversary of the Keebler Acquisition without the prior consent of both Artal and Flowers, which consent shall not be unreasonably withheld after the third anniversary of the Sunshine Acquisition. Bermore shall have the right to participate pro rata in any Liquidity Transaction (as defined in the Investor Stockholders'

Agreement), and Artal and Flowers together may require Bermore to participate pro rata in any such Liquidity Transaction. In addition, the GFI Stockholder's Agreement grants the GFI Stockholders certain demand and incidental registration rights to register their shares of INFLO Common Stock for public sale under the Securities Act.

    The GFI Stockholder's Agreement provides that Bermore shall be entitled to designate one individual as a non-voting, ex-officio representative to the Board of Directors of INFLO (the "GFI Representative"). However, Bermore shall not be entitled to designate a GFI Representative if, at any time, Bermore, its affiliates and certain permitted transferees cease to own at least 90% of that number of shares of INFLO Common Stock (subject to adjustments resulting from certain corporate restructurings) that GFI originally acquired pursuant to the GFI Stockholder's Agreement. The GFI Stockholder's Agreement also provides that certain charter or by-law amendments that would adversely affect (except in immaterial respects) Bermore's rights under the GFI Stockholder's Agreement (as well as certain related-party transactions) will require the prior approval of the GFI Representative. See "Management--Directors."

OTHER

    In connection with the sale of 312,500 shares of INFLO Common Stock to members of management, INFLO repurchased from each of Artal and Flowers 94,531 shares of INFLO Common Stock at $10.00 per share, the original purchase price paid by Artal and Flowers to INFLO.


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

                     DESCRIPTION OF SENIOR CREDIT FACILITY
                                AND THE UB NOTE

    The summaries of the Senior Credit Facility and the UB Note set forth below do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Senior Credit Facility and the UB Note, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

SENIOR CREDIT FACILITY

    The Senior Credit Facility is provided by a syndicate of banks and other financial institutions led by Scotiabank, as administrative agent, syndication agent and documentation agent. The Senior Credit Facility provides for $292,875,000 in Term Loans and a $155.0 million revolving credit facility ("Revolving Credit Facility"), which includes borrowing capacity available for letters of credit ("Letters of Credit") of up to $45.0 million and for borrowings of up to $20.0 million on same-day notice ("Swingline Loans"). The Term Loans are comprised of Term A Loans ($138,125,000), which mature six years after the Keebler Acquisition, Term B Loans ($89,850,000), which mature seven and one-half years after the Keebler Acquisition, and Term C Loans ($64.9 million), which mature eight and one-half years after the Keebler Acquisition. The Revolving Credit Facility commitment terminates six years after the date of the Keebler Acquisition.

    At the Company's option, the Revolving Loans and the Term A Loans bear interest at either (i) Scotiabank's alternate base rate plus 1.75%, or (ii) Scotiabank's reserve-adjusted London interbank offering ("LIBO") rate plus 2.75%. Swingline Loans bear interest at Scotiabank's alternate base rate plus 1.75%. The above margins for Revolving Loans and Term A Loans will be subject to performance based step-downs, on or after December 4, 1996.

    At the Company's option, the Term B Loans bear interest at either (i) Scotiabank's alternate base rate plus 2.25%, or (ii) Scotiabank's reserve-adjusted LIBO rate plus 3.25%. At the Company's option, the Term C Loans bear interest at either (i) Scotiabank's alternate base rate plus 2.50%, or (ii) Scotiabank's reserve-adjusted LIBO rate plus 3.50%.

    Effective as of February 1, 1996, the Company entered into an interest rate swap agreement with Scotiabank pursuant to which the Company has agreed to pay a fixed rate of approximately 5.02% per annum for 3 years on $170.0 million and Scotiabank has agreed to pay the applicable 3-month LIBO rate for such time on such amount, which may be extended for an additional two years at the option of Scotiabank.

    For each standby Letter of Credit, the Company pays to each Lender with a commitment to make Revolving Loans a per annum fee equal to the margin for Revolving Loans that accrue interest at the reserve adjusted LIBO rate, payable quarterly in arrears. For each trade Letter of Credit, the Company pays to each Lender with a commitment to make Revolving Loans a fee equal to 1 3/8% per annum on the face amount of such trade Letter of Credit, payable quarterly in arrears.

    Interest periods for reserve-adjusted LIBO rate Loans are, at the Company's option, one, two, three or six months (or, if available to each relevant Lender, nine or twelve months). Interest on LIBO rate Loans is payable on the last business day of the applicable interest period for such Loans and, if earlier, each three-month anniversary following the commencement of such interest period. Interest on alternate base rate Loans is payable quarterly in arrears.

    Outstanding Loans are voluntarily payable without penalty and applied pro rata to the remaining Term A Loans, Term B Loans and Term C Loans, pro-rata in accordance with each remaining amortization payment, and then to a reduction in the Revolving Loan commitment amount (the


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

"Revolving Loan Commitment Amount"); provided, however, that LIBO rate breakage costs, if any (including as a result of any mandatory repayments), shall be for the account of the Company.

    The Term Loans and Revolving Loan Commitment Amount are subject to mandatory prepayment with (i) 100% of the net proceeds of asset sales, subject to certain exceptions, (ii) 100% of the net proceeds of debt issuances, subject to certain exceptions, (iii) 100% of the net proceeds of equity issuances, subject to certain exceptions, and (iv) 75% of annual excess cash flow, in each case applied pro-rata to the remaining Term A Loans, Term B Loans and Term C Loans, pro-rata in accordance with each remaining amortization payment, and then to a reduction in the Revolving Loan Commitment Amount.

    Each Lender of Term B Loans has the right to decline to have its Term B Loans prepaid with the amounts set forth above, in which case the amounts that would have been applied to a prepayment of the Term B Loans shall instead be applied first to a prepayment of the Term A Loans (until paid in full), second, to a prepayment of Term B Loans and Term C Loans owing to those Lenders that agree to accept such additional prepayments, and then to a reduction in the Revolving Loan Commitment Amount. Each Lender of Term C Loans has the right to decline to have its Term C Loans prepaid with the amounts set forth above, in which case the amounts that would have been applied to a prepayment of the Term C Loans shall instead be applied first to a prepayment of the Term A Loans (until paid in full), second, to a prepayment of Term B Loans and Term C Loans owing to those Lenders that agree to accept such additional prepayments, and then to a reduction in the Revolving Loan Commitment Amount.

    The Senior Credit Facility is secured by a first-priority perfected security interest (subject to customary permitted encumbrances) in all tangible and intangible personal property (including trademarks and licenses) and all material real property of the Company and certain of its direct and indirect subsidiaries, whenever acquired and wherever located. The Lenders have received guarantees from INFLO and all direct and indirect subsidiaries of the Company (the "Guarantors"). The Senior Credit Facility is also secured by a first priority pledge of 100% of the capital stock of the Company and all of its subsidiaries (whether direct or indirect), in addition to a first priority pledge of all notes evidencing intercompany indebtedness of the Company or its subsidiaries.

    The Senior Credit Facility contains affirmative covenants, including that the Company maintain interest rate protection agreements in amounts and with terms satisfactory to the Administrative Agent.

    The Senior Credit Facility contains certain negative covenants that restrict, among other things, the Company's ability to (i) incur additional debt (including subordinated debt), sale leasebacks and contingent liabilities; (ii) make dividends or similar distributions or pay management or consulting fees, provided, however, that the Company will be permitted to pay a one time cash dividend payment of $25,000,000, but only if no default shall have occurred and be continuing (or would result therefrom) and the ratio of total debt/EBITDA (as defined in the Senior Credit Facility) is less than 3.0:1 (on a pro forma basis after giving effect to such $25,000,000 dividend) for the two most recent consecutive fiscal quarters; (iii) repurchase capital stock; (iv) incur liens or other encumbrances; (v) sell assets or make similar transfers, other than inventory in the ordinary course of business or unless net proceeds from such asset sales are used to repay the Loans, in the manner described therein; (vi) make investments or acquisitions (in a single transaction or in a series of related transactions); (vii) merge, consolidate and or similarly combine or change its business conduct; or (viii) refinance, defease, repurchase or prepay the UB Note, except with other unsecured subordinated debt and certain equity proceeds.

    The Senior Credit Facility also contains covenants that restrict the Company's ability to amend the terms of the Indenture, and prohibits the Company from refinancing the Notes or the Exchange Notes (subject to certain exceptions), making any non-mandatory payments in respect of the Notes or the Exchange Notes or making any optional redemption, purchase or defeasance of the Notes or the Exchange Notes.


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

    The Senior Credit Facility contains certain financial covenants that require the Company, among other things, to (i) maintain a minimum net worth (as defined in the Senior Credit Facility); (ii) maintain a maximum ratio of total funded debt to EBITDA (as defined in the Senior Credit Facility); (iii) maintain a minimum ratio of EBITDA to interest expense; (iv) maintain a minimum ratio of EBITDA minus capital expenditures to the sum of cash taxes, cash interest and mandatory amortization of indebtedness; and (v) limit capital expenditures.

    The Term A Loans are amortized over a 6 year period, the Term B Loans over a 7 1/2 year period and the Term C Loans over an 8 1/2 year period.

    Events of default under the Senior Credit Facility include, among other things: (i) failure of the Company to pay principal thereunder or reimbursement obligations or deposit cash for collateral when due, or to pay interest or any other amount due within three business days after the date due; (ii) material inaccuracies in any representations, warranties or other statements in the credit documents; (iii) default in the performance of any covenants after the applicable grace period, if any; (iv) default under certain other agreements governing indebtedness; (v) certain events of bankruptcy or insolvency; (vi) failure to satisfy certain material ERISA requirements; (vii) unfavorable judgments; (viii) certain events with respect to the Company's pension plans; and (ix) the occurrence of a Change of Control (as defined therein).

THE UB NOTE

    In connection with the Keebler Acquisition, INFLO issued to United Biscuits the UB Note in the principal amount of $32.5 million bearing interest at 10% per annum commencing January 26, 1999. Interest on the UB Note is payable in kind until December 31, 2001, after which interest becomes payable in cash. The principal amount of the UB Note is due on January 26, 2007.

    Pursuant to the terms of the UB Note, all amounts payable with respect to the UB Note are subordinated in right of payment to the Notes and the Exchange Notes to the same extent that the Notes and the Exchange Notes are subordinated to the Senior Credit Facility. No payment on the UB Note may be made if (i) a payment default has occurred and is continuing with respect to the obligations under the Notes or the Exchange Notes (or the other obligations that are senior to the UB Note), or (ii) upon written notice to INFLO after any other default permitting acceleration of amounts outstanding with respect to the Company's obligations under the Notes or the Exchange Notes (or the other obligations that are senior to the UB Note) shall have occurred and be continuing (but such restriction on payment shall not continue beyond 180 days from such default or notice).

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

    The Exchange Notes are to be issued under the indenture dated as of June 15, 1996 (the "Indenture") between the Company, the Guarantors and U.S. Trust Company of New York, as Trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and is available upon request to the Company. The following summary of certain provisions of the Indenture and the Exchange Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act) and the Exchange Notes. Capitalized terms used herein and not otherwise defined have the meanings set forth in "--Certain Definitions."

    The Exchange Notes will be unsecured senior subordinated obligations of the Company, limited to $125 million aggregate principal amount, and will mature on July 1, 2006. Each Exchange Note will bear interest at the rate per annum shown on the front cover of this Prospectus from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually on January 1 and July 1 of each year commencing January 1, 1997 to holders of record at the close of business on the December 15 and June 15 immediately preceding such interest payment date.

    The Exchange Notes will be issuable and transferable in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Notes or Exchange Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

OPTIONAL REDEMPTION

    The Exchange Notes will be subject to redemption at any time on or after July 1, 2001 (but not prior thereto, except as provided below), at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                                                      REDEMPTION
YEAR                                                                    PRICE
-------------------------------------------------------------------   ----------
2001...............................................................     104.500%
2002...............................................................     103.375%
2003...............................................................     102.250%
2004...............................................................     101.125%

and thereafter at 100.0% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates).

    In addition, at any time or from time to time prior to July 1, 1999 the Company may redeem Exchange Notes having a principal amount of up to 35% of the original aggregate principal amount of the Exchange Notes within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Exchange Notes remains outstanding.


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

    If less than all of the Exchange Notes are to be redeemed, the Trustees shall select the Exchange Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

SINKING FUND

    The Exchange Notes will not be entitled to the benefit of any sinking fund or other mandatory redemption obligation prior to maturity.

GUARANTEES

    All of the Company's existing and future Restricted Subsidiaries (referred to herein as the "Guarantors"), will unconditionally guarantee on a senior subordinated basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Exchange Notes and will rank junior in right of payment to all existing and future Senior Indebtedness of the Guarantors including their guarantees of the Company's obligations under the Credit Agreement. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can, after giving effect to all other contingent and fixed liabilities of the applicable Guarantor, be guaranteed by such Guarantor, without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or any holder of an Exchange Note in enforcing any rights under the Guarantee with respect to such Guarantor.

    Each Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Exchange Notes, (b) be binding upon the relevant Guarantor, and (c) enure to the benefit of and be enforceable by the Trustee, the holders of Exchange Notes and their successors, transferees and assigns.

RANKING

    The Indebtedness evidenced by the Exchange Notes and any Guarantee will be senior subordinated, unsecured obligations of the Company and the Guarantors, respectively. The payment of the principal of and interest on the Exchange Notes, the payment of all other obligations relating to the Exchange Notes (including prepayment premiums, liquidated damages, fees, costs, expenses, indemnities and rescission or damage claims) and the payment of any obligation in respect of any Guarantee of obligations relating to the Exchange Notes (all of the foregoing being collectively referred to as the "Exchange Note Obligations") are subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company or Senior Indebtedness of the relevant Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the Company's and such Guarantor's obligations under or with respect to the Credit Agreement. For purposes of this section, "payment in full," as used with respect to Senior Indebtedness, means the payment of cash.

    As of July 13, 1996: (A) the Company had approximately $326.0 million of Senior Indebtedness all of which would have been secured, and the Company had no senior subordinated or subordinated Indebtedness (other than the Notes); and (B) the Guarantors had approximately $326.0 million of Senior Indebtedness (all of which represented Guarantees of Senior Indebtedness of the Company). As of July 13, 1996, the Company had approximately $155.0 million of additional borrowing availability under the Revolving Credit Facility. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and any Guarantor may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.

    Indebtedness of the Company or any Guarantor that is Senior Indebtedness will rank senior to the Exchange Notes and the relevant Guarantee, respectively, in accordance with the provisions of the Indenture. The Exchange Notes and each Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Guarantor, respectively. Each of the Company and each Guarantor has agreed in the Indenture that it will not incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

    The Company may not, and will not permit any Guarantor to, make any payment, distribution or other transfer of the assets of the Company or such Guarantor (or any other payment, distribution or other transfer on behalf of the Company or any Guarantor from any source) of any kind, or character, whether direct or indirect, by set-off or otherwise, and whether in cash, property or securities (other than Reorganization Securities) in respect of the Exchange Note Obligations or make any deposit pursuant to the provisions described under "Defeasance" below and may not, directly or indirectly, repurchase, redeem or otherwise or retire any Exchange Notes, whether pursuant to the terms of the Exchange Notes or upon acceleration or otherwise (collectively, "pay the Exchange Notes") if (i) all or any portion of the principal (including any reimbursement obligation) of, premium, if any, or interest commitment fee or letter of credit fee on or relating to, any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Exchange Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company nor any other Person may pay the Exchange Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) by repayment in full of such Designated Senior Indebtedness); provided, however, that so long as there shall remain outstanding any Senior Indebtedness under the Credit Agreement, a Blockage Notice may be given only by the Credit Agent unless otherwise agreed to in writing by the lenders named therein. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), the Company may resume payments on the Exchange Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

    Upon any payment, distribution or other transfer of the assets of the Company or any Guarantor (or any other payment, distribution or other transfer on behalf of the Company or any Guarantor from any source) of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, property or securities (other than Reorganization Securities), upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantor (whether voluntary or involuntary, including in bankruptcy, insolvency or receivership proceedings or upon any assignment for


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the benefit of creditors or any other marshalling of the Company's or any
Guarantor's assets and liabilities), the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Senior Indebtedness before the holders of the Exchange Notes are entitled to receive any payment or distribution of cash, securities or other property with respect to the Exchange Note Obligations (other than Reorganization Securities) and until all obligations with respect to Senior Indebtedness of the Company is paid in full, any payment, distribution, or other transfer of assets of the Company or any Guarantor of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, securities or property (other than Reorganization Securities), to which holders of the Exchange Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to holders of the Exchange Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If payment of the Exchange Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of all Designated Senior Indebtedness or the Representatives of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company nor any other Person may pay the Exchange Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Exchange Notes only if the Indenture otherwise permits payments at that time.

    The obligations of a Guarantor under its Guarantee, as they relate to the principal of and interest on the Exchange Notes, are unsecured senior subordinated obligations. As such, the rights of holders of the Exchange Notes to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Exchange Notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

    By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Guarantor who are holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, may recover more, ratably, than the holders of the Exchange Notes.

CERTAIN COVENANTS

    The Indenture contains certain covenants including, among others, the following:

    Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness; provided, however, that the Company may incur Indebtedness (including through the issuance of Disqualified Capital Stock) if on the date of such incurrence the Consolidated Coverage Ratio would be greater than (i) 2.00:1, if such Indebtedness is incurred prior to the expiration of 24 months after the Issue Date, and (ii) 2.50:1 if such Indebtedness is incurred on or subsequent to the expiration of 24 months after the Issue Date.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may incur Indebtedness to the extent set forth below:
(i) Indebtedness of the Company incurred pursuant to the Credit Agreement in an amount, at any one time outstanding, not to exceed the sum of (x) $155.0 million pursuant to a revolving credit, swing line and/or letter of credit facility; provided, however, that on the Business Day on which any Permitted Receivables Transaction is consummated, the amount of Indebtedness permitted to be outstanding under the Credit Agreement pursuant to this clause (x) shall be reduced by an amount equal to the Receivables Proceeds with respect to such Permitted Receivables Transaction, and (y) the aggregate principal amount of the term loans under the Credit Agreement as in effect as of the date hereof less the amount of any principal payments made on account of such term loans; (ii) Indebtedness (x) of the Company to any Restricted Subsidiary and (y) of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;
(iii) Indebtedness of the Company represented by the Exchange Notes; (iv) any Indebtedness of the Company (other than the Indebtedness described in clauses
(i) and (ii) above) outstanding on the date of the Indenture; (v) Indebtedness represented by the Guarantees of the Exchange Notes and Guarantees of Indebtedness incurred pursuant to clause (i) above; (vi) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements, Interest Rate Agreements and Commodity Hedging Obligations that are entered into by the Company or such Restricted Subsidiary for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) with respect to Indebtedness of the Company or such Restricted Subsidiary incurred without violation of the Indenture or with respect to customary commercial transactions of the Company or such Restricted Subsidiary entered into in the ordinary course of business;
(vii) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (vii), does not exceed 10% of Consolidated Net Tangible Assets; (viii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such incurrence; (ix) Acquired Indebtedness; provided, however, that such Indebtedness is not incurred in contemplation of such acquisition or merger; and provided, further that the Company would have been able to incur such Indebtedness at the time of the incurrence thereof pursuant to clause (a) above, determined on a pro forma basis as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness and the operating results of such merged or acquired entity had been included for all purposes in such pro forma calculation as if such entity had been a Restricted Subsidiary at the beginning of such four-quarter period; (x) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;
(xi) additional indebtedness in an aggregate amount not to exceed $50.0 million at any one time outstanding; and (xii) Refinancing Indebtedness; provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (the "Refinanced Indebtedness"), (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity of not less than the stated maturity of the Refinanced Indebtedness and (C) the Refinancing Indebtedness shall rank in right of payment relative to the Exchange Notes on terms at least as favorable to the holders of Exchange Notes as those contained in the documentation governing the Refinanced Indebtedness.

    (c) Notwithstanding any other provision of this covenant, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness (i) pursuant to paragraph (b) above, if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Exchange Notes to at least the same extent as such Subordinated Indebtedness or
(ii) pursuant to paragraph (a) or (b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

    (d) The Company shall not incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Exchange Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire such Capital Stock and other than dividends and distributions paid by a Restricted Subsidiary to the Company or to another Restricted Subsidiary);

        (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Restricted Subsidiary or options, warrants or other rights to acquire such Capital Stock;

        (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the relevant scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness; or

        (iv) make any Investment in any Person, including, without limitation, any Unrestricted Subsidiary (other than a Permitted Investment)

(the foregoing actions described in clauses (i) through (iv) above being hereinafter collectively referred to as "Restricted Payments") unless after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not cause or constitute a Default or an Event of Default; (B) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to paragraph
(a) under "Limitation on Indebtedness"; and (C) the aggregate amount of all such Restricted Payments (the amount of any such Restricted Payment, if other than cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made after the Issue Date (including such Restricted Payment) does not exceed the sum of:

        (i) 50% of the aggregate cumulative Consolidated Net Income (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

        (ii) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Capital Stock (other than Disqualified Capital Stock) or any options, warrants or rights to purchase such shares of Capital Stock (other than Disqualified Capital Stock) or other cash contributions to its capital (excluding amounts used pursuant to clauses
    (ii) or (iii) of paragraph (b) below);

        (iii) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Disqualified Capital Stock) of the Company;

        (iv) the aggregate Net Cash Proceeds received after the Issue Date by the Company from Indebtedness of the Company or Disqualified Capital Stock of the Company that has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Company or options, warrants or rights to acquire such Capital Stock, to the extent such Indebtedness of the Company or Disqualified Capital Stock of the Company was originally incurred or issued for cash, plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange;

        (v) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date, not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

    (b) Notwithstanding the foregoing, and in the case of clauses (v), (vii),
(viii) (x) and (x) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions:

        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this "Limitation on Restricted Payments" covenant (such payment being deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this "Limitation on Restricted Payments" covenant);

        (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company or warrants, options or other rights to acquire such stock in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

        (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

        (iv) the repurchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness through the issuance of Refinancing Indebtedness;

        (v) the repurchase, redemption, acquisition or retirement of shares of Capital Stock of the Parent or options, warrants or other rights to purchase such shares held by officers or employees or former officers or employees of the Parent, the Company or any of their Subsidiaries (or their estates or beneficiaries), or dividends to the Parent for such purpose, upon death, disability, retirement, or termination of employment, pursuant to the terms of any employee stock option or stock purchase plan or agreement or management equity plan or other agreement, for an aggregate amount in any fiscal year of the Company ending subsequent to the Issue Date not to exceed $2.5 million (plus, in the case of the repurchase of Capital Stock held by the estate of a deceased officer or employee, a sum equal to the net cash proceeds, if any, received by the Company under any policy or policies of key man insurance on the life of such officer or employee); provided, however, that, to the extent that the aggregate amount so paid in any fiscal year of the Company is less than $2.5 million, a sum equal to the difference between $2.5 million and the aggregate amounts paid pursuant to this clause
    (v) in any such fiscal year shall be added to the amount otherwise permitted to be paid in any subsequent fiscal year, but in no event shall the aggregate amount so paid in any fiscal year exceed the sum of $5.0 million (plus the net cash proceeds of any key man life insurance policies as aforesaid);

        (vi) the payment of any dividend or distributions by the Company to the Parent pursuant to the terms of any bona fide tax sharing agreement among the Company, the Parent and other members of the consolidated group of corporations of which the Company is a member;

        (vii) the payment of management, consulting and advisory fees and related expenses to the Sponsors not to exceed $1.5 million in any fiscal year of the Company;

        (viii) any Investments in (x) Unrestricted Subsidiaries (excluding Receivables Co.) having an aggregate fair market value, taken together with all other Investments made pursuant to this subclause (x) that are at that time outstanding, not to exceed $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (y) Receivables Co. in connection with a Permitted Receivables Transaction;

        (ix) the payment of dividends or distributions to the Parent for the purpose of enabling the Parent to pay its franchise taxes and other fees required to maintain its legal existence and to provide for operating costs of up to $100,000 per fiscal year;

        (x) the payment of any cash dividend on the Capital Stock of the Company following a Public Equity Offering; provided that the aggregate amount of all such dividends so paid in any fiscal year of the Company pursuant to this clause (x) shall not exceed 6% of the Net Cash Proceeds received by the Company in such Public Equity Offering;

        (xi) other Restricted Payments not to exceed $15.0 million in the aggregate; and

        (xii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

The actions described in clauses (i), (v), (vii), (x) and (xi) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a) of this "Limitation on Restricted Payments" covenant (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) of this "Limitation on Restricted Payments" covenant when declared, but not also when paid pursuant to such clause (i)) and the actions described in clauses (ii),
(iii), (iv), (vi), (viii), (ix) and (xii) of this paragraph (b) shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause
(C) of paragraph (a).

    Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, except if the Exchange Notes (or the Guarantee of the Exchange Notes, in the case of Liens on properties or assets of any Guarantor) and all other amounts due under the Indenture are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

    (a) any Lien existing as of the Issue Date;

    (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is in existence less than 30 days after the entry thereof or adequately bonded or the payment of such judgment, decree or order is covered (subject to a customary deductible) by insurance maintained with responsible insurance companies; (ii) taxes, assessments or other governmental charges that are not yet delinquent or are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of borrowed money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any property or assets material to the operation of the business of the

Company or any Restricted Subsidiary or the value of such property or assets for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds with respect to matters not yet finally determined and being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof; or (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

    (c) any Lien now or hereafter existing on property or assets of the Company or any Guarantor securing Senior Indebtedness of such Person;

    (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or a Restricted Subsidiary; provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition;

    (e) leases or subleases granted by the Company or any of its Subsidiaries to any other Person in the ordinary course of business;

    (f) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any indebtedness permitted by the covenant on "--Limitation on Indebtedness" in each case in favor of the trustee under such indenture and securing only obligations to pay any compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and

    (g) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (f) so long as the amount of property or assets subject to such Lien is not increased thereby.

    Limitations on Lines of Business. The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any business other than those engaged in on the date of the Indenture and lines of business incidental, similar or related thereto.

    Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company is at least 1.00:1; provided, however, that, if the Consolidated Coverage Ratio of the Company before giving effect to such transaction is within a range set forth in column (A) below, then the Consolidated Coverage Ratio of the Successor Company shall be at least equal to the lesser of (1) the ratio determined by multiplying the relevant percentage set forth in column (B) below by the Consolidated Coverage Ratio prior to such transaction and (2) the relevant ratio set forth in column (C) below:


       (A)                    (B)              (C)
-----------------             ---              -----------
1.00:1 to 1.99:1              100%             1.60:1
2.00:1 to 2.99:1               90%             2.10:1
3.00:1 to 3.99:1               80%             2.40:1
4.00:1 to
greater..........              70%             2.50:1;

    (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and

    (v) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and each supplemental indenture (if any) comply with the Indenture.

    The Successor Company shall be the successor of the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Exchange Notes.

    Change of Control. If a Change of Control shall occur at any time, then each holder of Exchange Notes shall have the right to require that the Company purchase such holder's Exchange Notes in whole or in part in any integral multiple of $1,000, for a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, on such Exchange Notes to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

    Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Exchange Notes by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase each holder's Exchange Notes, in whole or in part, at the Change of Control Purchase Price; (ii) the Change of Control Purchase Price and the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; (iii) that any Exchange Note not tendered for purchase will continue to accrue interest;
(iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (v) certain other procedures that a holder of Exchange Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Notes that might be delivered by holders of the Exchange Notes seeking to accept the Change of Control Offer. The Credit Agreement prohibits the purchase of the Exchange Notes by the Company prior to full repayment of Indebtedness thereunder and, upon a Change of Control, all amounts outstanding under the Credit Agreement may become due and payable. There can be no assurance that, in the event of a Change of Control, the Company will be able to obtain the necessary consents from the lenders under the Credit Agreement to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default.

    The existence of a right of the holder of an Exchange Note to require the Company to purchase such holder's Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

    The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

    The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in effect on the Issue Date with respect to Indebtedness outstanding on the Issue Date and refinancing thereof and customary default provisions) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchange Notes or, if such Change of Control Offer is made, to pay for the Exchange Notes tendered for purchase.

    Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, so long as any Exchange Notes are outstanding, the Company will furnish to the Trustee and the holders of Exchange Notes (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file any such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Furthermore, for so long as any of the Exchange Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Exchange Notes or beneficial owner of the Exchange Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

    Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) to make any loans or advances to the Company or any Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the holders of the Exchange Notes than encumbrances and restrictions with respect to such Restricted Subsidiary contained in any agreements; (iv) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset that is the subject of such encumbrance or restriction, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; provided that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction; and provided further, that such encumbrance or restriction does not prohibit, limit or otherwise restrict the making or payment of any dividend or other distribution to the Company or any Restricted Subsidiary; (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition or pursuant to a Permitted Receivables Transaction; and (vi) any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares or assets that are the subject matter of such Asset Disposition, (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash (provided, however, that in the case of any Asset Disposition or group of related Asset Dispositions involving total consideration of not more than $20.0 million, at least 50% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided, further, however, that the foregoing exception shall be available only in respect of Asset Dispositions, whether or not related, involving cumulative aggregate consideration not to exceed $50.0 million); and
(iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or any Indebtedness (other than Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase such Senior Indebtedness or such Indebtedness (other than Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to secure letter of credit obligations to the extent such related letters of credit have not been drawn upon or returned undrawn; (C) third, to the extent of the balance of Net Available Cash after application in accordance with clauses (A) and (B), to the extent the Company or such Restricted Subsidiary elects, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to reinvest in, Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or apply against restructuring expenses, not to exceed $30.0 million in cumulative aggregate amount, incurred in connection with the restructuring reserves established from time to time on the Company's balance sheet; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to make an offer to purchase Exchange Notes pursuant and subject to the conditions of the Indenture to the holders of the Exchange Notes at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause
(A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company shall not be required to make an offer for Exchange Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C)) is less than $10.0 million (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    For the purposes of clause (a)(ii) of this covenant, the following will be deemed to be cash: (x) the assumption of Indebtedness (other than Disqualified Capital Stock) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.


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    (b) In the event of an Asset Disposition that requires the purchase of
Exchange Notes pursuant to clause (a)(iii)(D), the Company will be required to purchase Exchange Notes tendered pursuant to an offer by the Company for the Exchange Notes at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.

    (c) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant.

    Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arms'-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, either (A) the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above) or (B) the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view; and (iii) in the event such Affiliate Transaction involves the purchase or sale of Equity Interests, or the purchase, sale or lease of assets (other than sales of inventory to an Affiliate by the Company or a Restricted Subsidiary or purchases of raw materials from an Affiliate by the Company or such Restricted Subsidiary, pursuant to a continuing commercial agreement entered into between the Company or such Restricted Subsidiary and such Affiliate in the ordinary course, and in furtherance of the business of the Company or such Restricted Subsidiary), in each case, in an aggregate amount in excess of $20.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

    (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid or made pursuant to the covenant described under "Limitation on Restricted Payments", (ii) the performance of the Company's or a Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) any agreement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, or (vii) the payment of management, consulting and advisory fees and related expenses to the Sponsors not to exceed $1.5 million in any fiscal year of the Company.

    Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company
(i) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock to any Person other than to the Company or a Restricted Subsidiary; provided, however, that the foregoing shall not prohibit the transfer, conveyance, sale or other disposition of all the Capital Stock of a Restricted Subsidiary if the net cash proceeds from such transfer, conveyance, sale or other disposition


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

are applied in accordance with the covenant described above under "Limitation on Sales of Assets and Subsidiary Stock."

EVENTS OF DEFAULT

    An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Exchange Note when due, continued for 30 days, (ii) a default in the payment of principal of any Exchange Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "Merger and Consolidation", (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Exchange Notes which shall constitute an Event of Default under clause (ii) above) other than "--Merger and Consolidation", (v) the failure by the Company to comply for 60 days after notice with its other covenants and agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Material Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $10.0 million (to the extent not covered by insurance) is rendered against the Company or a Material Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not promptly stayed or (B) such judgment or decree shall remain undischarged or unstayed for a period of 60 days following the entry of such judgment or decree (the "judgment default provision") or (ix) the failure of any Guarantee of the Exchange Notes to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Guarantor of its obligations under the Indenture or any Guarantee of the Exchange Notes if such failure is not cured, or such denial or disaffirmation is not rescinded or revoked, within 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Exchange Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

    If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in outstanding principal amount of the Exchange Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable (i) if no Indebtedness is outstanding under the Credit Agreement, immediately, and (ii) if any Indebtedness is outstanding under the Credit Agreement, upon the first to occur of (x) the acceleration of any such Indebtedness or (y) the fifth Business Day after receipt by the Company and the Credit Agent of such written notice of acceleration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Exchange Notes may rescind any such acceleration with respect to the Exchange Notes and its consequences.

    In the event of any Event of Default specified in clause (v) above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Exchange Notes, if within 20 days after the occurrence of such Event of Default, (i) the holders of the Indebtedness to which such Event of Default relates have rescinded or waived the


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

acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (ii) the default that is the basis for such Event of Default has been cured.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Exchange Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in outstanding principal amount of the outstanding Exchange Notes have requested the Trustee to pursue the remedy,
(iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Exchange Notes have not given the Trustee a direction that is inconsistent with such request within such 60 day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Exchange Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of the Exchange Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding. However, without the consent of each holder of an outstanding Exchange Note affected, no amendment may, among other things, (i) reduce the amount of Exchange Notes whose holders must consent to an amendment,
(ii) reduce the rate of or extend the time for payment of interest on any Exchange Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Exchange Note or change the time at which any Exchange Note may or shall be redeemed or repurchased in accordance with the Indenture, (v) make any Exchange Note payable in money other than that stated in the Exchange Note, (vi) modify or affect in any manner adverse to the holders of the Exchange Notes, the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on the Exchange Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor


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

corporation of the obligations of the Company under the Indenture, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f) (2) (B) of the Code), to make any change in the provisions described under "--Ranking" that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under "--Ranking," to add Guarantees with respect to the Exchange Notes, to secure the Exchange Notes, to add to the covenants of the Company for the benefit of the holders of the Exchange Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

    A holder of Exchange Notes may transfer or exchange Exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require the holder of an Exchange Note, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the holder of an Exchange Note to pay any taxes or other charges required by law. The Company is not required to transfer or exchange any Exchange Note selected for redemption or to transfer or exchange any Exchange Note for a period of 15 days prior to a selection of Exchange Notes to be redeemed. The Exchange Notes will be issued in registered form and the registered holder of a Exchange Note will be treated as the owner of such Exchange Note for all purposes.

DEFEASANCE

    The Company at any time may terminate all its obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. The Company at any time may terminate its obligations under certain covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Material Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants--Merger and Consolidation" above ("covenant defeasance"). The Credit Agreement prohibits the legal defeasance and covenant defeasance of the Exchange Notes as long as there are obligations outstanding under the Credit Agreement.

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Material Subsidiaries), or (viii) (with respect to Material Subsidiaries) or (ix) under "Defaults" above


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

or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants-- Merger and Consolidation" above.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

    U.S. Trust Company of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes.

GOVERNING LAW

    The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Account" means any account (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect from time to time in the State of New York) of the Company or any of its Subsidiaries arising from the sale or lease of goods or rendering of services."

    "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

    "Additional Assets" mean (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that, in the case of clause (ii), such Person is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock", "--Limitation on Restricted Payments" and "--Limitation on Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the outstanding voting shares of Capital Stock of the Company on a fully diluted basis or of rights or


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
warrants to purchase such voting shares (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "ARTAL" means Artal Luxembourg S.A., a corporation organized under the laws of Luxembourg.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) a transfer involving assets with a Fair Market Value not in excess of $1 million, (v) any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, and (vi) a disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under "Certain Covenants-- Merger and Consolidation"; and (vii) a disposition of Accounts pursuant to a Permitted Receivables Transaction.

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Board of Directors" means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act hereunder.

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

    "Capital Stock" means (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

    "Capitalized Lease Obligations" means, without duplication, all monetary obligations of the Company or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases and, for purposes of the Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Change of Control" means the occurrence of any of the following events:

        (i) the failure of the Sponsors, collectively, to own, free and clear of all Liens or other encumbrances, an aggregate of at least 40% of the outstanding voting shares of Capital Stock of the Parent on a fully diluted basis;

        (ii) the failure of one of either the Permitted ARTAL Investor Group or Flowers, as the case may be, to own, directly or indirectly through wholly owned Subsidiaries, free and clear of all

    Liens, at least 25% of the outstanding voting shares of Capital Stock of the Parent on a fully diluted basis;

        (iii) any "person" or "group" (as such terms are used in Rule 13d-5 under the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange Act) of voting shares of Capital Stock of the Parent representing a percentage of the outstanding voting shares of Capital Stock of the Parent on a fully-diluted basis that is equal to or higher than the highest percentage of such outstanding voting shares of Capital Stock then owned, individually, by either the Permitted ARTAL Investor Group or Flowers, as the case may be;

        (iv) the failure of the Parent to own, free and clear of all Liens (other than Liens to secure any Senior Indebtedness), 100% of the outstanding voting shares of Capital Stock of the Company on a fully diluted basis other than as a consequence of a merger of the Company with or into the Parent; or

        (v) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office.

    For the purposes of clauses (i), (ii), (iii) and (v) of this definition, the term Parent shall include the Company from and after the date of the merger, if any, of the Parent with or into the Company.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission.

    "Commodity Hedging Obligations" means, with respect to any Person, all liabilities of such Person under commodity hedging agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in the cost and supply of critical commodities, including flour, sugar and packaging materials, required in a Related Business of the Company and its Restricted Subsidiaries.

    "Consolidated Cash Flow" for any period means the Consolidated Net Income of the Company and its consolidated Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense; (ii) Consolidated Interest Expense; (iii) depreciation expense; (iv) amortization expense; and (v) non-cash expenses related to employee benefits, in each case for such period.

    "Consolidated Coverage Ratio," as of any date of determination, means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period consisting of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash

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
Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "Consolidated Current Liabilities," as of the date of determination, means the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Currency Agreements and Interest Rate Agreements (including amortization of fees), (viii) interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) in respect of the Permitted Receivables Transaction, and
(ix) the product of (a) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current

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combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income
(loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

    "Consolidated Net Tangible Assets" means, as of any date of determination, as applied to the Company, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Subsidiaries held by any entity other than the Company or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to January 26, 1996 as a result of a change in the method of valuation in accordance with GAAP;
(v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Capital Stock.

                                      102
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    "Credit Agent" means The Bank of Nova Scotia, in its capacity as
Administrative Agent for the lenders party to the Credit Agreement, or any successor or successors thereto.

    "Credit Agreement" means, collectively, the Amended and Restated Credit Agreement, dated as of June 4, 1996, by and among the Company, the lenders named therein, the co-agents named therein and The Bank of Nova Scotia as Administrative Agent for the lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Agreement and all refundings, refinancing and replacements of any facility provided for therein, including any agreement or agreements, (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under the Indenture.

    "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

    "Designated Senior Indebtedness" means (i) the Credit Agreement and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Designated Subsidiary" means, individually, Keebler International Prep Track & Field Invitational Foundation, an Illinois not-for-profit corporation, Keebler Company Foundation, an Illinois not-for-profit corporation, and Keebler Foreign Sales Corporation, a U.S. Virgin Islands corporation and collectively, means all such corporations.

    "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the final Stated Maturity of the Exchange Notes.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

    "Flowers" means Flowers Industries, Inc., a Georgia corporation.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and

                                      103
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pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect on the date of the Indenture.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor" means (i) each of the Company's Restricted Subsidiaries existing on the date hereof and (ii) each other Person that executes a guarantee of the obligations of the Company under the Exchange Notes and the Indenture from time to time, and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Exchange Notes and the Indenture.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination or (B) the amount of such Indebtedness of such other Persons,
(vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Hedging Obligations. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "Indenture" means the Indenture as amended from time to time.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement,

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interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

    "Issue Date" means June 25, 1996.

    "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

    "Material Subsidiary" means (i) any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof), and (ii) any other Subsidiary of the Company which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "Officer" means the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), the Treasurer, the Secretary or the Assistant Secretary of the Company.

    "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman or the President or any Vice President (whether or not designated by a number or

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
numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the Indenture.

    "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the Indenture, if and to the extent required hereby.

    "Parent" means INFLO Holdings Corporation, a Delaware corporation.

    "Permitted ARTAL Investor Group" means ARTAL or any of its direct or indirect wholly owned Subsidiaries and ARTAL Group S.A., a Luxembourg corporation or any of its direct or indirect wholly owned Subsidiaries.

    "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in (i) a Restricted Subsidiary of the Company or a Person which will, upon making such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary of the Company; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business not in excess of $2.5 million outstanding at any time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or claims; (viii) Currency Agreements, Interest Rate Agreements, Commodity Hedging Obligations which are entered into by the Company for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company) with respect to Indebtedness of the Company incurred without violation of the Indenture or to customary commercial transactions of the Company entered into in the ordinary course of business; (ix) any Investment (other than a Temporary Cash Investment) evidenced by securities or other assets received in connection with an Asset Disposition pursuant to the provisions of "--Limitations on Sales of Assets and Subsidiary Stock"; (x) any Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under "--Transactions with Affiliates" (except transactions described in clause (i) of such paragraph); or (xi) Investments, the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Capital Stock) in the Company.

    "Permitted Receivables Transaction" means any transaction providing for the sale or financing of Accounts to the extent (i) the aggregate principal amount outstanding of such financing (whether pursuant to a sale or a financing) does not exceed at any time $145.0 million and (ii) recourse at any time to the Company and its Subsidiaries for credit losses (i.e. defaults) on account of sold Accounts shall not exceed $35.0 million.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the

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
distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "principal" of an Exchange Note means the principal of the Exchange Note plus the premium, if any, payable on the Exchange Note which is due or overdue or is to become due at the relevant time.

    "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

    "Public Equity Offering" means an underwritten primary public offering for the account of the Company (which term shall be deemed for the purpose of this definition to include the Parent if, in connection with or in anticipation of such public offering, the Company shall have been merged with and into the Parent) of Capital Stock (or other voting shares or voting interests) of the Company pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act.

    "Receivables Co." means any special purpose, bankruptcy-remote, wholly-owned Subsidiary of the Company organized after the date hereof (or such other Person designated by the Company) that purchases Accounts generated by the Company or any of its Subsidiaries in connection with a Permitted Receivables Transaction.

    "Receivables Proceeds" means, with respect to a Permitted Receivables Transaction, the proceeds received from such Permitted Receivables Transaction.

    "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund any Indebtedness permitted to be incurred under the covenant described under "--Limitations on Indebtedness".

    "Related Business" means the businesses in which the Company and its Subsidiaries are engaged on the date of the Indenture and any business which is incidental, similar or related thereto.

    "Reorganization Securities" means, with respect to any reorganization, composition, arrangement, adjustment or readjustment of the Company or any Guarantor or of their respective securities, securities of the Company or such Guarantor as reorganized or readjusted that are subordinated, at least to the same extent as the Exchange Notes, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment; provided, however, that (a) in the case of debt securities, (i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Indebtedness of the Company or such Guarantor (as modified by such plan of reorganization or readjustment), as the case may be, (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of (A) the rate of interest on the Exchange Notes and (B) the sum of (x) the weighted average rate of interest on the Indebtedness under the Credit Agreement on the effective date of such plan of reorganization or readjustment and (y) the difference (such difference, the "Interest Differential") between the rate of interest on the Exchange Notes and the weighted average rate of interest on Indebtedness under the Credit Agreement, in each case immediately prior to the commencement of such reorganization, composition, arrangement, adjustment or readjustment, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the weighted average interest rate on Indebtedness under the Credit Agreement at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to the holders of the Exchange Notes than those in effect with respect to the Exchange Notes on their issue date and (b) in the case of all securities (including debt securities), the distribution of such securities was authorized by an order or decree of a court of competent jurisdiction and such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Indebtedness of the Company or such Guarantor not paid in full in cash in connection with such reorganization; provided that all such Senior

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Indebtedness is assumed by the reorganized corporation, and the rights of the holders of any such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Indebtedness, individually or as a class, shall have approved such reorganization.

    "Representative" for any issue of Indebtedness shall mean the Person acting as agent, trustee or in a similar representative capacity for the holders of such Indebtedness, provided that if, and for so long as, any issue of Indebtedness lacks such a representative, then the Representative for such issue of Indebtedness shall at all such times constitute the holders of a majority in outstanding principal amount of the respective issue of Indebtedness.

    "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Senior Indebtedness" means the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petitions in bankruptcy or for reorganization relating to the Company regardless of whether an allowed claim in such proceeding) on, and fees and other amounts owing in respect of, the Credit Agreement and other Indebtedness of the Company or a Guarantor which is permitted under the Indenture and whether outstanding on the Issue Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which it is outstanding, it is provided that the obligations of the Company or such Guarantor in respect of such Indebtedness are not superior in right of payment to the Exchange Notes; provided, however, that Senior Indebtedness will not include (i) any obligation of the Company or any Guarantor to any Subsidiary of the Company or the Company, or (ii) any Senior Subordinated Indebtedness or Subordinated Indebtedness.

    "Senior Subordinated Indebtedness" means the Exchange Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Exchange Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

    "Sponsors" means the Permitted ARTAL Investor Group and Flowers.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Exchange Notes pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

    "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, or (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Unrestricted Subsidiary" means (i) Receivables Co., (ii) the Designated Subsidiaries, and (iii) any Subsidiary (other than a Subsidiary which would constitute a Material Subsidiary) that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and which remains so designated at the time of determination. The Board of Directors of the Company may, by a Board resolution delivered to the Trustee, designate any Restricted Subsidiary of the Company (other than a Material Subsidiary) (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture. Any designation by the Board of Directors of the Company pursuant to the Indenture shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board resolutions giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

    "voting shares" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or managers.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

                         BOOK-ENTRY; DELIVERY AND FORM

    Except as set forth below, the Exchange Notes will initially be represented by one or more permanent global certificates in definitive, fully registered form (each a "Global Exchange Note"). Each Global Exchange Note will be deposited on the Exchange Date with, or on behalf of, the Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository, or will remain in the custody of the Trustee under the Indenture, pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

    Holders of Exchange Notes who elect to take physical delivery of their certificates instead of holding their interests through the Global Exchange Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form (a "Certificated Exchange Note"). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Holder, such Certificated Exchange Note will, unless the transferee requests otherwise or a Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in such Global Exchange Note.

    The Depository has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depository was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders of Exchange Notes may elect to hold such Exchange Notes through the Depository. Holders of Exchange Notes who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

GLOBAL EXCHANGE NOTE

    The Company expects that pursuant to procedures established by the Depository (i) upon the issuance of the Global Exchange Note, the Depository or its custodian will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Exchange Note and (ii) ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository or its nominee (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to interests of persons other than Participants).

    So long as the Depository or its nominee is the registered owner of the Global Exchange Note, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Exchange Notes represented by the Global Exchange Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Exchange Note will be able to transfer that interest except in accordance with the Depository's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

    Payments with respect to the principal of, premium, if any, and interest on any Exchange Notes represented by the Global Exchange Note on the applicable record date will be payable by the Trustee to or at the direction of the Depository or its nominee in its capacity as the registered Holder of the

Global Exchange Note representing such Exchange Notes under the Indenture. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Exchange Notes. The Company expects that the Depository or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Exchange Note will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Note as shown on the records of the Depository or its nominee. Payments by the Participants and the Indirect Participants to the beneficial owners of the Exchange Notes will be governed by standing instructions and customary practice, as is now the case with securities held for the account of customers registered in the names of nominees for such customers, and will be the responsibility of the Participants or the Indirect Participants, as the case may be.

    Transfers between Participants will be effected in the ordinary way through the Depository's funds system in accordance with the Depository's rules and will be settled in federal funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states that require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the Global Exchange Note in accordance with the normal procedures of the Depository and the procedures set forth in the Indenture.

    The Depository has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more Participants to whose account the Depository's interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, the Depository will exchange the Global Exchange Note for Certificated Exchange Notes, which it will distribute to its Participants.

    Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any paying agent will have any responsibility for the performance by the Depository or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

    If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor depository within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture, then, upon surrender by the Depository of the Global Exchange Note, Certificated Exchange Notes will be issued to each person that the Depository identifies as the beneficial owner of the Exchange Notes represented by the Global Exchange Note.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF NOTES

    The exchange of Exchange Notes for Notes in the Exchange Offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Note and the basis of the Exchange Note will be the same as the basis of the Note immediately before the exchange.

    IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

EXCHANGE OFFER

    The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on June 25, 1996 (the "Issuance Date"), pursuant to which the Company and the Guarantors agreed, for the benefit of the holders of Notes, that they would, at the expense of the Company and the Guarantors, (i) file the Exchange Offer Registration Statement with the Commission with respect to the Exchange Offer to exchange the Notes for Exchange Notes having terms that are identical in all material respects to the terms of the Notes (except that the Exchange Notes would not contain terms with respect to transfer restrictions) within 45 days after the Issuance Date, (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Commission under the Securities Act within 120 days after the Issuance Date and (iii) use their best efforts to consummate the Exchange Offer within 150 days after the Issuance Date. Upon the Exchange Offer Registration Statement being declared effective, the Company agreed to offer the Exchange Notes in exchange for surrender of the Notes. The Company will keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the holders of Notes. For each Note surrendered to the Company pursuant to the Exchange Offer, the holder of a Note who surrendered such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the original issue date of such Note. Under existing Commission interpretations, the Exchange Notes would generally be freely transferable by holders thereof, other than affiliates of the Company, after the Exchange Offer without further registration under the Securities Act (subject to certain representations required to be made by each Holder, as set forth below in the immediately following paragraph; provided, that in the case of broker-dealers ("Participating Broker-Dealers"), a prospectus meeting the requirements of the Securities Act is delivered as required. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. The Company and the Guarantors agreed to make available for a period of up to 180 days after consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any Participating Broker-Dealer and any other persons, if any, with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes. A Participating Broker-Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations thereunder).

    The Registration Statement of which this Prospectus forms a part constitutes the Exchange Offer Registration Statement for the Exchange Offer.

    Each holder of a Note who wishes to exchange Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not a broker-dealer that acquired Notes directly from the Company, (iv) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (v) it is not acting on behalf of any person who could not truthfully make the foregoing representations.

    If the holder of a Note is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

SHELF REGISTRATION


    If the Commission's policy with respect to exchange offers of the type contemplated above changes such that the Company reasonably determines that the Exchange Offer cannot be consummated, the Company and the Guarantors agreed to file with the Commission, as soon as practicable after such determination, a registration statement on an appropriate form under the Securities Act, including therein a prospectus under cover of which, pursuant to Rule 415 under the Securities Act, the holders of the Notes will be free to offer and sell the Notes from time to time without restrictions or limitations under the Securities Act (a "Shelf Registration Statement"). The Company and the Guarantors agreed to use their best efforts to cause the Shelf Registration Statement to become effective under the Securities Act on or prior to the later of (x) the 120th calendar day after the Issuance Date or (y) the 45th calendar day after the publication of the change in law or interpretation and to keep effective the Shelf Registration Statement until the earlier of three years from the Issuance Date or such shorter period ending when all Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Notes become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions. The Company agreed in the event of the filing of the Shelf Registration Statement, to provide to each holder of a Note copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder that sells its Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, would be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification rights and obligations thereunder).


ADDITIONAL INTEREST

    In the event that (i) the Exchange Offer is not consummated on or prior to the 150th calendar day following the Issuance Date or (ii) changes in law or the applicable interpretation of the Commission staff do not permit the Company to effect the Exchange Offer and a Shelf Registration Statement with respect to the Notes is not declared effective under the Securities Act on or prior to the later of (x) the 120th calendar day after the Issuance Date and (y) the 45th calendar day after the publication of the change in law or interpretation, the interest rate borne by the Notes shall be increased by one-half of one percent per annum following, in the case of clause (i) such 120- or 150-day period, as the case may be or, in the case of clause (ii) such 45- or 120-day period, as applicable. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one-half of one percent per annum. Such increase will cease to be effective on the date of consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be.

    Any amounts of additional interest due pursuant to the paragraph above will be payable in cash, on the same original interest payment dates as the Notes. The amount of additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the affected Notes of such Holders, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

    The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    As a result of the making of, and upon acceptance for exchange of all validity tendered Notes pursuant to the terms of, the Exchange Offer, the Company and the Guarantors will have fulfilled certain of their obligations under the Registration Rights Agreement and accordingly, there will be no increase in the interest rate on the Notes and the holders of the Notes will have no further registration or other rights under such agreement.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until January 20, 1997, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.


    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company and the Guarantors by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS


    The consolidated balance sheets of UB Investments US Inc. and Subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of operations, shareholder's equity, and cash flows for the three fiscal years ended December 30, 1995, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


    The financial statements of Sunshine Biscuits, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


Keebler
    Consolidated Balance Sheets at December 30, 1995 and July 13, 1996 (Unaudited)...    F-2
    Consolidated Statements of Operations for the twenty-eight and twelve weeks ended
     July 15, 1995, for the four weeks ended January 26, 1996, and for the
     twenty-four and twelve weeks ended July 13, 1996 (Unaudited)....................    F-3
    Consolidated Statements of Cash Flows for the twenty-eight weeks ended July 15,
     1995, for the four weeks ended January 26, 1996, and for the twenty-four weeks
     ended July 13, 1996 (Unaudited).................................................    F-4
    Notes to Consolidated Financial Statements (Unaudited)...........................    F-5
UB Investments US Inc. and Subsidiaries
  Report of Independent Accountants dated October 21, 1996...........................   F-11
    Consolidated Balance Sheets at December 31, 1994 and December 30, 1995...........   F-12
    Consolidated Statements of Operations for the Years Ended January 1, 1994,
      December 31, 1994 and December 30, 1995........................................   F-13
    Consolidated Statements of Company Deficit for the Years Ended January 1, 1994,
      December 31, 1994 and December 30, 1995........................................   F-14
    Consolidated Statements of Cash Flows for the Years Ended January 1, 1994,
      December 31, 1994 and December 30, 1995........................................   F-15
    Notes to Consolidated Financial Statements.......................................   F-16
Sunshine Biscuits, Inc.
  Independent Auditors' Report dated May 15, 1996....................................   F-32
    Balance Sheets--March 31, 1995 and 1996..........................................   F-33
    Statements of Operations--Years Ended March 31, 1994, 1995 and 1996..............   F-34
    Statements of Stockholder's Equity--Years Ended March 31, 1994, 1995 and 1996....   F-35
    Statements of Cash Flows--Years Ended March 31, 1994, 1995 and 1996..............   F-36
    Notes to Financial Statements--Years Ended March 31, 1994, 1995 and 1996.........   F-37



Note: The financial statements listed in the above index for Keebler include the financial statements of the predecessor company for all periods and dates through January 26, 1996, the date Keebler Corporation was acquired by INFLO Holdings Corporation, and the successor company for all periods and dates subsequent to January 26, 1996. This distinction between predecessor/successor financial statements has been made by inserting a double line between such financial statements.

                                    KEEBLER
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)



                                                                                        KEEBLER
                                                                         UBIUS        CORPORATION
                                                                      DECEMBER 30,      JULY 13,
                                                                          1995            1996
                                                                      ------------    ------------
ASSETS
Current Assets:
  Cash and cash equivalents........................................     $  2,978       $     2,629
  Trade accounts and notes receivable..............................      117,293           142,974
  Recoverable income taxes.........................................        1,791           --
  Receivables from affiliates......................................        8,073           --
  Inventories:
    Raw materials..................................................        9,284            20,155
    Package materials..............................................        9,696            12,088
    Finished goods.................................................       49,128            81,164
    Other..........................................................       --                 1,108
                                                                      ------------    ------------
                                                                          68,108           114,515
  Deferred income taxes............................................       35,694            49,255
  Other............................................................       33,962            19,523
                                                                      ------------    ------------
      Total current assets.........................................      267,899           328,896
Property, Plant, and Equipment, Net................................      392,727           495,314
Intangibles Including Goodwill.....................................       74,647           261,643
Prepaid Pension....................................................       23,836            34,358
Notes Receivable from Affiliate....................................      125,000           --
Assets Held for Sale...............................................       38,950           --
Other Assets.......................................................        3,827            21,740
                                                                      ------------    ------------
      Total assets.................................................     $926,886       $ 1,141,951
                                                                      ------------    ------------
                                                                      ------------    ------------
LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Commercial paper and revolving credit facilities.................     $284,000       $   --
  Current maturities of long-term debt.............................       23,428            36,725
  Trade accounts payable...........................................       52,663           105,072
  Accrued liabilities..............................................      123,043           195,818
  Income taxes payable.............................................       --                   923
  Restructuring reserves...........................................       38,168           --
  Accounts payable to affiliate....................................        3,016           --
                                                                      ------------    ------------
      Total current liabilities....................................      524,318           338,538
Long-term Debt.....................................................      130,200           414,225
Notes Payable to Affiliate.........................................      105,000           --
Other Liabilities:
  Deferred income taxes............................................       43,806            72,714
  Postretirement/employment obligations............................       44,603            39,184
  Plant and facility closing costs and severance...................       --                74,134
  Deferred compensation............................................       16,281            17,387
  Other............................................................       10,921            12,235
                                                                      ------------    ------------
      Total other liabilities......................................      115,611           215,654
Commitments and Contingencies
Consolidated Shareholder's Equity (Deficit):
  Common stock (1,000 shares issued and outstanding)...............        1,000             1,000
  Additional paid-in capital.......................................      745,000           172,018
  Retained earnings (deficit)......................................     (694,243)              516
                                                                      ------------    ------------
      Total shareholder's equity (deficit).........................       51,757           173,534
                                                                      ------------    ------------
      Total liabilities and shareholder's equity (deficit).........     $926,886       $ 1,141,951
                                                                      ------------    ------------
                                                                      ------------    ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                                    KEEBLER
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)



                                                           UBIUS                                  KEEBLER CORPORATION
                                     --------------------------------------------------    ---------------------------------
                                     TWENTY-EIGHT        TWELVE              FOUR           TWENTY-FOUR           TWELVE
                                      WEEKS ENDED      WEEKS ENDED       WEEKS ENDED        WEEKS ENDED         WEEKS ENDED
                                     JULY 15, 1995    JULY 15, 1995    JANUARY 26, 1996    JULY 13, 1996       JULY 13, 1996
                                     -------------    -------------    ----------------    -------------       -------------
Net Sales.........................     $ 826,491        $ 361,046          $101,656          $ 719,025           $ 383,766
Costs and Expenses:
 Cost of sales....................       392,857          171,697            54,870            343,371             185,922
 Selling, marketing, and
   administrative expenses........       459,045          194,802            71,427            353,635             187,099
 Other............................         1,232              480               857            --                  --
                                     -------------    -------------        --------        -------------       -------------
(Loss) Income from Operations.....       (26,643)          (5,933)          (25,498)            22,019              10,745
Interest, Net.....................        15,959            5,666              (116)            16,563               8,838
                                     -------------    -------------        --------        -------------       -------------
Income (Loss) before Income
Taxes.............................       (42,602)         (11,599)          (25,382)             5,456               1,907
   Income tax expense.............       --               --                --                   3,015               1,049
                                     -------------    -------------        --------        -------------       -------------
Income (Loss) from Continuing
Operations before Extraordinary
Item..............................       (42,602)         (11,599)          (25,382)             2,441                 858
Discontinued Operations:
 Income from operations of
   discontinued frozen foods
   business, net of tax...........         2,905            1,085           --                 --                  --
 Gain on disposal of frozen foods
   business, net of tax...........       --               --                 18,910            --                  --
                                     -------------    -------------        --------        -------------       -------------
Income Loss before Extraordinary
Item..............................       (39,697)         (10,514)           (6,472)             2,441                 858
Extraordinary Item-Loss on Early
 Extinguishment of Debt (net of
 income taxes of $1,259)..........       --               --                --                   1,925               1,925
                                     -------------    -------------        --------        -------------       -------------
Net Income (Loss).................     $ (39,697)       $ (10,514)         $ (6,472)         $     516           $  (1,067)
                                     -------------    -------------        --------        -------------       -------------
                                     -------------    -------------        --------        -------------       -------------


  The accompanying notes are an integral part of these consolidated financial statements.

                                    KEEBLER
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)



                                                                                           KEEBLER
                                                                     UBIUS               CORPORATION
                                                          ---------------------------    -----------
                                                          TWENTY-EIGHT     FOUR WEEKS    TWENTY-FOUR
                                                           WEEKS ENDED       ENDED       WEEKS ENDED
                                                            JULY 15,        JANUARY       JULY 13,
                                                              1995          26, 1996        1996
                                                          -------------    ----------    -----------
Cash Flows Provided from (Used by) Operating Activities
  Net (loss) income....................................     $ (39,697)      $ (6,472)     $     516
  Adjustments to reconcile net income to cash from
    operating activities:
    Discontinued operations............................       --             (18,910)        --
    Depreciation and amortization......................        25,193          1,973         21,370
  Changes in assets and liabilities:
    Trade accounts and notes receivable, net...........        (1,151)        22,068        (13,737)
    Receivables/payables from affiliates, net..........          (599)        (1,941)
    Inventories........................................         8,500          3,498        (14,327)
    Income taxes payable...............................       --                  25          1,840
    Other current assets...............................       (31,260)         1,737             12
    Accounts payable and other current liabilities.....         2,370         12,296         59,710
    Accrued liabilities................................       (20,334)       (14,469)       (39,676)
  Other, net...........................................         7,832           (190)        (6,663)
                                                          -------------    ----------    -----------
      Cash provided from (used by) operating
activities.............................................       (49,146)          (385)         9,045

Cash Flows Provided from (Used by) Investing Activities
  Property additions...................................       (24,663)        (3,228)        (9,085)
  Proceeds from property disposals.....................         1,551            682          3,016
  Disposition of frozen foods business.................       --              67,749         --
  Disposition of salty snacks business.................       --                  (5)        --
  Working capital adjustment paid by United Biscuits...       --              --             32,609
  Acquisition of Sunshine Biscuits, Inc. net of cash
acquired...............................................       --              --           (166,270)
                                                          -------------    ----------    -----------
      Cash (used by) provided from investing activities       (23,112)        65,198       (139,730)

Cash Flows Provided from (Used by) Financing Activities
  Capital contributions................................       445,000         --             23,600
  Loss on Early Extinguishment of Debt.................                                       1,925
  Payment on long-term borrowings......................        (9,689)        (2,377)      (130,822)
  Proceeds from long-term borrowings...................                                     236,497
  Commercial paper and revolving credit facilities,
net....................................................        75,000        (60,100)        --
  Change in intercompany...............................      (445,000)                       --
                                                          -------------    ----------    -----------
    Cash provided from (used by) financing
activities.............................................        65,311        (62,477)       131,200
                                                          -------------    ----------    -----------
    Increase (decrease) in cash and cash equivalents...        (6,947)         2,336            515
    Cash and cash equivalents at beginning of period
presented..............................................        12,543          2,978          2,114
                                                          -------------    ----------    -----------
    Cash and cash equivalents at end of period
presented..............................................     $   5,596       $  5,314      $   2,629
                                                          -------------    ----------    -----------
                                                          -------------    ----------    -----------


  The accompanying notes are an integral part of these consolidated financial statements.

                                    KEEBLER
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. INTERIM FINANCIAL STATEMENTS


    The unaudited interim consolidated financial statements included herein were prepared pursuant to the rules and regulations for interim reporting under the Securities Exchange Act of 1934. Accordingly, certain information and footnote disclosures normally accompanying the annual financial statements were omitted. The interim financial statements and notes should be read in conjunction with the annual audited consolidated financial statements and notes thereto. The accompanying unaudited interim consolidated financial statements contain all adjustments, consisting only of normal adjustments, which in the opinion of management were necessary for a fair statement on the results for the interim periods. Results for the interim periods are not necessarily indicative of results for the full year.



2. ACQUISITION OF KEEBLER CORPORATION BY INFLO HOLDINGS CORPORATION


    On January 26, 1996, UB Investments (Netherlands) B.V. sold all the stock of UB Investments US Inc. (UBIUS), to INFLO Holdings Corporation (INFLO). Subsequent to the acquisition, UBIUS changed its name to Keebler Corporation (the Company). The aggregate gross purchase price of $487.5 million (excluding fees and expenses paid at closing of approximately $15.3 million) was financed by $125.0 million in equity from INFLO, $200.0 million in Senior Term Notes, $125.0 million in Increasing Rate Notes, the assumption of $20.3 million in existing senior indebtedness of the Company and a note payable (Seller Note) by INFLO to UB Investments (Netherlands) B.V. for $32.5 million. The Seller Note does not bear interest until January 26, 1999 and has been accounted for as a capital contribution to Keebler Corporation at a discounted value of $24.4 million. In addition, Keebler Corporation, subsequent to the purchase by INFLO, received a working capital adjustment of $32.6 million from United Biscuits pursuant to the terms of the stock purchase agreement between INFLO and United Biscuits.

    The acquisition of Keebler Corporation has been accounted for as a purchase. Under purchase accounting, the total purchase price and the fair value of liabilities assumed has been allocated to the tangible and intangible assets of Keebler Corporation based upon their respective fair values. The assigned values reflected in the July 13, 1996 balance sheet include estimates which may be revised during fiscal 1996. Using the current assigned values, the acquisition resulted in intangibles, including goodwill of $138.9 million, which is being amortized over a 40-year period.

                                    KEEBLER
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)


2. ACQUISITION OF KEEBLER CORPORATION BY INFLO HOLDINGS CORPORATION--(CONTINUED)

    The following provides a preliminary allocation of the purchase price.


              (DOLLARS IN MILLIONS)
Purchase Price...................................                     $ 487.5
Less: Discount recorded on seller note of
$32.5............................................                         8.2
Less: Assets acquired............................                       814.0
Plus: Liabilities assumed........................                       767.9
Less: Preliminary asset purchase price allocation
  . Cash.........................................   $  (3.2)
  . Trade receivables............................      32.8
  . Receivables from affiliates..................     (39.9)
  . Inventory....................................       1.6
  . Deferred tax assets..........................      42.2
  . Property, plant and equipment................      46.6
  . Pension asset................................      20.6
  . Note receivable from affiliate...............    (133.0)
  . Other assets.................................     (16.3)
  . Historical goodwill..........................     (52.5)           (101.1)
                                                    -------
Plus: Preliminary liability purchase price
  allocation
  . Commercial paper.............................    (223.9)
  . Trade accounts payable.......................       2.5
  . Accrued liabilities..........................      (3.9)
  . Income tax payable...........................       1.8
  . Restructuring reserves.......................      23.2
  . Note payable to affiliate....................    (105.0)
  . Debt.........................................    (130.4)
  . Deferred tax liabilities.....................      54.7
  . Postretirement/postemployment obligations....     (17.5)
  . Other........................................       3.1            (395.4)
                                                    -------           -------
Unallocated excess purchase price over net assets
acquired.........................................                     $ 138.9
                                                                      -------
                                                                      -------


3. ACQUISITION OF SUNSHINE BISCUITS, INC.

    On June 4, 1996 (acquisition date), the Company acquired Sunshine Biscuits, Inc. (Sunshine) from G.F. Industries, Inc. (GFI) for an aggregate consideration of $171.6 million (excluding related fees and expenses paid at closing of approximately $2.2 million). The Sunshine acquisition was funded by (i) $150.2 million in cash, of which $36.2 million was provided by Keebler's existing cash sources and $114.0 million was financed by borrowings under the Amended and Restated Credit Agreement (See Note 8), and (ii) the issuance to GFI of approximately $23.6 million of INFLO common stock and warrants, which was accounted for as a capital contribution. These shares and warrants represent 13.2% of INFLO's common stock on a fully diluted basis.

                                    KEEBLER
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

3. ACQUISITION OF SUNSHINE BISCUITS, INC.--(CONTINUED)

    The following provides a preliminary allocation of the purchase price.



                             (DOLLARS IN MILLIONS)



Purchase Price..........................................              $ 171.6
Less: Assets acquired...................................                194.8
Plus: Liabilities assumed...............................                190.1
  Less: Preliminary asset purchase price allocation.....
  . Receivables from affiliate..........................      (2.8)
  . Inventory...........................................       3.7
  . Fixed asset writedown...............................     (42.0)
  . Other assets........................................      (2.8)     (43.9)
                                                           -------
Plus: Preliminary liability purchase price allocation
  . Accrued liabilities.................................       1.7
  . Payable to affiliates...............................     (12.5)
  . Debt................................................     (77.0)
  . Other...............................................      (0.1)     (87.9)
                                                           -------    -------
Unallocated excess purchase price over net assets
acquired................................................              $ 122.9
                                                                      -------
                                                                      -------


    Results of operations for Sunshine from the date of acquisition to June 30, 1996 have been included in the consolidated statements of operations for the twelve weeks and twenty-four weeks ended July 13, 1996. The following pro forma information has been prepared assuming the acquisition had taken place at the beginning of the respective periods. The pro forma information includes adjustments for interest expense that would have been incurred to finance the purchase, additional depreciation based on preliminary estimates of the fair values of the property, plant, and equipment acquired, and amortization of the intangibles arising from the transaction. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transactions been effected on the assumed dates.


                                                        TWENTY-EIGHT WEEKS ENDED
                                                     ------------------------------
                                                     JULY 15, 1995    JULY 13, 1996
                                                     -------------    -------------
                                                             (IN THOUSANDS)
Net sales.........................................    $ 1,133,618      $ 1,052,597
Income (loss) before income taxes.................    $   (71,481)     $   (30,827)
Net income (loss).................................    $   (49,972)     $   (15,737)


4. FISCAL PERIODS PRESENTED


    Keebler Corporation's fiscal year consists of thirteen four-week periods. Typically, the first quarter would consist of four four-week periods. The acquisition of Keebler Corporation closed on the last day of the first four-week period. The 1996 year-to-date period is comprised of the twenty-four weeks ended July 13, 1996 of Keebler Corporation and the four weeks ended January 26, 1996 of the predecessor company. The statements of operations and cash flows for the twenty-eight weeks ended July 15, 1995 have been presented for the predecessor company.


5. TRADE ACCOUNTS AND NOTES RECEIVABLE


    Trade accounts and notes receivable were net of allowances of $3.6 million at December 30, 1995 and $4.8 million at July 13, 1996.

                                    KEEBLER
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

6. PROPERTY, PLANT & EQUIPMENT

    A summary of property, plant and equipment, including related accumulated depreciation follows:


                                             DECEMBER 30, 1995      JULY 13, 1996
                                             -----------------    -----------------
                                                         (IN THOUSANDS)
Land......................................      $    12,899           $  23,417
Buildings.................................          156,200             117,049
Machinery and equipment...................          531,007             292,139
Office furniture and fixtures.............           49,589              32,262
Delivery equipment........................            6,150               4,099
Construction in progress..................           37,264              44,659
                                             -----------------    -----------------
                                                    793,109             513,625
Accumulated depreciation..................         (400,382)            (18,311)
                                             -----------------    -----------------
                                                $   392,727           $ 495,314
                                             -----------------    -----------------
                                             -----------------    -----------------



    Property, plant and equipment is depreciated on a straight line basis over the estimated useful lives of the depreciable assets. Buildings are depreciated over a useful life of ten to forty years. Machinery and equipment is depreciated over a useful life of eight to twenty-five years. Office furniture and fixtures are depreciated over useful lives of five to fifteen years. Delivery equipment is depreciated over a twelve year life.


7. SUPPLEMENTAL CASH FLOW DISCLOSURES


                                    FOR THE                                  FOR THE
                                 TWENTY-EIGHT       FOR THE FOUR           TWENTY-FOUR
                                  WEEKS ENDED       WEEKS ENDED            WEEKS ENDED
                                 JULY 15, 1995    JANUARY 26, 1996        JULY 13, 1996
                                 -------------    ----------------        -------------
                                                     (IN THOUSANDS)
Interest paid.................      $ 8,601            $3,032                $10,906
Income taxes paid.............      $ 1,218           -$-                    $ 1,143


8. DEBT COMMITMENTS

    Long-term debt consisted of the following as of July 13, 1996 (dollars in thousands):

                              INTEREST RATE      FINAL MATURITY     JULY 13, 1996
                              --------------    ----------------    -------------
Revolving Loan.............          8.7592%    January 31, 2002      $  13,600
Term-A Loans...............   7.7685-8.4400%    January 31, 2002        138,125
Term-B Loans...............   8.2685-8.9400%    July 31, 2003            89,850
Term-C Loans...............   8.5185-9.1900%    July 31, 2004            64,900
Senior Subordinated
Notes......................          10.750%    July 1, 2006            125,000
Other Senior Debt..........          various    2001-2005                19,475
                                                                    -------------
                                                                        450,950
Less: Current maturities........................................         36,725
                                                                    -------------
                                                                      $ 414,225
                                                                    -------------
                                                                    -------------

    The Company's primary credit financing as of July 13, 1996 was provided by a $447.9 million Amended and Restated Credit Agreement consisting of a $155.0 million Revolving Loan facility and three Term Loans (Term Loans A, B and C) aggregating to $292.9 million. Interest on the Revolving

                                    KEEBLER
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

8. DEBT COMMITMENTS--(CONTINUED)
Loans and Term Loans is calculated based upon a Base Rate plus applicable margin. The Base Rate can, at the Company's option, be 1) the higher of the base domestic lending rate as established by the Administrative Agent for the Lenders under the Credit Agreement, or the Federal Funds Rate plus one-half of one-percent, or 2) a reserve percentage adjusted LIBO Rate as offered by the Administrative Agent's office in London. Base Rate loan interest rates fluctuate immediately based upon a change in the established Base Rate by the Administrative Agent.

    Any unused borrowings under the Revolving Loan facility are subject to a commitment fee, which through July 26, 1996 is 0.5%. Subsequent to July 26, 1996 the commitment fee will vary from 0.375% - 0.5% based upon the relationship of debt to adjusted earnings.

    As of July 13, 1996, the Company had a Revolving Loan facility with a nominal available balance of $155.0 million. Actual available borrowings under the Revolving Loan facility can be reduced by the level of qualifying working capital as defined in the Company's Credit Agreement. This gross available balance is further reduced by certain letters of credit totaling $10.9 million and outstanding borrowings. As of July 13, 1996, borrowings under the Revolving Loan facility were $13.6 million.

    On January 30, 1996, the Company entered into a swap transaction with the Bank of Nova Scotia, who also serves as the Administrative Agent for the Lenders under the Credit Agreement. The swap transaction had the effect of converting the base rate on $170.0 million of the Term Loans to a fixed rate obligation of 5.0185% plus applicable margin through February 1, 1999. The maturity date on the swap transaction can be extended to February 1, 2001 at the option of the Bank of Nova Scotia on January 28, 1999.

    The Increasing Rate Notes issued to finance the acquisition of the Company were exchanged in June 1996 through a private placement offering for new 10.75% Senior Subordinated Notes due 2006 (the Private Notes). The Company recorded a before-tax extraordinary loss of $3.2 million on the early extinguishment of the Increasing Rate Notes. The loss consists primarily of bank fees incurred at the time the Increasing Rate Notes were issued. The after-tax loss was $1.9 million.

    Pursuant to an exchange and registration rights agreement, the Company has registered its 10.75% Senior Subordinated Notes due 2006 (the Exchange Notes together with the Private Notes, the Notes) under the Securities Act of 1933, which the Company intends to offer in exchange for the Private Notes. Private Notes were issued and the Exchange Notes will be issued under an indenture dated June 15, 1996 between the Company, the Company's Restricted Subsidiaries (as defined in the indenture) and the U.S. Trust Company of New York, as trustee. The Notes are unsecured senior subordinated obligations of the Company. Interest on the Notes will be paid semi-annually on January 1 and July 1 of each year, commencing January 1, 1997. At the Company's option, the Notes can be redeemed on or prior to July 1, 1999 up to 35.0% of the aggregate original principal following a public equity offering at a redemption price of 110.0%.

    Other senior debt of $8.9 million has been classified as a current maturity of long-term debt pending any required amendments or modifications to the obligations as a result of the sale of UBIUS and its subsidiaries.

                                    KEEBLER
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

9. STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM DECEMBER 30, 1995 THROUGH JULY 13, 1996


                                                               ADDITIONAL    RETAINED
                                                     COMMON     PAID-IN      EARNINGS
                                                     STOCK      CAPITAL      (DEFICIT)     TOTAL
                                                     ------    ----------    ---------    --------
                                                                    (IN THOUSANDS)
Balance, December 30, 1995 (Predecessor Company)..   $1,000     $ 745,000    $(694,243)   $ 51,757
Net loss for the four weeks.......................                              (6,472)     (6,472)
Purchase of Keebler by INFLO Holdings Corporation
effective January 26, 1996........................               (596,582)     700,715     104,133
Issuance of INFLO common stock and warrants to
GFI...............................................                 23,600                   23,600
Net income for the twenty-four weeks..............                                 516         516
                                                     ------    ----------    ---------    --------
Balance, July 13, 1996............................   $1,000     $ 172,018    $     516    $173,534
                                                     ------    ----------    ---------    --------
                                                     ------    ----------    ---------    --------


10. GUARANTEES OF NOTES

    The subsidiaries of the Company that are not Guarantors of the Company's Notes are inconsequential (which means that the total assets, revenues, income or equity of such non-guarantors, both individually and on combined bases, is less than 3% of the Company's consolidated assets, revenues, income or equity), individually and in the aggregate, to the consolidated financial statements of the Company; the Guarantees are full, unconditional, and joint and several; and separate financial statements of the Guarantors are not presented because management has determined that they would not be material to investors in the Notes or the Exchange Notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholder of
  UB Investments US Inc.


    We have audited the accompanying consolidated balance sheets of UB Investments US Inc. and Subsidiaries as of December 31, 1994 and December 30, 1995, and the related consolidated statements of operations, shareholder's equity, and cash flows for the three years in the period ended December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of UB Investments US Inc. and Subsidiaries at December 31, 1994 and December 30, 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 30, 1995 in conformity with generally accepted accounting principles.


    As described in notes to the consolidated financial statements, in 1994 the Company changed its method of accounting for postemployment benefits and spare machinery and equipment parts and, in 1993, its method of accounting for postretirement benefits other than pensions.

                                          COOPERS & LYBRAND L.L.P.


Chicago, Illinois
October 21, 1996

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                                       DECEMBER 31,   DECEMBER 30,
                                                                           1994           1995
                                                                       ------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents..........................................   $   12,543      $  2,978
  Trade accounts and notes receivable................................      105,577       117,293
  Recoverable income taxes...........................................          487         1,791
  Receivables from affiliates........................................        1,917         8,073
  Inventories........................................................       77,558        68,108
  Deferred income taxes..............................................       28,088        35,694
  Other..............................................................       37,189        33,962
                                                                       ------------   ------------
      Total current assets...........................................      263,359       267,899
Property, Plant, and Equipment, Net..................................      501,210       392,727
Intangible Assets....................................................       76,950        74,647
Prepaid Pension......................................................       24,728        23,836
Note Receivable from Affiliate.......................................      125,000       125,000
Assets Held for Sale.................................................       --            38,950
Other Assets.........................................................        9,930         3,827
                                                                       ------------   ------------
      Total assets...................................................   $1,001,177      $926,886
                                                                       ------------   ------------
                                                                       ------------   ------------
LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Commercial paper and revolving credit facilities...................   $  149,500      $284,000
  Current maturities of long-term debt...............................        5,364        23,428
  Current maturities of note payable to affiliate....................       25,000        --
  Trade accounts payable.............................................       59,443        52,663
  Accrued liabilities................................................      125,228       123,043
  Restructuring reserves.............................................       38,507        38,168
  Accounts payable to affiliates.....................................        1,597         3,016
                                                                       ------------   ------------
        Total current liabilities....................................      404,639       524,318
Long-term Debt.......................................................      178,342       130,200
Notes Payable to Affiliate...........................................      525,000       105,000
Other Liabilities:
  Deferred income taxes..............................................       38,185        43,806
  Postretirement/employment obligations..............................       41,885        44,603
  Restructuring reserves.............................................       23,783        --
  Deferred compensation..............................................       14,136        16,281
  Other..............................................................       10,105        10,921
                                                                       ------------   ------------
        Total other liabilities......................................      128,094       115,611
Commitments and Contingencies
Shareholder's Equity (Deficit)
  Common stock, $1.00 par value:
    authorized, issued, and outstanding, 1,000,000 shares at stated
value................................................................        1,000         1,000
  Additional paid-in capital.........................................      300,000       745,000
  Retained deficit...................................................     (535,898)     (694,243)
                                                                       ------------   ------------
      Total shareholder's (deficit) equity...........................     (234,898)       51,757
                                                                       ------------   ------------
      Total liabilities and shareholder's (deficit) equity...........   $1,001,177      $926,886
                                                                       ------------   ------------
                                                                       ------------   ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)



                                                          JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                                             1994           1994            1995
                                                          ----------    ------------    ------------
Net Sales..............................................   $1,650,129     $1,599,675      $1,578,601

Costs and Expenses:
  Cost of sales........................................      718,597        705,464         746,754
  Selling, marketing, and administrative expenses......      878,950        845,704         884,591
  Restructuring........................................      120,115        --              --
  Loss on impairment of salty snacks business..........       --            --               86,516
  Other................................................           82          2,115          (1,363)
                                                          ----------    ------------    ------------
(Loss) Income from Operations..........................      (67,615)        46,392        (137,897)

Interest:
  Interest income from affiliates......................       12,712         11,385          11,376
  Interest income......................................          252            118             151
  Interest expense to affiliates.......................      (74,966)       (65,195)        (11,802)
  Interest expense.....................................      (19,540)       (20,751)        (27,976)
                                                          ----------    ------------    ------------
(Loss) from Continuing Operations before Income Taxes
and Cumulative Effect of Accounting Changes............     (149,157)       (28,051)       (166,148)
  Income tax (benefit).................................      (22,303)        (1,134)           (459)
                                                          ----------    ------------    ------------
(Loss) from Continuing Operations before Cumulative
Effect of Accounting Changes...........................     (126,854)       (26,917)       (165,689)
Discontinued Operations:
  Income from operations of discontinued frozen foods
    business, net of tax...............................          587          3,362           7,344
                                                          ----------    ------------    ------------
(Loss) before Cumulative Effect of Accounting
Changes................................................     (126,267)       (23,555)       (158,345)
  Cumulative effect of accounting changes..............      (20,887)           535         --
                                                          ----------    ------------    ------------

Net (Loss).............................................   $ (147,154)    $  (23,020)     $ (158,345)
                                                          ----------    ------------    ------------
                                                          ----------    ------------    ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
                   CONSOLIDATED STATEMENTS OF COMPANY DEFICIT
                                 (IN THOUSANDS)



                                                              ADDITIONAL
                                                  COMMON        PAID-IN       RETAINED
                                                  STOCK         CAPITAL       EARNINGS       TOTAL
                                                 --------    -------------    ---------    ---------
Balance at January 2, 1993....................   $  1,000      $ --           $(365,724)   $(364,724)
  Net loss....................................                                 (147,154)    (147,154)
                                                 --------    -------------    ---------    ---------
Balance at January 1, 1994....................      1,000        --            (512,878)   $(511,878)
                                                                              ---------    ---------
  Net loss....................................      --           --             (23,020)     (23,020)
  Capital contribution from U.B. Investments
(Netherlands) B.V.............................      --           300,000         --          300,000
                                                 --------    -------------    ---------    ---------
Balance at December 31, 1994..................      1,000        300,000       (535,898)    (234,898)
  Net loss....................................      --           --            (158,345)    (158,345)
  Capital contribution from U.B. Investments
(Netherlands) B.V.............................      --           445,000         --          445,000
                                                 --------    -------------    ---------    ---------
Balance at December 30, 1995..................   $  1,000      $ 745,000      $(694,243)   $  51,757
                                                 --------    -------------    ---------    ---------
                                                 --------    -------------    ---------    ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                              JANUARY 1,   DECEMBER 31,   DECEMBER 30,
                                                                 1994          1994           1995
                                                              ----------   ------------   ------------
Cash Flows Provided from (used by) Operating Activities
  Net (loss)................................................  $ (147,154)    $(23,020)     $ (158,345)
  Adjustments to reconcile net income to cash from
    operating activities:
    Depreciation and amortization...........................      46,349       46,642          47,361
    Deferred income taxes...................................     (15,987)       2,057          (1,985)
    Loss on impairment of salty snacks......................      --           --              86,516
    Restructuring provision.................................     122,669       --             --
    Cumulative effect of accounting changes.................      20,916         (604)        --
  Changes in assets and liabilities:
    Trade accounts and notes receivable, net................     (12,263)       6,673         (11,716)
    Receivables/payables from affiliates, net...............      69,850      (20,303)         (4,737)
    Inventories.............................................       2,950       (4,389)          6,605
    Recoverable income taxes payable and income taxes
payable.....................................................      (8,874)      22,137          (1,304)
    Other current assets....................................      (6,951)      (4,624)          3,227
    Accounts payable and other current liabilities..........     (23,750)      (2,200)        (13,194)
    Restructuring...........................................     (19,256)     (42,262)        (24,122)
  Other, net................................................      (9,291)       2,525          10,137
                                                              ----------   ------------   ------------
      Cash provided from (used by) operating activities.....      19,208      (17,368)        (61,557)
Cash Flows Used by Investing Activities
  Property additions........................................     (34,247)     (56,016)        (55,386)
  Proceeds from property disposals..........................      14,795        8,928           2,956
  Other.....................................................     (69,827)       1,204         --
                                                              ----------   ------------   ------------
      Cash used by investing activities.....................     (89,279)     (45,884)        (52,430)
Cash Flows Provided from Financing Activities
  Capital contributions.....................................      --          300,000         445,000
  Reduction of notes payable to affiliate...................      --         (300,000)       (445,000)
  Reduction of long-term debt, net..........................     (14,871)      (6,894)        (30,078)
  Commercial paper and revolving credit facilities, net.....      73,200       76,300         134,500
                                                              ----------   ------------   ------------
    Cash provided from financing activities.................      58,329       69,406         104,422
                                                              ----------   ------------   ------------
    (Decrease) increase in cash and cash equivalents........     (11,742)       6,154          (9,565)
    Cash and cash equivalents at beginning of year..........      18,131        6,389          12,543
                                                              ----------   ------------   ------------
    Cash and cash equivalents at end of year................  $    6,389     $ 12,543      $    2,978
                                                              ----------   ------------   ------------
                                                              ----------   ------------   ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION


    UB Investments US Inc. and Subsidiaries ("UBIUS") (a predecessor company to Keebler Corporation), a manufacturer and distributor of food products, was, as of December 30, 1995, a wholly-owned subsidiary of UB Investments (Netherlands) B.V., a Dutch Company. UB Investments (Netherlands) B.V. is a member of the worldwide group of affiliated companies owned by United Biscuits (Holdings) plc., a publicly held company in the United Kingdom. UBIUS was formed in 1992 as a result of the legal restructuring of United Biscuit (Holdings) plc.'s operations in the United States. UBIUS received the stock of its subsidiaries in exchange for $850 million in debt with UB Investments (Netherlands) B.V. as well as all of the capital stock of UBIUS.



    On December 5, 1995, Shaffer, Clarke & Co., Inc. (Shaffer, Clarke), a wholly owned subsidiary, sold certain assets related to Shaffer Clarke's KA-ME business to Liberty Richter, Inc. for a gain of $2.6 million. These assets include inventory, contractual rights and other intellectual property.



    On January 9, 1996, U.B. Investments (Netherlands) B.V. sold the stock of Bernardi Italian Foods Co., The Original Chili Bowl, Inc., Chinese Food Processing Corp. (wholly-owned subsidiaries collectively known as the Frozen Foods business) and certain assets of Keebler Company to Windsor Food Company Ltd. The sale was effective as of December 31, 1995.


    On January 24, 1996, UBIUS sold to Kelly Food Products, Inc. selected assets of the Salty Snacks business including its production plant in Bluffton, Indiana, trademarks and other intangibles related to this business, inventory and additional personal property including selected assets related to the convenience sales division.

    On January 26, 1996, UB Investments (Netherlands) B.V. sold all the stock of UBIUS to INFLO Holdings Corporation. This sale specifically excludes the stock of the Frozen Food businesses as well as the Salty Snacks business conducted by Keebler Company and other subsidiaries of UBIUS, and the UBIUS finance companies of U.B.H.C., Inc. and U.B.F.C., Inc., also wholly-owned subsidiaries.

Principles of Consolidation


    Intercompany accounts and transactions within the UBIUS group have been eliminated.


Fiscal Year


    The Company's fiscal year is comprised of 52 or 53 weeks and ends on the Saturday nearest December 31. Fiscal years 1993, 1994 and 1995 were comprised of 52 weeks.


Reclassifications

    Certain amounts in the 1994 consolidated financial statements have been reclassified to conform with the 1995 presentation.

Guarantees of Notes

    The subsidiaries of the Company that are not Guarantors of the Company's Notes are inconsequential (which means that the total assets, revenues, income or equity of such non-guarantors, both

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            ]NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


1. BASIS OF PRESENTATION--(CONTINUED)
individually and on combined bases, is less than 3% of the Company's consolidated assets, revenues, income or equity), individually and in the aggregate, to the consolidated financial statements of the Company; the Guarantees are full, unconditional, and joint and several; and separate financial statements of the Guarantors are not presented because management has determined that they would not be material to investors in the Notes or the Exchange Notes.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

    All highly liquid instruments purchased with a maturity of three months or less are classified as cash equivalents. The carrying amount of cash equivalents approximates fair value due to the relatively short maturity of these investments.

Trade Receivables


    Substantially all of the Company's trade receivables are from retail dealers and wholesale distributors. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables, as shown on the consolidated balance sheets, were net of allowances of $1.7 million as of December 31, 1994 and $3.6 million as of December 30, 1995.


Inventories


    Inventories are stated at the lower of cost or market with cost determined principally by the last in, first out (LIFO) method. Inventories stated under the LIFO method represent approximately 89% of total inventories in 1994 and 84% of total inventories in 1995. Because the Company has adopted a natural business unit single pool approach to determining LIFO inventory cost, classification of inventory by its component parts is impractical. The excess of the current production cost of inventories over LIFO cost was approximately $18.1 million and $17.6 million at December 31, 1994 and December 30, 1995, respectively.


Property, Plant and Equipment

    Property, plant and equipment are stated at cost. Depreciation expense is computed using the straight-line method based on the estimated useful lives of the depreciable assets. Accelerated depreciation methods are used for income tax purposes. Certain facilities and equipment held under capital leases are classified as assets and amortized using the straight-line method over the lease terms, and the related obligations are recorded as liabilities. Lease amortization is included in depreciation expense.


Intangible Assets



    Intangible assets consist primarily of the excess of cost over the fair value of tangible net assets (goodwill), acquired in the purchases of Johnson Ready Crust, Bake-Line Products, Inc., Bernardi Italian Foods Co., The Original Chili Bowl, Inc., and Chinese Food Processing Corp. (the later three which are collectively known as the Frozen Foods business). Goodwill is amortized on a straight-line basis over a period of 40 years.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            ]NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

    Accumulated amortization of goodwill was $29.1 million and $31.4 million as of December 31, 1994 and December 30, 1995, respectively.


Research and Development


    Activities related to new product development and major improvements to existing products and processes are expensed as incurred and were $14.0 million, $15.1 million and $14.5 million in 1993, 1994 and 1995, respectively.


Advertising and Consumer Promotion


    Advertising and consumer promotion costs are generally expensed when incurred. Production costs for advertising are deferred until the first run of the advertisement. There were no deferred advertising costs at December 30, 1995. Deferred advertising costs were $1.1 million at December 31, 1994. Advertising and consumer promotion expense was $75.1 million, $72.3 million and $87.9 million in 1993, 1994 and 1995, respectively.


Hedging Transactions

    The Company enters into exchange commodity futures and options contracts to protect (hedge) against adverse raw material movements. Gains or losses on hedging activities are deferred until the contracts expire. On expiration of the contracts, gains or losses are recognized and included in the cost of materials. The Company does not enter into derivative transactions for speculative purposes.

Income Taxes


    The consolidated financial statements reflect the application of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The Company files a consolidated federal income tax return.


Use of Estimates

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

3. CHANGES IN ACCOUNTING POLICIES


    Effective January 3, 1993, the Company adopted SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions." The Company recorded a $34.6 million obligation as a cumulative effect of accounting change, resulting in an after tax charge of $20.9 million.



    Effective January 2, 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits". The Company recorded a $4.0 million obligation as a cumulative effect of accounting change, resulting in an after-tax charge of $2.4 million. Prior to this date, these expenses were recognized on the pay-as-you-go basis.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            ]NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


3. CHANGES IN ACCOUNTING POLICIES--(CONTINUED)

    As of December 31, 1994, the Company also adopted a policy of capitalizing spare machinery and equipment parts. Previously, spare machinery and equipment parts were expensed when purchased. This new policy was adopted in order to bring the Company in conformity with United Biscuits' guidelines and to match the cost with the associated benefit of these supplies. Expense is recognized as the parts are used. Adoption of the new policy resulted in a pre-tax benefit of $5.0 million, $3.0 million net of income taxes.


4. PROPERTY, PLANT & EQUIPMENT

    A summary of property, plant, and equipment, including the related accumulated depreciation follows:

                                                     DECEMBER 31,    DECEMBER 30,
                                                         1994            1995
                                                     ------------    ------------
                                                            (IN THOUSANDS)
Land..............................................     $ 12,981        $ 12,899
Buildings.........................................      154,526         156,200
Machinery and equipment...........................      603,288         531,007
Office furniture and fixtures.....................       41,209          49,589
Delivery equipment................................        4,352           6,150
Construction in progress..........................       35,500          37,264
                                                     ------------    ------------
                                                        851,856         793,109
Accumulated depreciation..........................     (350,646)       (400,382)
                                                     ------------    ------------
                                                       $501,210        $392,727
                                                     ------------    ------------
                                                     ------------    ------------



    Property, plant and equipment is depreciated on a straight line basis over the estimated useful lives of the depreciable assets. Buildings are depreciated over a useful life of ten to forty years. Machinery and equipment is depreciated over a useful life of eight to twenty-five years. Office furniture and fixtures are depreciated over useful lives of five to fifteen years. Delivery equipment is depreciated over a twelve year life.


5. ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                     DECEMBER 31,    DECEMBER 30,
                                                         1994            1995
                                                     ------------    ------------
                                                            (IN THOUSANDS)
Self insurance reserves...........................     $ 52,322        $ 53,737
Employee compensation.............................       36,061          27,885
Marketing and consumer promotions.................       21,967          27,595
Taxes, other than income..........................        5,180           7,196
Interest..........................................        4,266           2,751
Postretirement benefit obligation.................        2,261           2,816
Other.............................................        3,171           1,063
                                                     ------------    ------------
                                                       $125,228        $123,043
                                                     ------------    ------------
                                                     ------------    ------------

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            ]NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


5. ACCRUED LIABILITIES--(CONTINUED)

    The Company obtains insurance to manage potential losses and liabilities related to workers' compensation, health and welfare claims, and general product and vehicle liability. The Company has elected to retain a significant portion of the expected losses through the use of deductibles and stop-loss limitations. Provisions for losses expected under these programs are recorded based upon the Company's estimates of aggregate liability for claims incurred. These estimates utilize the Company's prior experience and actuarial assumptions provided by the Company's insurance carrier. The total estimated liability for these losses at December 31, 1994 and December 30, 1995 was $52.3 million and $53.7 million, respectively, and is included in accrued liabilities. The Company has secured its liability for potential workers compensation claims in several states by obtaining standby letters of credit which aggregate to approximately $17.0 million.


6. DEBT AND LEASE COMMITMENTS


    The Company maintains a commercial paper program in the United States which is supported by a line of credit agreement which is guaranteed by United Biscuits (Holdings) plc. The line of credit agreement totaled $100 million as of December 31, 1994 and was expanded to $200 million on June 9, 1995. This agreement can be canceled at any time. The commercial paper had a weighted average interest rate of 4.4% and 5.9% during 1994 and 1995, respectively. The interest rate was 6.1% for year-end 1994 and 1995. The Company had $184 million of outstanding borrowings under this program as of December 30, 1995.



    The Company, along with other United Biscuits (Holdings) plc. affiliated companies, has access to a revolving credit agreement in Europe which is guaranteed by United Biscuits (Holdings) plc. Available borrowings under this agreement are limited by total United Biscuits (Holdings) plc. borrowings. Maximum borrowings available under this agreement were $300 million as of year-end 1994 and 1995. This agreement had a weighted average interest rate of 5.6% and 6.2% during 1994 and 1995, respectively. The interest rate at year-end was 6.5% and 6.0% for 1994 and 1995, respectively. The Company had $100 million of outstanding borrowings under this program as of December 30, 1995.



    Long-term debt consisted of the following:


                                          INTEREST         FINAL          DECEMBER 31,    DECEMBER 30,
                                            RATE          MATURITY            1994            1995
                                          --------    ----------------    ------------    ------------
                                                                                 (LN THOUSANDS)
Senior Notes:..........................     11.54%    December 1, 1999      $  6,250        $     --
                                              8.7%    March 1, 2002           20,000              --
Private placement notes................       9.0%    May 1, 2001            125,000         125,000
Capital lease obligations..............    Various    1995-2008                7,369           6,800
Equipment purchase.....................
  obligations..........................    Various    1995-2013               19,001          16,416
Other                                                                          6,086           5,412
                                                                          ------------    ------------
                                                                             183,706         153,628
Current maturities.....................                                        5,364          23,428
                                                                          ------------    ------------
                                                                            $178,342        $130,200
                                                                          ------------    ------------
                                                                          ------------    ------------

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            ]NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


6. DEBT AND LEASE COMMITMENTS--(CONTINUED)

    The capital lease obligations and equipment purchase obligations have been classified as current maturities of long-term debt as certain events of default existed as of December 30, 1995.



    In January, 1996 $2.5 million of the capital lease obligations and equipment purchase obligations were repaid. The remaining borrowings, classified as current maturities of long-term debt, are expected to remain in place pending required debt covenant amendments.



    In 1995, the Company prepaid $25.1 million of long term debt.



    Interest of $111.1 million and $37.6 million was paid on debt, including notes payable to affiliates (see Note 7), for the years ended December 31, 1994 and December 30, 1995, respectively.



    Aggregate scheduled annual maturities of long-term debt as of December 30, 1995 are as follows:



                                                                 (IN THOUSANDS)
1996..........................................................      $ 23,428
1997..........................................................           300
1998..........................................................           300
1999..........................................................         4,600
2000..........................................................            --
2001 and thereafter...........................................       125,000
                                                                 --------------
                                                                    $153,628
                                                                 --------------
                                                                 --------------



    Assets recorded under capitalized lease agreements and equipment purchase obligations included in property, plant, and equipment consist of the following:



                                                     DECEMBER 31,    DECEMBER 30,
                                                         1994            1995
                                                     ------------    ------------
Land..............................................     $  1,246        $  1,246
Buildings.........................................        6,830           6,170
Machinery and equipment...........................        7,582           7,150
                                                     ------------    ------------
                                                         15,658          14,566
Accumulated depreciation                                 (9,450)         (9,139)
                                                     ------------    ------------
                                                       $  6,208        $  5,427
                                                     ------------    ------------
                                                     ------------    ------------

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            ]NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


6. DEBT AND LEASE COMMITMENTS--(CONTINUED)

    Future minimum lease payments under capital and operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:


                                                          CAPITAL    OPERATING
                                                          LEASES      LEASES
                                                          -------    ---------
                                                             (LN THOUSANDS)
1996...................................................   $   849    $  24,817
1997...................................................       941       21,740
1998...................................................       846       18,539
1999...................................................       524       14,310
2000...................................................       477       13,615
2001 and thereafter....................................     6,534       39,814
                                                          -------    ---------
Total minimum payments.................................    10,171    $ 132,835
                                                                     ---------
                                                                     ---------
Amount representing interest...........................    (3,371)
                                                          -------
Obligations under capital leases.......................     6,800
Obligations due within one year........................      (417)
                                                          -------
Long-term obligations under capital leases.............   $ 6,383
                                                          -------
                                                          -------



    Rent expense for all operating leases was $40.2 million, $37.3 million and $36.0 million for 1993, 1994 and 1995, respectively.



7. NOTES RECEIVABLE AND PAYABLE TO AFFILIATES



    U.B.H.C., Inc. holds $125.0 million in notes receivable from UB Investments plc at December 31, 1994 and December 30, 1995. These notes, which carry an interest rate of 9%, represent unsecured obligations of UB Investments plc. and are due on May 1, 2001. Additionally, UBIUS holds a $19.9 million note receivable from a subsidiary of UB Investments (Netherlands) B.V. which has been classified as a current receivable from affiliates. This note carries an interest rate of 8%.



    As part of the reorganization of United Biscuits (Holdings) plc. operations in the United States, UBIUS received the stock of its subsidiaries in exchange for two notes payable. The notes payable were as follows:



                 NOTE                    INTEREST          FINAL           DECEMBER 31,    DECEMBER 30,
               PAYABLE                     RATE           MATURITY             1994            1995
--------------------------------------   --------    ------------------    ------------    ------------
                                                                                  (IN THOUSANDS)
In the amount of                           9.75%       September 20,
  $300 million                                              2002             $ --            $ --

In the amount of                           8.24%       September 20,
  $550 million                                              1999             $550,000        $105,000



    On September 7, 1994, the Company received a capital contribution of $300 million from U.B. Investments (Netherlands) B.V. and used the capital contribution to repay the $300 million note. On February 1, 1995, the Company received a capital contribution of $445 million from U.B. Investments (Netherlands) B.V. and was used by the Company to make payments against the $550 million note which would have been due in years 1995, 1996, 1997, 1998 and a portion of the payment due in 1999 leaving one payment for the balance of $105 million note due September 1999.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


8. EMPLOYEE BENEFIT PLANS

    The Company maintains trusteed, noncontributory pension plans covering certain salaried and hourly-paid employees of the Company. Assets held by the plans consist primarily of common stocks, collective trust funds, government securities, bonds, and guaranteed insurance contracts. Benefits provided under the defined-benefit pension plans are primarily based on years of service and the employee's final level of compensation. The Company's funding policy is to contribute annually not less than the ERISA minimum funding requirements.

    Pension expense included the following components:

                                                           YEAR ENDED
                                           ------------------------------------------
                                           JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                              1994           1994            1995
                                           ----------    ------------    ------------
                                                         (IN THOUSANDS)
Service cost............................    $   6,733      $  7,818       $    6,552
Interest cost...........................       13,620        13,355           13,858
Actual return on plan assets............      (29,465)       (9,282)         (43,600)
Net amortization of transition
obligation..............................          616           616              616
Deferral of gains (losses)..............       13,941       (10,393)          24,434
Prior service cost......................         (513)         (513)            (156)
Net gain................................       --            --                 (436)
                                           ----------    ------------    ------------
                                            $   4,932      $  1,601       $    1,268
                                           ----------    ------------    ------------
                                           ----------    ------------    ------------


    The funded status of the Company's pension plans and amounts recognized in the consolidated balance sheets are as follows:

                                                                      DECEMBER 31,    DECEMBER 30,
                                                                          1994            1995
                                                                      ------------    ------------
                                                                             (IN THOUSANDS)
Actuarial present value of accumulated benefit obligation:
Vested.............................................................    $ (110,722)     $ (136,131)
Nonvested..........................................................       (21,910)        (24,109)
                                                                      ------------    ------------
                                                                       $ (132,632)     $ (160,240)
                                                                      ------------    ------------
                                                                      ------------    ------------
Projected benefit obligation.......................................    $ (167,999)     $ (201,267)
Plan assets at fair value..........................................       207,468         241,604
                                                                      ------------    ------------
Plan assets greater than projected benefit obligation..............        39,469          40,337
Unrecognized transition obligation.................................         4,205           3,682
Unrecognized prior service.........................................        (1,236)         (1,123)
Unrecognized net gain..............................................       (17,710)        (19,060)
                                                                      ------------    ------------
Pension asset......................................................    $   24,728      $   23,836
                                                                      ------------    ------------
                                                                      ------------    ------------

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


8. EMPLOYEE BENEFIT PLANS--(CONTINUED)
    Assumptions used in accounting for the defined-benefit pension plans at each year-end are as follows:


                                                   1993         1994       1995
                                                 ---------   -----------   ----
Discount rate.................................     7.8%       7.75-8.5%    7.5%
Rate of compensation level increases..........   4.4-6.0%     4.4-6.0%     4.0%
Expected long-term rate of return on plan
assets........................................   8.0-9.5%     8.0-10.0%    9.0%


    Included in plan assets are real estate investments of $7.2 million in two distribution centers which are under two operating leases to a subsidiary of UBIUS.

    In addition, the Company maintains an unfunded supplemental retirement plan for certain highly compensated executives. Benefits provided are based on years of service. Vesting is graduated depending on termination after age 55.

    The supplemental retirement expense includes the following components:

                                                           YEAR ENDED
                                           ------------------------------------------
                                           JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                              1994           1994            1995
                                           ----------    ------------    ------------
                                                         (IN THOUSANDS)
Service cost............................     $  372         $  126          $  452
Interest cost...........................        866            710             854
Net amortization of transition
obligation..............................        110            110             111
Prior service cost......................         91            134             170
Net loss................................        126         --              --
                                           ----------    ------------    ------------
                                             $1,565         $1,080          $1,587
                                           ----------    ------------    ------------
                                           ----------    ------------    ------------

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


8. EMPLOYEE BENEFIT PLANS--(CONTINUED)
    The unfunded status of the supplemental retirement plan and the amounts recognized in the consolidated balance sheets are as follows:

                                                              YEAR ENDED
                                                     ----------------------------
                                                     DECEMBER 31,    DECEMBER 30,
                                                         1994            1995
                                                     ------------    ------------
                                                            (IN THOUSANDS)
Actuarial present value of accumulated benefit
  obligation
Vested............................................     $ (9,509)       $(11,301)
Nonvested.........................................       --              --
                                                     ------------    ------------
                                                       $ (9,509)       $(11,301)
                                                     ------------    ------------
                                                     ------------    ------------
Projected benefit obligation......................     $(10,185)       $(12,077)
Plan assets at fair value.........................       --              --
                                                     ------------    ------------
Projected benefit obligation in excess of plan
assets............................................      (10,185)        (12,077)
Unrecognized transition obligation................          775             664
Unrecognized prior service cost...................        1,477           1,307
Unrecognized net loss.............................          611           1,732
                                                     ------------    ------------
Plan obligation included in other long-term
  liabilities.....................................     $ (7,322)       $ (8,374)
                                                     ------------    ------------
                                                     ------------    ------------


    Assumptions used in accounting for the supplemental retirement plan at each year-end are as follows:


                                                            1993    1994    1995
                                                            ----    ----    ----
Discount rate............................................   7.75%   8.5%    7.5%
Rate of compensation level increase......................   4.50%   4.5%    4.0%



    The Company also contributes to a retirement program for Grand Rapids union employees. Benefits provided under the plan are based on a flat monthly amount for each year of service and are unrelated to compensation. Contributions are made based on a negotiated hourly rate. In 1993, 1994 and 1995, the Company expensed contributions of $2.1 million, $2.3 million and $2.5 million, respectively.



    There are also various multiemployer union administered defined-benefit and defined-contribution pension plans to which the Company contributes. Benefits provided under the multiemployer pension plans are generally based on years of service and employee age. Expense under these plans was $11.0 million, $8.7 million and $9.6 million in 1993, 1994 and 1995, respectively.


    The Company also offers certain employees participation in the Keebler Company Salaried Savings Plan, a defined-contribution plan. Certain nonunion employees who meet certain length-of-service requirements may elect to participate in the Plan. Contributions, made by participants with no Company matching, are based on an elected percentage of the participants' compensation within a specified range.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


9. POSTRETIREMENT BENEFITS

    The Company provides certain medical and life insurance benefits for eligible retired employees. The medical plan, which covers nonunion employees with 10 or more years of service, is a comprehensive indemnity-type plan. The plan incorporates up-front deductible, coinsurance payments, and employee contributions which are based on length of service. The life insurance plan offers a small amount of coverage versus the amount the employees had while employed. The Company does not fund the Plan.

    The Company also provides postemployment medical benefits to employees on long term disability. The plan is a comprehensive indemnity-type plan which covers nonunion employees on long term disability. There is no length of service requirement. The plan incorporates coinsurance payments and deductibles. The Company does not fund the plan.

    The net periodic postretirement benefit cost includes the following components:

                                                                        FOR THE YEAR ENDED
                                                            ------------------------------------------
                                                            JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                                               1994           1994            1995
                                                            ----------    ------------    ------------
                                                                          (IN THOUSANDS)
Service cost.............................................     $1,487         $1,654          $1,584
Interest cost............................................      3,196          3,011           3,190
                                                            ----------    ------------    ------------
Net periodic postretirement benefit cost.................     $4,683         $4,665          $4,774
                                                            ----------    ------------    ------------
                                                            ----------    ------------    ------------


    The funded status of the Plan reconciled to the postretirement obligation in the Company's balance sheet is as follows:

                                                     DECEMBER 31,    DECEMBER 30,
                                                         1994            1995
                                                     ------------    ------------
                                                            (LN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees........................................     $ 21,109        $ 18,914
  Fully eligible active Plan participants.........        3,331           3,522
  Other active participants.......................       14,151          19,635
                                                     ------------    ------------
Total.............................................       38,591          42,071
Unrecognized net gain.............................        1,455           1,048
                                                     ------------    ------------
Postretirement obligation.........................     $ 40,046        $ 43,119
                                                     ------------    ------------
                                                     ------------    ------------



    The accumulated postretirement benefit obligation was determined using a weighted-average discount rate of 8.5% and 7.5% in 1994 and 1995, respectively.


    The weighted-average annual assumed rate of increase in the cost of covered benefits is 8% for 1996 declining gradually to an ultimate trend rate of 5% by the year 2000. A 1% increase in the trend rate for health care costs would have increased the accumulated benefit obligation as of December 30, 1995 by $2.5 million and the net periodic benefit cost by $.2 million for the year.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


10. INCOME TAXES


    Income tax expense (benefit) consists of the following:


                                                                            YEAR ENDED
                                                            ------------------------------------------
                                                            JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                                               1994           1994            1995
                                                            ----------    ------------    ------------
                                                                          (IN THOUSANDS)
Current:
  Federal................................................    $  (6,255)     $ (1,505)       $  1,526
  State..................................................        1,600         1,425          --
                                                            ----------    ------------    ------------
Current provision (benefit) for income taxes.............       (4,655)          (80)          1,526
                                                            ----------    ------------    ------------
Deferred:
  Federal................................................      (11,771)       (9,784)        (14,469)
  State..................................................       (5,877)         (497)         (2,878)
Valuation allowance (federal and state)..................       --             9,227          15,362
                                                            ----------    ------------    ------------
  Deferred provision (benefit) for income taxes..........      (17,648)       (1,054)         (1,985)
                                                            ----------    ------------    ------------
                                                             $ (22,303)     $ (1,134)       $   (459)
                                                            ----------    ------------    ------------
                                                            ----------    ------------    ------------


    The differences between the tax provision calculated at federal statutory income tax rate and the company's consolidated income tax provision are as follows:

                                                                           YEAR ENDED
                                                           ------------------------------------------
                                                           JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                                              1994           1994            1995
                                                           ----------    ------------    ------------
                                                                         (LN THOUSANDS)
U.S. federal statutory rate.............................   $  (54,208)     $(10,098)       $(58,152)
State income taxes (net of federal benefit).............       (4,252)          603          (1,871)
Deferred tax asset valuation adjustment.................       33,436         9,227          57,414
Intangible amortization.................................          727           693             828
Non-taxable items.......................................          177           228             883
All others..............................................        1,817        (1,787)            439
                                                           ----------    ------------    ------------
                                                           $  (22,303)     $ (1,134)       $   (459)
                                                           ----------    ------------    ------------
                                                           ----------    ------------    ------------

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


10. INCOME TAXES--(CONTINUED)
    The deferred tax assets and deferred tax (liabilities) recorded on the balance sheet consist of the following:

                                                     DECEMBER 31,    DECEMBER 30,
                                                         1994            1995
                                                     ------------    ------------
                                                            (IN THOUSANDS)
Depreciation......................................     $(88,230)      $  (92,573)
Pension asset.....................................       (9,700)          (9,207)
Capitalized interest..............................       (1,150)          (1,010)
Other.............................................         (217)            (131)
                                                     ------------    ------------
                                                        (99,297)        (102,921)
                                                     ------------    ------------
Operating loss carryforwards......................       46,375           81,922
Reorganization costs..............................       31,056           64,412
Benefit plans.....................................       24,099           24,893
Workers' compensation.............................       17,241           18,375
Incentives and deferred compensation..............        8,632            9,897
Charitable contributions..........................        6,997            9,204
Other.............................................        1,175            2,923
                                                     ------------    ------------
                                                        135,575          211,626
Valuation allowance...............................      (46,375)        (116,817)
                                                     ------------    ------------
                                                       $(10,097)      $   (8,112)
                                                     ------------    ------------
                                                     ------------    ------------


    Net operating loss carryforwards for UBIUS total approximately $204 million through 1995 and expire in 2008 through 2010. These carryforwards have been fully reserved as the realization is not likely.


    Income taxes paid (refunded) for UBIUS were approximately $3.2 million, $(22.8) million and $2.3 million in 1993, 1994 and 1995, respectively.


11. RESTRUCTURING CHARGE


    In 1993, the Company recorded a pre-tax charge of $122.7 million to restructure operations. Included in this charge are the estimated costs of $72.2 million for severance relating to a management reorganization and to streamline the sales and distribution network in order to achieve a more efficient manning of the salesforce along with the closing of several existing distribution centers, $17.2 million for plant closing costs, and $33.3 million for writing down to net realizable value machinery and equipment of which the value has been impaired.


    In conjunction with the decision to enter into the Stock Purchase Agreement with INFLO Holdings Corporation, certain elements of the Company's restructuring initiative to streamline the sales and distribution network have been suspended.


    Restructuring reserves of $38.2 million remaining at December 30, 1995 relate primarily to future cash costs for contractual obligations related to the streamlining of the sales and distribution network as well as related information system projects and a reserve to reduce a manufacturing facility to its net realizable value. The remaining accrued costs were expected to be paid out principally during 1996 with any remaining amounts to be paid in 1997.

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


11. RESTRUCTURING CHARGE--(CONTINUED)

    A summary of the restructuring reserve activity is as follows:



                                                            JANUARY 1,    DECEMBER 31,    DECEMBER 30,
                                                               1994           1994            1995
                                                            ----------    ------------    ------------
Beginning balance........................................     $ 14.0         $104.6          $ 62.3
Liabilities recorded in connection with the 1993
  acqusition of Bake-Line................................        5.5
Provision for continuing operations......................      120.1
Provision for discontinued operations....................        2.6
Charges..................................................      (19.3)         (42.3)          (24.1)
Reclassification to property, plant and equipment........      (18.3)
                                                            ----------    ------------       ------
Ending balance...........................................     $104.6         $ 62.3          $ 38.2
                                                            ----------    ------------       ------
                                                            ----------    ------------       ------


12. ACQUISITION OF BAKE-LINE PRODUCTS, INC.

    On January 8, 1993, the Company purchased the stock of Bake-Line Products, Inc. for $69.8 million, net of $0.2 million in cash acquired. The acquisition resulted in goodwill of $49.0 million. The acquisition has been accounted for as a purchase.


13. AFFILIATE TRANSACTIONS



    The Company conducts business with various affiliated companies that ultimately are under the control of United Biscuits (Holdings) plc. Transactions with related parties include financing with receivables and payables and the purchase of product for resale in the United States. Receivables from affiliates and payables to affiliates are summarized in Note 7. Purchases of product from affiliated companies for resale in the United States were $9.4 million for the year-ended 1994 and $11.3 million for the year-ended 1995.



    On November 30, 1995, Keebler Company sold to UB Group Ltd., ultimately United Biscuits (Holdings) plc., for a $5.0 million affiliate receivable, the entire rights, titles and interests in certain logos, trade names, trademarks, and service marks registered or pending registration by Keebler in Australia, New Zealand, Asia, and Europe. The proceeds of this transaction were offset by certain legal fees and registration and licensing costs aggregating $0.5 million. The net gain on the sale of these trademarks is included in other costs and expenses for the year-ended December 30, 1995.



    Near the end of the fiscal year and in consideration of completing various pending stock and asset purchase agreements, as described in Note 1, the Company entered several transactions with affiliated companies within United Biscuits (Holdings) plc. The accompanying consolidated financial statements have not been adjusted to effect these transactions which are summarized below, as it is the Company's policy to only give effect to dispositions resulting in a gain upon the completion of the transaction with the ultimate third party acquirer.



    On December 29, 1995, the Company transferred certain assets and the stock of the Frozen Foods business to U.B. Investments (Netherlands) B.V. for promissory notes that aggregated $70.0 million. On January 9, 1996, U.B. Investments (Netherlands) B.V. sold both these assets and stock to Windsor Food Company Ltd. for $70 million, effective December 31, 1995. The aggregate carrying value of these businesses and assets reflected in the December 30, 1995 balance sheet is $47.7 million, consisting primarily of goodwill of $22.0 million, property, plant and equipment of $21.2 million and inventory of

                    UB INVESTMENTS US INC. AND SUBSIDIARIES
                  (PREDECESSOR COMPANY TO KEEBLER CORPORATION)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



13. AFFILIATE TRANSACTIONS--(CONTINUED)


$7.6 million, which resulted in a pre-tax realized gain, net of a $3.4 million charge for severance arising from the sale, of $18.9 million for UBIUS.



    On December 29, 1995, UBIUS sold the stock of both U.B.F.C., Inc. and U.B.H.C., Inc. to UB Investments plc. for $100 each which resulted in no significant gain or loss.


14. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair market value of financial instruments, which includes other long-term receivables, short-term borrowings, and long-term borrowings, was estimated using discounted cash flow analyses based on current interest rates which would be obtained for similar financial instruments. The carrying amounts of these financial instruments approximate fair value.


    The Company often enters into exchange traded commodity futures and options contracts to protect the Company against a portion of adverse raw material price movements. The Company does not enter into derivative transactions for speculative purposes. Gains or losses realized from the liquidation or expiration of the contracts are recognized as part of the cost of raw materials. Gains or losses are deferred until realized. Cost of goods sold was reduced by gains on futures and options transactions of $1.8 million in 1993, $0.6 million in 1994 and $3.4 million in 1995. As of December 30, 1995, $0.1 million in unrealized futures contracts losses have been deferred. There were no outstanding options contracts at December 30, 1995. As of December 30, 1995 the notional amount of open futures contracts was $13.7 million.



15. DISCONTINUED OPERATIONS



    During July 1995, the Company adopted plans to discontinue the operations of the Frozen Foods business. On January 9, 1996, UB Investments (Netherlands) B.V. sold the Frozen Foods business to Windsor Food Company Ltd. for $70 million. A gain on sale of $18.9 million was recorded in the four week period ended January 26, 1996. Income from discontinued operations relating to the Frozen Foods business was $587, $3,362 and $7,344 for the years ended January 1, 1994, December 31, 1994 and December 30, 1995, respectively.



    Sales from these operations were $70.7 million, $72.6 million and $71.2 million for the years ended January 1, 1994, December 31, 1994 and December 31, 1995, respectively. Expenses charged against discontinued operations include expenses associated with the costs of production, marketing, and specific administrative expenses. Expenses do not include an allocation of shared selling, distribution, and general administrative costs.



    The net assets of the Frozen Foods business as of and for the year ended December 30, 1995 were $47.7 million. Included in the net assets were inventory, prepaids, fixed assets, and certain accrued liabilities.



16. IMPAIRMENT OF THE SALTY SNACKS BUSINESS

     On May 20, 1995, the Company adopted plans to sell the salty snacks business. The decision to sell the salty snacks business was based on the overcapacity in a highly competitive industry. Late in 1995, it was determined that the Company would not be able to sell the three operating salty snacks plants as a single unit. A buyer was found for selected assets which included the production plant in Bluffton,

Indiana. The remaining production plants were closed down. The aggregate value of the net assets held for sale was $116.5 million. The Company recorded an $86.5 million charge for the expected costs associated with exiting the salty snacks business. The charge was comprised of $77.6 million related to the write-down of their net assets to the net realizable value. In addition, $8.9 million was recorded for estimated severance and other costs associated with the liquidation of the salty snacks business.



17. COMMITMENTS AND CONTINGENCIES


    The Company is from time to time a defendant in various lawsuits and claims incidental to its business. Although the Company is not able to estimate its ultimate liability in these matters with absolute certainty, in the opinion of management, such proceedings in the aggregate will not have a material adverse effect on the Company's financial position or results of operations.

                                   * * * * *

INDEPENDENT AUDITORS' REPORT

To the Stockholder
Sunshine Biscuits, Inc.
Woodbridge, New Jersey


We have audited the accompanying balance sheets of Sunshine Biscuits, Inc. (a wholly-owned subsidiary of G.F. Industries, Inc.) (the "Company") as of March 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

MAY 15, 1996

                            SUNSHINE BISCUITS, INC.
                                 BALANCE SHEETS
                            MARCH 31, 1995 AND 1996
                                 (IN THOUSANDS)



ASSETS                                                                      1995        1996
                                                                          --------    --------
CURRENT ASSETS:
  Cash.................................................................   $  2,140    $  1,841
  Trade accounts receivable, less allowance for doubtful accounts of
    $1,399 and $830....................................................     43,036      42,361
  Due from Parent and affiliates.......................................      2,783       3,362
  Inventories..........................................................     44,272      35,220
  Prepaid expenses and other...........................................      5,583       5,428
  Deferred income taxes................................................     11,521       6,767
                                                                          --------    --------
        Total current assets...........................................    109,335      94,979
PROPERTY HELD FOR SALE--Net............................................      1,698         993
PROPERTY, PLANT AND EQUIPMENT--Net.....................................     98,879      88,844
OTHER ASSETS...........................................................     30,409      27,877
                                                                          --------    --------
TOTAL ASSETS...........................................................   $240,321    $212,693
                                                                          --------    --------
                                                                          --------    --------

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Trade accounts payable...............................................   $ 35,497    $ 32,944
  Other accrued liabilities............................................     40,020      27,444
  Accrued restructuring costs..........................................      9,830       1,904
  Due to affiliates....................................................      2,802         399
  Current maturities of long-term debt.................................         33      13,192
                                                                          --------    --------
        Total current liabilities......................................     88,182      75,883
LONG-TERM DEBT.........................................................     93,780      73,458
OTHER LIABILITIES......................................................     31,475      30,638
DEFERRED INCOME TAXES..................................................      9,325      10,058
STOCKHOLDER'S EQUITY:
  Common stock, no par value; authorized, issued and outstanding 100
shares.................................................................     15,000      15,000
  Additional paid-in capital...........................................     19,660      19,660
  Accumulated deficit..................................................    (17,101)    (12,004)
                                                                          --------    --------
        Total stockholder's equity.....................................     17,559      22,656
                                                                          --------    --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.............................   $240,321    $212,693
                                                                          --------    --------
                                                                          --------    --------


                       See notes to financial statements.

                            SUNSHINE BISCUITS, INC.
                            STATEMENTS OF OPERATIONS
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)



                                                                 1994        1995        1996
                                                               --------    --------    --------
SALES (Net of discounts and allowances of $22,155, $24,637
and $21,450)................................................   $643,215    $629,841    $628,302
COST OF SALES...............................................    335,416     350,283     339,982
                                                               --------    --------    --------
GROSS MARGIN................................................    307,799     279,558     288,320
                                                               --------    --------    --------
OPERATING EXPENSES:
  Selling and marketing.....................................    267,782     272,476     258,018
  General and administrative................................     23,620      23,233      22,585
  Restructuring charge (gain)...............................      --         21,933     (16,458)
  Other.....................................................        955       5,051         727
                                                               --------    --------    --------
INCOME (LOSS) FROM OPERATIONS...............................     15,442     (43,135)     23,448
INTEREST EXPENSE............................................      6,529       8,409       9,361
                                                               --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM....................................      8,913     (51,544)     14,087
ALLOCATED INCOME TAXES (TAX BENEFIT)........................      4,033     (18,918)      6,169
                                                               --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
EXTRAORDINARY ITEM..........................................      4,880     (32,626)      7,918
LOSS FROM DISCONTINUED OPERATIONS...........................     (2,610)      --          --
                                                               --------    --------    --------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.....................      2,270     (32,626)      7,918
EXTRAORDINARY ITEM--LOSS ON EARLY EXTINGUISHMENT OF DEBT
(NET OF TAX)................................................      --          --          2,821
                                                               --------    --------    --------
NET INCOME (LOSS)...........................................   $  2,270    $(32,626)   $  5,097
                                                               --------    --------    --------
                                                               --------    --------    --------


                       See notes to financial statements.

                            SUNSHINE BISCUITS, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


                                                                              RETAINED
                                                              ADDITIONAL      EARNINGS          TOTAL
                                                   COMMON      PAID-IN      (ACCUMULATED    STOCKHOLDER'S
                                                    STOCK      CAPITAL        DEFICIT)         EQUITY
                                                   -------    ----------    ------------    -------------
BALANCE, MARCH 31, 1993.........................   $15,000     $ 35,000       $ 13,255         $63,255
  Capital contribution..........................     --           8,000         --               8,000
  Transfer of snack food businesses to Parent...     --         (23,340)        --             (23,340)
  Net income....................................     --          --              2,270           2,270
                                                   -------    ----------    ------------    -------------
BALANCE, MARCH 31, 1994.........................    15,000       19,660         15,525          50,185
  Net loss......................................     --          --            (32,626)        (32,626)
                                                   -------    ----------    ------------    -------------
BALANCE, MARCH 31, 1995.........................    15,000       19,660        (17,101)         17,559
  Net income....................................     --          --              5,097           5,097
                                                   -------    ----------    ------------    -------------
BALANCE, MARCH 31, 1996.........................   $15,000     $ 19,660       $(12,004)        $22,656
                                                   -------    ----------    ------------    -------------
                                                   -------    ----------    ------------    -------------

                       See notes to financial statements.

                            SUNSHINE BISCUITS, INC.
                            STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)



                                                                  1994        1995        1996
                                                                --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................................   $  2,270    $(32,626)   $  5,097
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities:
    Loss from discontinued operations........................      2,610       --          --
    Depreciation and amortization............................      9,049       8,773       8,204
    Deferred income taxes (benefit)..........................       (190)    (20,211)      6,109
    Extraordinary item--loss on extinguishment of debt.......      --          --          2,821
    Restructuring charge (gain)..............................      --         21,933     (16,458)
    Other....................................................        (62)          3         108
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable...............     (6,228)     11,568         675
    Decrease (increase) in inventory.........................     (5,474)      7,248       9,052
    Decrease in prepaid expenses and other...................        432       7,553         155
    Changes in amounts due to and due from affiliates--net...     (6,494)      1,278      (2,982)
    Decrease (increase) in other noncurrent assets...........        394     (11,547)      1,962
    (Decrease) increase in trade accounts payable............      3,989       4,695      (2,553)
    (Decrease) increase in other accrued liabilities.........      2,568      (1,504)    (12,576)
    Decrease in accrued restructuring charges................      --          --         (5,417)
    Increase in income taxes payable.........................        158       --          --
    Increase (decrease) in long-term liabilities.............      1,857      14,886      (2,484)
                                                                --------    --------    --------
      Net cash (used in) provided by operating activities....      4,879      12,049      (8,287)
                                                                --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................    (10,930)    (10,660)     (6,108)
  Proceeds from sale of plant and distribution operation.....      --          --         21,954
  Proceeds from sale of other assets.........................         10          34       1,321
                                                                --------    --------    --------
      Net cash provided by (used in) investing activities....    (10,920)    (10,626)     17,167
                                                                --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loan refinancing.............................      --          --         74,522
  Payment of debt issue costs................................     (1,461)        (47)     (1,116)
  Payments of revolving credit loans.........................     (4,989)     (1,460)    (21,635)
  (Payments) proceeds on senior secured notes................     60,500       --        (60,500)
  Payments on other loans and capital leases.................    (48,248)        (35)       (450)
                                                                --------    --------    --------
      Net cash (used in) provided by financing activities....      5,802      (1,542)     (9,179)
                                                                --------    --------    --------
NET DECREASE IN CASH.........................................       (239)       (119)       (299)
CASH, BEGINNING OF YEAR......................................      2,498       2,259       2,140
                                                                --------    --------    --------
CASH, END OF YEAR............................................   $  2,259    $  2,140    $  1,841
                                                                --------    --------    --------
                                                                --------    --------    --------


                       See notes to financial statements.

                            SUNSHINE BISCUITS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


1. ORGANIZATION AND OPERATIONS

    Sunshine Biscuits, Inc. (the "Company") is a wholly-owned subsidiary of G.F. Industries, Inc. (the "Parent"). The Company manufactures cookies, crackers and related products at several plants located in the United States. These products are sold directly to retailers, distributors and food service customers. No single customer accounts for more than 10% of total revenues and export sales are not significant. As discussed in Note 15, in 1994 the Company transferred to the Parent its salty snack foods operations.

    On March 29, 1996 the Parent announced that it had entered into preliminary discussions with a third party with respect to a possible merger of the Company. As of May 15, 1996, no definitive purchase agreement has been signed.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

    INVENTORIES--Inventories are stated at the lower of last-in, first-out ("LIFO") cost or market.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment is stated at fair market value determined at the time the Company was acquired by the Parent. Property, plant and equipment additions subsequent to such acquisition are stated at cost, including capitalized interest related to plant expansion and other major capital projects. Capitalized leases are stated at the lesser of the present value of future minimum lease payments or the fair value of the leased property. Depreciation is computed using the straight-line method over the estimated economic useful lives of the related assets. Leasehold improvements are amortized over related lease terms.

    OTHER ASSETS--The excess cost over fair value of assets acquired is being amortized over 40 years. Debt issuance costs are being amortized over the terms of the related loans. Package design and plate costs are deferred and amortized over periods from twelve to sixty months. On an on-going basis, the Company reassesses the recorded values of long-lived assets based on estimated undiscounted expected future cash flows. If the results of these periodic assessments indicate that an impairment may be likely, the Company recognizes a charge to operations at that time.

    ALLOCATED INCOME TAXES--The Company's taxable income or loss is included in the Parent's consolidated Federal income tax return. A tax-sharing agreement between the Parent and its subsidiaries specifies that income taxes will be allocated to each company in an amount equal to the amount of income tax that would be due if the Company filed separate income tax returns. The Company receives benefit for losses to the extent that it has paid tax in the past. Allocated income taxes in these financial statements have been recognized in accordance with Statement of Financial Accounting Standards No. 109, and deferred income taxes provided for the differences between the tax bases of assets and liabilities and their related financial statement amounts using current income tax rates.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair market value of certain financial instruments, including cash, accounts receivable, accounts payable, amounts due to and from affiliates and other accrued liabilities, approximate the amounts recorded in the balance sheet because of the relatively current maturities of these financial instruments. The fair market value of long-term debt at March 31, 1995 and 1996 approximates the amounts recorded in the balance sheet based on information available to the Company with respect to interest rates and terms for similar financial instruments.



    ADVERTISING AND CONSUMER PROMOTION--Advertising and consumer promotion costs of $16,083 in 1994, $24,062 in 1995 and $7,231 in 1996 are expensed when incurred.


    NEW ACCOUNTING STANDARD--Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, is effective for the Company's fiscal year ending March 31, 1997. This standard requires impairment losses to be recorded on long-lived assets and certain intangible assets when the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Although the Company has not yet completed its evaluation of the impact of adopting this standard, management does not expect the effect, if any, to be significant.

    RECLASSIFICATIONS--Certain prior year financial statement amounts have been reclassified to conform to classifications used in the 1996 financial statements.

3. RESTRUCTURING PROGRAMS

    Results of operations for 1995 include the accrual of $21,933 for a restructuring program designed to reduce costs and improve operating efficiency. The restructuring represents primarily the closing of the Oakland, California bakery and includes (1) a provision to adjust the carrying values of property held for sale to estimated net realizable values ($7.5 million); (2) severance and related benefits ($9.3 million); (3) facility shutdown costs ($1.7 million); and (4) other related expenses ($3.4 million). During 1996, the Company substantially completed this restructuring program and, as a result, accrued restructuring costs were reduced by approximately $2,913. This amount is included in restructuring gain in 1996.

    Also during 1996, the Company sold its Chicago, Illinois bakery for cash proceeds of approximately $17,600, resulting in a gain of approximately $15,900, and sold its Chicago-based distribution operations for cash proceeds of approximately $4,200, resulting in a loss of approximately $2,400. As a result of these transactions, the Company reduced its workforce and recognized a curtailment gain for the net decrease in accrued pension and postretirement benefit obligations (see Note 11). Also in connection with the sale of the distribution operations, the Company recorded a withdrawal liability of approximately $250 related to a multiemployer pension plan.

    On March 27, 1996, the Company entered into a contract to sell the Oakland bakery property for approximately $2,700. The closing is subject to the satisfaction of certain conditions. The Company expects that the sale will be completed in September 1996 at which time any gain, net of related costs to dispose of the property, will be recognized.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


4. INVENTORIES


    Inventories at March 31, 1995 and 1996 consist of the following:



                                                            1995       1996
                                                           -------    -------

Finished goods..........................................   $27,742    $20,046
Raw materials...........................................    12,116     11,328
Packaging...............................................     4,414      3,846
                                                           -------    -------
Total...................................................   $44,272    $35,220
                                                           -------    -------
                                                           -------    -------



    The cost of finished goods on the LIFO method exceeds their replacement cost by approximately $2,867 and $1,768 at March 31, 1995 and 1996, respectively. The replacement cost of raw materials and packaging exceeds their LIFO cost by approximately $5,716 and $5,618 at March 31, 1995 and 1996, respectively.


    Inventory reductions during 1996 resulted in a LIFO liquidation which decreased net income by approximately $540.

5. PROPERTY, PLANT AND EQUIPMENT


    Property, plant and equipment at March 31, 1995 and 1996 consists of the following:



                                                           1995        1996
                                                         --------    --------
Land and improvements.................................   $  9,666    $  7,575
Buildings and improvements............................     43,194      42,885
Machinery and equipment...............................     91,236      89,629
Vehicles..............................................      2,304       1,348
Leasehold improvements................................      1,953       1,924
Construction in progress..............................      6,948       4,587
                                                         --------    --------
Total.................................................    155,301     147,948
Less accumulated depreciation and amortization........    (56,422)    (59,104)
                                                         --------    --------
Total.................................................   $ 98,879    $ 88,844
                                                         --------    --------
                                                         --------    --------



    Property above excludes $1,698 and $993 at March 31, 1995 and 1996, respectively, relating to the Company's closure of the Oakland bakery. Such amounts have been segregated in the accompanying balance sheet as property held for sale.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


6. OTHER ASSETS


    Other assets at March 31, 1995 and 1996 consist of the following:



                                                            1995       1996
                                                           -------    -------
Excess cost over fair value of assets acquired (net of
  related amortization of $2,005 and $1,559)............   $14,707    $14,261
Intangible pension asset................................    11,613     10,610
Debt issuance costs.....................................     1,132      1,023
Other...................................................     2,957      1,983
                                                           -------    -------
Total...................................................   $30,409    $27,877
                                                           -------    -------
                                                           -------    -------


7. TRADE ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES


    Checks outstanding in excess of related cash balances totaling $10,509 and $9,935 at March 31, 1995 and 1996, respectively, are included in trade accounts payable.



    Other accrued liabilities at March 31, 1995 and 1996 consist of the following:



                                                            1995       1996
                                                           -------    -------

Accrued selling expenses................................   $15,298    $ 7,030
Compensation and payroll taxes..........................    13,544     11,335
Other...................................................    11,178      9,079
                                                           -------    -------
Total...................................................   $40,020    $27,444
                                                           -------    -------
                                                           -------    -------


8. INCOME TAXES


    Allocated income taxes (tax benefit) from continuing operations for the years ended March 31, 1994, 1995 and 1996 consist of the following:



                                                    1994       1995       1996
                                                   ------    --------    ------
Currently (receivable) payable:
  Federal.......................................   $3,334    $  1,341    $   60
  State.........................................      889         (48)     --
                                                   ------    --------    ------
Total currently payable.........................    4,223       1,293        60
                                                   ------    --------    ------
Deferred:
  Federal.......................................     (163)    (15,921)    4,750
  State.........................................      (27)     (4,290)    1,359
                                                   ------    --------    ------
Total deferred..................................     (190)    (20,211)    6,109
                                                   ------    --------    ------
Total...........................................   $4,033    $(18,918)   $6,169
                                                   ------    --------    ------
                                                   ------    --------    ------

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


8. INCOME TAXES--(CONTINUED)
    Included in the amount due from Parent and affiliates at March 31, 1996 is $2,679 which represents the portion of the federal tax benefit of the 1995 consolidated net operating loss carryback allocated to the Company pursuant to the tax sharing agreement among the Parent and its subsidiaries.

    At March 31, 1996, the Company has net operating loss carryforwards for Federal and State tax purposes of approximately $9,625 and $16,200, respectively, expiring in 2010.

    The differences between income taxes calculated at Federal statutory income tax rate and the Company's allocated income tax provision (benefit) from continuing operations are as follows:


                                                                        YEAR ENDED MARCH 31
                                                                    ----------------------------
                                                                     1994       1995       1996
                                                                    ------    --------    ------
U.S. Federal Statutory Rate......................................   $3,030    $(17,525)   $4,930
State income taxes (net of federal benefit)......................      569      (2,863)      883
Goodwill amortization............................................      152         152       156
Adjustments to prior years' allocated income taxes...............      117       1,106      --
Nondeductible expenses...........................................      165         212       200
                                                                    ------    --------    ------
                                                                    $4,033    $(18,918)   $6,169
                                                                    ------    --------    ------
                                                                    ------    --------    ------



    Deferred tax assets and liabilities at March 31, 1995 and 1996 are as follows:



                                                                 1995                      1996
                                                        ----------------------    ----------------------
                                                        ASSETS     LIABILITIES    ASSETS     LIABILITIES
                                                        -------    -----------    -------    -----------
Current:
  Accrued employee benefits..........................   $ 4,658     $  --         $ 6,323      $--
  Inventory costing and valuation....................     --             3,644      --           3,052
  Accrued promotion and marketing costs..............     1,100        --             175       --
  Accrued restructuring costs........................     6,913        --           1,206       --
  Accrued plant closing and other costs..............       694        --             557       --
  Other accrued expenses.............................       760        --             688       --
  Allowance for doubtful accounts....................       560        --             332       --
  Other..............................................       480        --             538       --
                                                        -------    -----------    -------    -----------
Total current........................................    15,165          3,644      9,819        3,052
                                                        -------    -----------    -------    -----------
Noncurrent:
  Depreciation.......................................     --            24,081      --          20,381
  Net operating loss carryforwards...................     7,868        --           5,353       --
  Accrued pension and post-retirement benefits.......     6,284            344      4,539          344
  Alternative minimum tax credit carryforwards.......       948        --             775       --
                                                        -------    -----------    -------    -----------
Total noncurrent.....................................    15,100         24,425     10,667       20,725
                                                        -------    -----------    -------    -----------
Total................................................   $30,265     $   28,069    $20,486      $23,777
                                                        -------    -----------    -------    -----------
                                                        -------    -----------    -------    -----------


    The Internal Revenue Service has examined the Parent's consolidated income tax returns for years 1989 through 1992. The Parent believes that the amounts accrued are adequate to cover taxes payable for these years.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


9. OTHER LIABILITIES


    Other liabilities as of March 31, 1995 and 1996 consist of the following:



                                                            1995       1996
                                                           -------    -------
Postretirement benefit obligations (Note 11)............   $15,711    $11,347
Pension obligation......................................    15,694     19,178
Other...................................................        70        113
                                                           -------    -------
Total...................................................   $31,475    $30,638
                                                           -------    -------
                                                           -------    -------


10. NOTES PAYABLE


    Notes payable as of March 31, 1995 and 1996 consist of the following:



                                                            1995       1996
                                                           -------    -------
Borrowings under BankAmerica Business Credit Inc. loan
  and security agreement, interest payable monthly at a
rate based on prime or LIBOR(1).........................   $ --       $74,105
Borrowings under Wells Fargo revolving credit loan,
  interest payable at a rate based on prime
  (9.0% at March 31, 1995) plus .25%(1).................    21,635      --
Senior secured notes, interest at 8.69% payable semi-
  annually in arrears on May 1st and November 1st
  commencing May 1, 1994. Notes are payable in
  installments beginning in 1997 with final payment due
  in 2005(1)............................................    60,500      --
Notes payable to Parent (includes accrued
interest)(2)............................................    10,645     11,545
Subordinated, unsecured, note payable to American
  Brands, Inc., interest at prime (8.25% at March 31,
  1996) payable semi-annually beginning July 1993,
  balance due January 22, 1998..........................     1,000      1,000
Capital lease obligation................................        33      --
                                                           -------    -------
Total(3)................................................    93,813     86,650
Less current maturities, including revolving loans of
$8,192..................................................        33     13,192
                                                           -------    -------
Long-term portion.......................................   $93,780    $73,458
                                                           -------    -------
                                                           -------    -------


------------

(1) On February 1, 1996, the Company refinanced the Wells Fargo and senior secured notes with BankAmerica Business Credit, Inc. The new credit facility consists of revolving loans, letters of credit and a term loan of up to $90,000 in the aggregate. The revolving loans are available for a two-year period, not exceeding $50,000 at any one time, based on eligible accounts receivable and inventory. The term loan is for $40,000 and is payable in twenty-three equal monthly installments with a final balloon payment at maturity. At March 31, 1996 the amounts outstanding under the revolving loans and term loan were $34,522 (interest at 7.56%) and $39,583 (interest at 7.81%), respectively, and letters of credit outstanding totaled $725 at March 31, 1996. Based on eligible receivables and inventory at March 31, 1996, the Company had $8,657 available under this credit facility. Revolving loans of $26,330 have been classified as long-term as management expects to maintain at least this level of borrowings during fiscal year 1997.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


10. NOTES PAYABLE--(CONTINUED)
    The agreement includes restrictive financial covenants related to capital expenditures, minimum earnings and fixed charge coverage, and borrowings are collateralized by substantially all of the Company's assets.

    As a result of this refinancing, the Company recognized an extraordinary loss on the early extinguishment of debt of $2,821 (net of related tax benefit of $2,123).


(2) Notes payable to Parent, due February 1, 2001, are subordinated and bear interest at prime plus 1/2%. Interest on these notes was approximately $495, $810 and $900 for the years ended March 31, 1994, 1995 and 1996, respectively. During 1994, other notes of $8,000 due the Parent were contributed to capital and recorded as additional paid-in capital.


(3) At March 31, 1996, the long-term portion of notes payable is due, $61,913 in 1998 and $11,545 in 2001.

11. EMPLOYEE BENEFIT PLANS


    The following table sets forth the funded status of the Company's pension plan and the amounts recognized in the Company's financial statements at March 31, 1995 and 1996:



                                                         1995         1996
                                                       ---------    ---------
Actuarial present value of benefit obligation:
  Vested............................................   $(174,218)   $(197,420)
  Nonvested.........................................     (16,561)     (16,972)
                                                       ---------    ---------
Total accumulated benefit obligation................   $(190,779)   $(214,392)
                                                       ---------    ---------
                                                       ---------    ---------

Projected benefit obligation........................   $(199,804)   $(221,305)
Plan assets at fair value...........................     175,085      195,214
                                                       ---------    ---------
Projected benefit obligation in excess of plan
assets..............................................     (24,719)     (26,091)
Unrecognized net loss...............................       5,903        1,206
Additional minimum liability........................     (11,613)     (10,610)
Unrecognized prior service cost.....................      14,536       16,153
Unrecognized net obligation from adoption...........         199          164
                                                       ---------    ---------
Accrued pension cost (including intangible pension
  asset of $11,613 in 1995 and $10,610 in 1996, see
Note 6).............................................   $ (15,694)   $ (19,178)
                                                       ---------    ---------
                                                       ---------    ---------
Components of net pension cost for the year:
  Service cost-benefits earned during the period....   $   3,823    $   3,363
  Interest costs on projected benefit obligation....      14,888       16,268
  Return on plan assets.............................     (12,160)     (35,297)
  Net amortization and deferral.....................      (2,426)      19,874
                                                       ---------    ---------
Net pension cost....................................   $   4,125    $   4,208
                                                       ---------    ---------
                                                       ---------    ---------


    Prior to March 31, 1994, eligible salaried and hourly employees participated in defined benefit pension plans sponsored by the Company or the Parent. The plans provided for payment of retirement benefits and certain disability and severance benefits. Effective March 31, 1994, a decision was made to merge the Company's defined benefit pension plan into the Parent's defined benefit pension plan. Accordingly, for 1994, the Company was allocated pension costs, for both salaried and hourly employees, by the Parent. Total pension costs allocated for 1994 were $3,905.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


11. EMPLOYEE BENEFIT PLANS--(CONTINUED)

    During 1995, the Parent reevaluated its continuing operations and decided that the plan merger described above would not be completed. On December 31, 1994, the Parent's defined benefit pension plan was reorganized into two continuing plans, one primarily for all employees of the Company and the other for the employees of the Parent and its other subsidiaries. Certain benefit obligations and accruals were allocated to the plans in accordance with the Internal Revenue Code and other regulations and other components of the projected benefit obligations were allocated on a historical basis as shown above.


    The Company's policy is to make plan contributions required by applicable ERISA regulations. Plan assets are primarily invested in equity and fixed income securities. The actuarial present value of the benefit obligation at March 31, 1995 and 1996 was determined using assumed discount rates of 8.5% and 7.75%, respectively, an expected long-term rate of return on plan assets of 10%, and an assumed increase in future compensation of 4.5% and 4.75%, respectively.



    In addition, the Company provides a savings plan for qualified salaried employees and matches a portion of employee contributions not to exceed 6% of gross wages. Expense for this plan was approximately $692, $411 and $93 in 1994, 1995 and 1996, respectively. The Company also provides a savings plan for certain hourly employees which provides for no matching Company contributions.


    In addition to pension benefits, the Company provides certain health care benefits and life insurance to eligible retired employees (and their eligible dependents) who are not covered by any collective bargaining agreements. The Company continues to fund benefit costs on a pay-as-you-go basis, with retirees paying a portion of the cost.


    The following table sets forth amounts recognized in the Company's 1994, 1995 and 1996 financial statements:


                                                             1995       1996
                                                            -------    -------
Accumulated postretirement benefit obligation:
  Retirees....................................              $18,352    $14,046
  Fully eligible active employees.............                5,702      5,939
  Other employees.............................                9,783      9,908
                                                            -------    -------
Total.........................................               33,837     29,893
Unrecognized net gain.........................                5,828      9,406
Unrecognized transition obligation............              (23,954)   (27,952)
                                                            -------    -------
Accrued postretirement benefit obligation at
March 31 (Note 9).............................              $15,711    $11,347
                                                            -------    -------
                                                            -------    -------

                                                  1994       1995       1996
                                                 -------    -------    -------
Service cost of benefits earned...............   $   891    $   945    $   792
Interest cost on accumulated postretirement
benefit obligation............................     2,955      2,574      2,335
Amortization--net.............................     1,447      1,215        959
                                                 -------    -------    -------
Net postretirement benefit cost for the
year..........................................   $ 5,293    $ 4,734    $ 4,086
                                                 -------    -------    -------
                                                 -------    -------    -------

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


11. EMPLOYEE BENEFIT PLANS--(CONTINUED)

    The assumed health care cost trend rate used in measuring the accumulated post-retirement benefit obligation was 12% and 10.25% for those retirees not eligible for Medicare (pre 65 years of age) and 9% and 7.25% for those eligible for Medicare in 1995 and 1996, respectively, gradually declining to 5.5% and 5.75% by the years 2001 and 2002, respectively, and remaining at that level thereafter. A one percentage-point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit liability by approximately 14% and 10% and net postretirement health care costs by approximately 14% and 8% at March 31, 1995 and 1996, respectively. The assumed discount rate and rate of compensation increases used in determining the accumulated postretirement benefit obligation were 5.25% and 7.75%, respectively, at March 31, 1995, and 5.25% and 8.25%, respectively, at March 31, 1996.



    In 1995, curtailment losses of $4,650 associated with these programs were included in restructuring costs. In 1996 a net curtailment gain of $5,570 associated with the Company's restructuring programs (see Note 3) was recognized and is included in restructuring gains for 1996.



    A Voluntary Employee Beneficiary Association ("VEBA") provides health and welfare benefits for certain employees. Payments made to the VEBA relating to future employee benefits are included in prepaid expenses. The Company's policy is to fund the VEBA based on actual expenses of the preceding year to the extent deductible under current Federal income tax laws. Expenses funded through the VEBA were approximately $18,298, $18,212 and $15,252 in 1994, 1995 and 1996,
respectively.


12. LEASES

    The Company leases manufacturing, warehouse and office facilities, vehicles and other bakery equipment under long-term operating leases. These leases generally contain renewal options for periods ranging from one to ten years and generally require the payment of other costs such as property taxes, maintenance and insurance.

    Future minimum payments under operating leases as of March 31, 1996 are as follows:

YEAR ENDING:
-----------------------------------------------------------------
1997.............................................................   $10,273
1998.............................................................     7,892
1999.............................................................     5,559
2000.............................................................     4,240
2001.............................................................     2,960
Thereafter.......................................................     5,051
                                                                    -------
Total minimum lease payments.....................................   $35,975
                                                                    -------
                                                                    -------


    Rent expense was approximately $11,490, $12,346 and $12,537 for the years ended March 31, 1994, 1995 and 1996, respectively.

                            SUNSHINE BISCUITS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)


13. SUPPLEMENTAL CASH FLOW INFORMATION


    Supplemental cash flow information for the years ended March 31, 1994, 1995 and 1996 is as follows:



                                                     1994      1995      1996
                                                    ------    ------    -------
Cash paid during the year for:
  Interest.......................................   $4,181    $7,432    $10,084
  Income taxes...................................      724       252         90


14. RELATED PARTY TRANSACTIONS


    Subsequent to March 31, 1995, one of the Parent's subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code, and another subsidiary's business was closed and in process of being liquidated. It is expected that the assets of both of these subsidiaries will be insufficient to satisfy all of the creditors' claims. For 1995 and 1996, $2,567 and $750, respectively of trade receivables due from these subsidiaries were written off as uncollectible. At March 31, 1996, amounts due from Parent and affiliates includes $513 of these receivables remaining unpaid.



    The Company is obligated as guarantor under certain lease agreements of these subsidiaries. In 1996 the Company subleased certain property subject to these leases and, accordingly, reduced the amounts recorded for these guarantees by approximately $600. At March 31, 1995, the Company recorded a liability of $1,734 related to its expected future obligations (including rental payments and carrying costs, etc.) associated with such leases.


15. DISCONTINUED OPERATIONS

    Effective October 1, 1993, the Company transferred its salty snack food operations to the Parent and has accounted for these businesses as discontinued operations. Accordingly, their operating results for 1994 have been segregated in the accompanying statement of operations as follows:

Sales............................................................   $42,721
Costs and expenses...............................................   (46,895)
Income tax benefit...............................................     1,564
                                                                    -------
Net loss.........................................................   $(2,610)
                                                                    -------
                                                                    -------


                                     ******

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----

Available Information..................    2
Disclosure Regarding Forward-Looking
Statements.............................    2
Summary................................    3
Risk Factors...........................   13
The Acquisitions.......................   17
Sponsors...............................   19
Use of Proceeds........................   21
The Exchange Offer.....................   21
Capitalization.........................   30
Selected Unaudited Pro Forma
Consolidated Financial Data............   31
Selected Historical Financial Data.....   39
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................   42
Business...............................   44
The Industry...........................   68
Management.............................   70
Principal Stockholders.................   76
Certain Related Transactions...........   77
Description of Senior Credit Facility
  and the UB Note......................   79
Description of Exchange Notes..........   82
Book-Entry; Delivery and Form..........  110
Certain United States Federal Income
Tax Consequences.......................  112
Exchange and Registration Rights
  Agreement............................  112
Plan of Distribution...................  115
Legal Matters..........................  115
Experts................................  115
Index to Financial Statements..........  F-1


                              -------------------


    UNTIL JANUARY 20, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS

                         [HOLLOW TREE LOGO WITH ERNIE]


                                    KEEBLER
                                  CORPORATION
                               OFFER TO EXCHANGE
                              $125,000,000 OF ITS
                          10 3/4% SENIOR SUBORDINATED
                                NOTES DUE 2006,
                                WHICH HAVE BEEN
                              REGISTERED UNDER THE
                              SECURITIES ACT, FOR
                              $125,000,000 OF ITS
                           OUTSTANDING 10 3/4% SENIOR
                          SUBORDINATED NOTES DUE 2006
                                OCTOBER  , 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

        a. permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

        b. permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

        c. mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by a. and b. above; and

        d. that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

    The Company's Certificate of Incorporation provides that:

        "Suits by Third Parties. The corporation shall indemnify any person who was or is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

        Derivative Suits. The corporation shall indemnify any person who was or is made a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Indemnification as of Right. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in defense of any claim issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

        Advance of Funds. Expenses incurred by any such person in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized herein.

        No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this [paragraph] shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment, modification or repeal of this [paragraph] shall apply to, or have any effect on, the liability or the alleged liability of any director of the corporation for, or with respect to, any acts or omissions of such director occurring prior to such amendment, modification or repeal."

    The directors and officers of the Company are insured against certain civil liabilities, including liabilities under federal securities laws, which might be incurred by them in such capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) See Index to Exhibits.

    (b) All schedules are omitted as the required information is presented in the registrants' consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS

    The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any, material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

    (6) To supply by means of a post-effective amendment all information concerning the Exchange Offer that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER CORPORATION

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                    Sam K. Reed
                                                 President, Chief Executive
                                                    Officer and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President, Chief Executive Officer     October 22, 1996
 .....................................    (principal executive officer) and
             Sam K. Reed                 Director

                  *                    Chief Financial Officer and Senior     October 22, 1996
 .....................................    Vice President, Finance (principal
          E. Nichol McCully              financial officer; principal
                                         accounting officer)

                  *                    Director                               October 22, 1996
 .....................................
           Raymond Debbane

                  *                    Director                               October 22, 1996
 .....................................
           Sacha Lainovic

                  *                    Director                               October 22, 1996
 .....................................
       Christopher J. Sobecki

                  *                    Director                               October 22, 1996
 .....................................
          Amos R. McMullian

                  *                    Director                               October 22, 1996
 .....................................
          Robert P. Crozer

                  *                    Director                               October 22, 1996
 .....................................
         C. Martin Wood III

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER COMPANY

                                          By:   /s/ SAM K.  REED
                                              ..................................
                                                     Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------  -------------------

                 *                    President (principal executive        October 22, 1996
 ....................................    officer) and Director
            Sam K. Reed

                 *                    Senior Vice President, Treasurer      October 22, 1996
 ....................................    (principal financial officer;
         E. Nichol McCully              principal accounting officer) and
                                        Director

*By      /s/ SAM K. REED
    ................................
            Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          SHAFFER, CLARKE & CO., INC.

                                          By:  /s/ SAM K. REED
                                              ..................................
                                                   Sam K. Reed
                                               President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------  -------------------

                 *                    President (principal executive        October 22, 1996
 ....................................    officer) and Director
            Sam K. Reed

                 *                    Vice President, Treasurer (principal  October 22, 1996
 ....................................    financial officer; principal
         E. Nichol McCully              accounting officer) and Director

*By      /s/ SAM K. REED
    ................................
            Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          JOHNSTON'S READY-CRUST COMPANY

                                          By:  /s/ SAM K. REED
                                              ..................................
                                                    Sam K. Reed
                                              President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------  -------------------

                 *                    President (principal executive        October 22, 1996
 ....................................    officer) and Director
            Sam K. Reed

                 *                    Vice President, Treasurer (principal  October 22, 1996
 ....................................    financial officer; principal
         E. Nichol McCully              accounting officer) and Director

*By      /s/ SAM K. REED
    ................................
            Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          EMERALD INDUSTRIES, INC.

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                   Sam K. Reed
                                              President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------  -------------------

                 *                    President (principal executive        October 22, 1996
 ....................................    officer) and Director
            Sam K. Reed

                 *                    Vice President, Treasurer (principal  October 22, 1996
 ....................................    financial officer; principal
         E. Nichol McCully              accounting officer) and Director

*By      /s/ SAM K. REED
    ................................
            Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          ATHENS PACKAGING, INC.

                                          By:  /s/ SAM K. REED
                                              ..................................
                                                  Sam K. Reed
                                              President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


             SIGNATURE                               TITLE                         DATE
------------------------------------  ------------------------------------  -------------------

                 *                    President (principal executive        October 22, 1996
 ....................................    officer) and Director
            Sam K. Reed

                 *                    Vice President, Treasurer (principal  October 22 1996
 ....................................    financial officer; principal
         E. Nichol McCully              accounting officer) and Director

*By      /s/ SAM K. REED
    ................................
            Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER LEASING CORP.

                                          By:  /s/ SAM K. REED
                                              ..................................
                                                   Sam K. Reed
                                             President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President, Chief Executive Officer     October 22, 1996
 .....................................    (principal executive officer) and
             Sam K. Reed                 Director

                  *                    Vice President, Treasurer, Secretary   October 22, 1996
 .....................................    (principal financial officer;
          E. Nichol McCully              principal accounting officer) and
                                         Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22 1996.


                                          BAKE-LINE PRODUCTS, INC.

                                          By:  /s/ DAVID M. SHANHOLTZ
                                              ..................................
                                                  David M. Shanholtz
                                                     President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer)
         David M. Shanholtz

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer, principal
          E. Nichol McCully              accounting officer) and Director

                  *                    Director                               October 22, 1996
 .....................................
             Sam K. Reed

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          SUNSHINE BISCUITS, INC.

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                     Sam K. Reed
                                              President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          STEAMBOAT CORPORATION

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                   Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          ILLINOIS BAKING CORPORATION

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                   Sam K. Reed
                                               President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER COOKIE AND CRACKER COMPANY

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                      Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          HOLLOW TREE COMPANY

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                      Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER COMPANY/PUERTO RICO, INC.

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                      Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER H.C., INC.

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                      Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Elmhurst, Illinois, on October 22, 1996.


                                          KEEBLER-GEORGIA, INC.

                                          By:   /s/ SAM K. REED
                                              ..................................
                                                      Sam K. Reed
                                                President and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  -------------------------------------  -----------------

                  *                    President (principal executive         October 22, 1996
 .....................................    officer) and Director
             Sam K. Reed

                  *                    Vice President, Treasurer (principal   October 22, 1996
 .....................................    financial officer; principal
          E. Nichol McCully              accounting officer) and Director

*By       /s/ SAM K. REED
    .................................
             Sam K. Reed
          Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT #                                DOCUMENT DESCRIPTION
---------   -------------------------------------------------------------------
[C]         [S]

     3.1 *  Articles of Incorporation of Keebler Corporation

     3.2 *  Bylaws of Keebler Corporation

     3.3 *  Articles of Incorporation of Keebler Company

     3.4 *  Bylaws of Keebler Company

     3.5 *  Articles of Incorporation of Shaffer, Clarke & Co., Inc.

     3.6 *  Bylaws of Shaffer, Clarke & Co., Inc.

     3.7 *  Articles of Incorporation of Johnston's Ready-Crust Company

     3.8 *  Bylaws of Johnston's Ready-Crust Company

     3.9 *  Articles of Incorporation of Emerald Industries, Inc.

     3.10*  Bylaws of Emerald Industries, Inc.

     3.11*  Articles of Incorporation of Athens Packaging, Inc.

     3.12*  Bylaws of Athens Packaging, Inc.

     3.13*  Articles of Incorporation of Keebler Leasing Corp.

     3.14*  Bylaws of Keebler Leasing Corp.

     3.15*  Articles of Incorporation of Bake-Line Products, Inc.

     3.16*  Bylaws of Bake-Line Products, Inc.

     3.17*  Articles of Incorporation of Sunshine Biscuits, Inc.

     3.18*  Bylaws of Sunshine Biscuits, Inc.

     3.19*  Articles of Incorporation of Steamboat Corporation

     3.20*  Bylaws of Steamboat Corporation

     3.21*  Articles of Incorporation of Illinois Baking Corporation

     3.22*  Bylaws of Illinois Baking Corporation

     3.23*  Articles of Incorporation of Keebler Cookie and Cracker Company

     3.24*  Bylaws of Keebler Cookie and Cracker Company

     3.25*  Articles of Incorporation of Hollow Tree Company

     3.26*  Bylaws of Hollow Tree Company

     3.27*  Articles of Incorporation of Keebler Company/Puerto Rico, Inc.

     3.28*  Bylaws of Keebler Company/Puerto Rico, Inc.

     3.29*  Articles of Incorporation of Keebler H.C., Inc.

     3.30*  Bylaws of Keebler H.C., Inc.

     3.31*  Articles of Incorporation of Keebler-Georgia, Inc.

     3.32*  Bylaws of Keebler-Georgia, Inc.

     4.1 * Indenture dated as of June 20, 1996 among Keebler Corporation, the guarantors named therein and The U.S. Trust Company of New York

     4.2 *  Form of 10 3/4% Senior Subordinated Note due 2006 (included in
            Exhibit 4.1)

     5   *  Opinion of Simpson Thacher & Bartlett

    10.1 * Stockholders' Agreement dated as of January 26, 1996 among INFLO Holdings Corporation, Artal Luxembourg S.A. and Flowers Industries, Inc.

EXHIBIT #                                DOCUMENT DESCRIPTION
---------   -------------------------------------------------------------------------------
    10.2 *  Stock Purchase Agreement dated November 5, 1995 between INFLO Holdings
            Corporation and UB Investments (Netherlands) B.V. regarding stock of Keebler
            Corporation (formerly UB Investments US Inc.)

    10.3 *  Amendment Agreement dated as of January 26, 1996 between INFLO Holdings
            Corporation and UB Investments (Netherlands) B.V. regarding stock of Keebler
            Corporation (formerly UB Investments US Inc.)

    10.4 *  Form of $32,500,000 Promissory Note made by INFLO Holdings Corporation in favor of UB Investments (Netherlands) B.V. (included in Exhibit 10.3)

    10.5 *  Distribution Agreement dated as of January 26, 1996 between United Biscuits
            (UK) Limited and Shaffer, Clarke & Co., Inc.

    10.6 *  Trademark License Agreement dated as of January 26, 1996 between United
            Biscuits (UK) Limited and Shaffer, Clarke & Co., Inc.

    10.7 *  $447,875,000 Amended and Restated Credit Agreement dated as of June 4, 1996, among Keebler Corporation (formerly Keebler Holding Corp.), as the Borrower,
            Various Financial Institutions, as the Lenders, Various Financial Institutions,
            as the Co-Agents for the Lenders and The Bank of Nova Scotia, as the
            Administrative Agent for the Lenders

    10.7(a)* Borrower Security Agreement dated as of January 26, 1996 made by Keebler
            Corporation in favor of The Bank of Nova Scotia

    10.7(b)* Subsidiary Security Agreement dated as of January 26, 1996 made by each of the
            Keebler Corporation subsidiaries listed as parties thereto in favor of The Bank of Nova Scotia

    10.7(c)* Supplement to Subsidiary Security Agreement dated June 4, 1996 made by Sunshine
            Biscuits, Inc. in favor of The Bank of Nova Scotia

    10.7(d)* Holdings Pledge Agreement dated as of January 26, 1996 made by INFLO Holdings
            Corporation in favor of The Bank of Nova Scotia

    10.7(e)* Borrower Pledge Agreement dated as of January 26, 1996 made by Keebler
            Corporation in favor of The Bank of Nova Scotia

    10.7(f)* Acknowledgement and Supplement to Borrower Pledge Agreement dated June 4, 1996 made by Keebler Corporation in favor of The Bank of Nova Scotia

    10.7(g)* Subsidiary Pledge Agreement dated as of January 26, 1996 made by each of the
            Keebler Corporation subsidiaries listed as parties thereto in favor of The Bank of Nova Scotia

    10.7(h)* Subsidiary Guaranty dated as of January 26, 1996 made by each of the Keebler
            Corporation subsidiaries listed as parties thereto in favor of The Bank of Nova
            Scotia

    10.7(i)* Supplement to Subsidiary Guaranty dated June 4, 1996 made by Sunshine Biscuits,
            Inc. in favor of The Bank of Nova Scotia

    10.7(j)* Holdings Guaranty dated as of January 26, 1996 made by INFLO Holdings
            Corporation in favor of The Bank of Nova Scotia

    10.7(k)* First Amendment to Holdings Guaranty dated June 4, 1996 made by INFLO Holdings
            Corporation in favor of The Bank of Nova Scotia

    10.7(l)* Form of Mortgage and Security Agreement between Keebler Corporation, Mortgagor, and The Bank of Nova Scotia, Mortgagee

    10.7(m)* Form of Mortgage and Security Agreement between Sunshine Biscuits, Inc.,
            Mortgagor, and The Bank of Nova Scotia, Mortgagee

    10.7(n)* Form of Revolving Note made by Keebler Corporation dated June 4, 1996

    10.7(o)* Form of $20,000,000 Swing Line Note dated June 4, 1996 made by Keebler
            Corporation to The Bank of Nova Scotia

    10.7(p)* Form of Term A Note dated June 4, 1996 made by Keebler Corporation

    10.7(q)* Form of Term B Note dated June 4, 1996 made by Keebler Corporation

EXHIBIT #                                DOCUMENT DESCRIPTION
---------   -------------------------------------------------------------------------------
    10.7(r)* Form of Term C Note dated June 4, 1996 made by Keebler Corporation

    10.7(s)* Form of Registered Note dated June 4, 1996 made by Keebler Corporation

    10.8 *  Form of Management Stockholder's Agreement between INFLO Holdings Corporation and Key Employees of INFLO Holdings Corporation and Subsidiaries

    10.9 *  Form of Non-Qualified Stock Option Agreement between INFLO Holdings Corporation and Key Employees of INFLO Holdings Corporation and Subsidiaries

    10.10*  Form of 1996 Stock Purchase and Option Plan for Key Employees of INFLO Holdings
            Corporation and Subsidiaries

    10.11*  Form of Sale Participation Agreement among Artal Luxembourg S.A, Flowers
            Industries, Inc. and Key Employees of INFLO Holdings Corporation and
            Subsidiaries

    10.12*  Stock Purchase Agreement dated June 4, 1996 among INFLO Holdings Corporation,
            Keebler Corporation and G.F. Industries, Inc. regarding stock of Sunshine
            Biscuits, Inc.

    10.13*  GFI Stockholder's Agreement dated June 4, 1996 among INFLO Holdings
            Corporation, G.F. Industries, Inc., Artal Luxembourg S.A. and Flowers
            Industries, Inc.

    10.14*  Warrant to Purchase Shares of Common Stock of INFLO Holdings Corporation, No.
            GFI-1

    12      Computation of Ratio of Earnings to Fixed Charges

    21   *  Subsidiaries of Keebler Corporation

    23.1 *  Consent of Simpson Thacher & Bartlett (included in Exhibit 5)

    23.2    Consent of Coopers & Lybrand L.L.P. (independent auditors)

    23.3    Consent of Deloitte & Touche LLP (independent auditors)

    24   *  Power of Attorney

    25   *  Statement of Eligibility on Form T-1 of The U.S. Trust Company of New York

    27      Financial Data Schedule

    99.1 *  Exchange and Registration Rights Agreement among Keebler Corporation, the guarantors named therein, Nomura Securities International, Inc. and Morgan
            Stanley and Co. Incorporated dated as of June 26, 1996

    99.2 *  Form of Letter of Transmittal

    99.3 *  Form of Notice of Guaranteed Delivery


------------

* Previously filed